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                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
        ---------------------------------------------------------------

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
        ---------------------------------------------------------------

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement

[X]  Definitive proxy statement

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

                            PERIPHONICS CORPORATION
                (Name of registrant as specified in its charter)

[ ]  No fee required.

[ ]  Fee computed below per Exchange Act Rule 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: Common Stock of Periphonics Corporation, par value $0.01 per share.

     (2)  Aggregate number of securities to which transaction applies:
          13,264,840 shares of Common Stock.

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $29.31 (the average of high and low trading prices of Periphonics Common Stock on Nasdaq on September 16, 1999).

          Fee: $77,758 = 13,264,840 x $29.31 x .01/50

[X]  Fee paid previously with preliminary materials: $77,758

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration no.:

     (3)  Filing Party:

     (4)  Date Filed:
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

                                  PERIPHONICS

                                                                 October 7, 1999

Dear Periphonics Stockholder,

     I cordially invite you to attend our annual meeting of stockholders on November 10, 1999 at 10:00 a.m. local time at the Wyndham Wind Watch Hotel, 1717 Motor Parkway, Hauppauge, New York 11788.

     At the meeting, you will be asked to vote on a proposal to adopt the merger agreement by which Periphonics Corporation will become a wholly-owned subsidiary of Nortel Networks Corporation. Once the merger has been completed, you will be entitled to receive in exchange for each share of Periphonics common stock that you own a fraction of a Nortel Networks common share having a value of $29.23, based on the average trading price of Nortel Networks common shares on the New York Stock Exchange for a specified period prior to the merger, except that you will not receive less than 0.62 or more than 0.76 Nortel Networks common shares for each share of your Periphonics common stock.

     PERIPHONICS' BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER AND THE MERGER AGREEMENT ARE IN THE BEST INTERESTS OF PERIPHONICS AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" THE MERGER PROPOSAL AT THE ANNUAL MEETING. I refer you to page 19 of this proxy statement/prospectus, which describes the factors considered by the Board in determining to recommend the merger.

     After carefully reading and considering these materials, please promptly return the enclosed proxy to vote your shares, even if you plan to attend the meeting in person. These materials contain detailed information on how to vote. REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR CAREFUL CONSIDERATION OF, AND VOTE ON, THE MATTER BEFORE OUR STOCKHOLDERS IS IMPORTANT.

     We appreciate your interest and participation as a stockholder of Periphonics.

                                          Very truly yours,
                                          /s/ Peter J. Cohen

                                          Peter J. Cohen,
                                          Chairman of the Board, President
                                          and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulator has approved the Nortel Networks common shares offered under this proxy statement/prospectus or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

No securities commission or similar regulatory authority in Canada has in any way passed upon the merits of the Nortel Networks common shares offered under this proxy statement/prospectus or the disclosure contained in this proxy statement/prospectus. Any representation to the contrary is an offense.

  This proxy statement/prospectus is dated October 7, 1999 and is first being mailed to stockholders on or about October 8, 1999.

                            PERIPHONICS CORPORATION

                             NOTICE OF 1999 ANNUAL
                         MEETING OF STOCKHOLDERS TO BE
                    HELD AT 10:00 A.M. ON NOVEMBER 10, 1999

Dear Stockholders:

     Please accept this invitation to attend the 1999 annual meeting of stockholders of Periphonics Corporation on November 10, 1999 at 10:00 a.m. at The Wyndham Wind Watch Hotel, 1717 Motor Parkway, Hauppauge, New York 11788. At the meeting you will be asked to consider and vote on the following matters described under the corresponding numbers in the attached proxy statement/prospectus:

     1. a proposal to approve and adopt the Agreement and Plan of Merger by and among Nortel Networks Corporation, North Subsidiary, Inc. (a wholly-owned subsidiary of Nortel Networks Corporation), and Periphonics Corporation dated as of August 24, 1999, and to approve the merger and other transactions described in the merger agreement and as described in this proxy statement/prospectus;

     2. election of two Class II directors to hold office until the merger is completed or, if the merger is not completed, until the 2002 annual meeting of stockholders and until their respective successors have been elected and qualified;

     3. ratification of the selection of Deloitte & Touche LLP as Periphonics' independent auditors until the merger is completed or, if the merger is not completed, for the fiscal year ending May 31, 2000; and

     4.    such other matters as may properly come before the meeting.

     The Board has fixed October 1, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting, and only holders of Periphonics common stock of record at the close of business on that day will be entitled to vote. Periphonics will not close its stock transfer books and your ability to transfer your shares will not be affected.

     A complete list of stockholders entitled to vote at the meeting will be available at the offices of Periphonics during ordinary business hours from October 12, 1999 until the meeting for examination by any stockholder for any purpose germane to the meeting. This list will also be available at the meeting.

     Whether or not you expect to be present at the meeting, please fill in, date, sign and return the enclosed proxy, which is solicited by the management of Periphonics. The shares represented by the proxy will be voted according to your specified response. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

                                          By Order of the Board

                                          /s/ Kevin J. O'Brien
                                          Kevin J. O'Brien,
                                          Secretary
Date: October 7, 1999

                               TABLE OF CONTENTS

                                           PAGE
                                           ----
QUESTIONS AND ANSWERS ABOUT THE
  MERGER...............................       1
WHO CAN HELP ANSWER YOUR QUESTIONS.....       1
SUMMARY................................       2
The Companies..........................       2
The Merger.............................       2
  What Periphonics Stockholders Will
     Receive in the Merger.............       2
  Recommendation to Stockholders.......       3
  Opinion of Financial Advisor to
     Periphonics.......................       3
  Agreement of Certain Directors and
     Executive Officers................       3
  Material Federal Income Tax
     Consequences......................       3
  No Appraisal Rights..................       3
  Treatment of Periphonics Stock
     Options...........................       3
  Markets and Market Prices............       3
  Interests of Periphonics' Directors
     and Executive Officers in the
     Merger............................       4
  Conditions to the Merger.............       4
  Termination of the Merger
     Agreement.........................       4
  Termination Fees.....................       5
  Stock Option Agreement...............       5
SELECTED HISTORICAL
  FINANCIAL DATA.......................       6
Nortel Networks........................       6
Periphonics............................       8
RECENT DEVELOPMENTS....................       9
COMPARATIVE HISTORICAL UNAUDITED PER
  SHARE DATA...........................      10
RISK FACTORS...........................      11
Because the market value of Nortel
  Networks common shares at the time of
  the merger may be either higher or
  lower than the average trading price
  used to determine the number of
  Nortel Networks common shares you
  will receive in the merger, you
  cannot be certain of the market value
  of the Nortel Networks common shares
  you will receive.....................      11
Directors and executive officers of
  Periphonics may have conflicts of
  interest that influence their
  decision to approve the merger.......      11
The termination fee and the stock
  option agreement may discourage other
  companies from trying to acquire
  Periphonics..........................      12

                                           PAGE
                                           ----
Forward-looking statements may prove
  inaccurate...........................      12
PERIPHONICS' ANNUAL MEETING............      14
Where and When Periphonics' Annual
  Meeting Will be Held.................      14
How to Participate in Periphonics'
  Annual Meeting.......................      14
What You Will Vote On..................      14
Only Periphonics Stockholders of Record
  as of October 1, 1999 Are Entitled to
  Vote.................................      14
Majority of Outstanding Shares Must be
  Represented For a Vote to be Taken...      15
Vote Required..........................      15
Voting Your Shares and Changing Your
  Vote.................................      15
How Proxies Are Counted................      15
Confidential Voting....................      16
Cost of Solicitation...................      16
1. THE MERGER PROPOSAL.................      17
THE MERGER.............................      17
Background of the Merger...............      17
Recommendation of Periphonics' Board;
  Reasons of Periphonics for the
  Merger...............................      19
Opinion of Financial Advisor to
  Periphonics..........................      20
Interests of Certain Persons in the
  Merger...............................      25
Accounting Treatment...................      27
Regulatory Approvals...................      28
Resale of Nortel Networks Common
  Shares...............................      28
No Appraisal Rights....................      30
U.S. Federal Income Tax Consequences of
  the Merger...........................      30
U.S. and Canadian Tax Considerations
  Relating to Holding Nortel Networks
  Common Shares........................      31
Stock Exchange Listings of Nortel
  Networks Common Shares...............      34
THE MERGER AGREEMENT...................      35
The Merger.............................      35
Effective Time of the Merger...........      35
Conversion of Periphonics Common
  Stock................................      35
No Fractional Nortel Networks Common
  Shares...............................      35
Exchange of Periphonics Common Stock
  for Nortel Networks Common Shares....      36
Treatment of Periphonics Stock
  Options..............................      36
Employee Benefits......................      37

                                           PAGE
                                           ----
Representations and Warranties.........      37
Conduct of Business of Periphonics.....      38
Conduct of Business of Nortel
  Networks.............................      39
Covenants of Periphonics...............      39
Covenants of Nortel Networks...........      39
Covenants of Nortel Networks,
  Periphonics and the Merger
  Subsidiary...........................      39
Acquisition Proposals..................      40
Conditions to the Merger...............      41
Indemnification........................      42
Waiver and Amendment...................      42
Termination of the Merger Agreement....      42
Termination Fees and Expenses..........      43
OTHER AGREEMENTS.......................      46
Stock Option Agreement.................      46
Stockholders Agreement.................      49
MARKET PRICES AND DIVIDENDS............      50
Nortel Networks........................      50
Periphonics............................      51
BUSINESS OF NORTEL NETWORKS............      51
DESCRIPTION OF NORTEL NETWORKS SHARE
  CAPITAL..............................      52
General................................      52
Common Shares..........................      52
Preferred Shares.......................      53
COMPARATIVE RIGHTS OF HOLDERS OF
  PERIPHONICS CORPORATION COMMON STOCK
  AND NORTEL NETWORKS COMMON SHARES....      53
Vote on Extraordinary Corporate
  Transactions.........................      54
Dividends and Distributions............      54
Amendments to Charter..................      54
Amendment to By-laws...................      55
Interested Shareholder Transactions....      55
Dissent and Appraisal Rights...........      56
Directors' Qualifications..............      57
Election of Directors..................      57
Removal of Directors...................      57
Vacancy on Boards......................      58
Directors' and Officers'
  Indemnification......................      58
Directors' Exculpation.................      59

                                           PAGE
                                           ----
Special Meeting of Shareholders........      59
Quorum Requirements....................      59
Rights Agreement.......................      59
Inspection of Books and Records........      59
2. ELECTION OF CLASS II DIRECTORS......      60
Effects of the Merger on Periphonics'
  Board................................      60
Information Regarding Directors........      60
Information Regarding Executive
  Officers.............................      61
Directors' Compensation................      62
Executive Compensation.................      62
Options................................      63
Employment Agreements..................      64
Compensation Committee Interlocks and
  Insider Participation................      65
Compensation Committee Report on
  Executive Compensation...............      65
Stock Performance Graph................      66
Security Ownership of Certain
  Beneficial Owners and Management.....      67
Compliance with Section 16(a) of the
  Exchange Act.........................      68
3. SELECTION OF AUDITORS...............      69
4. OTHER MATTERS.......................      69
Stockholders' Proposals................      69
LEGAL OPINIONS.........................      70
EXPERTS................................      70
SERVICE OF PROCESS AND ENFORCEMENT OF
  LIABILITIES..........................      70
WHERE YOU CAN FIND MORE INFORMATION....      70
ANNEX A Agreement and Plan of Merger by
  and among Nortel Networks
  Corporation, North Subsidiary, Inc.
  and Periphonics Corporation, dated as
  of August 24, 1999...................     A-1
ANNEX B Stock Option Agreement, dated
  as of August 24, 1999, between Nortel
  Networks Corporation and Periphonics
  Corporation..........................     B-1
ANNEX C Stockholders Agreement, dated
  as of August 24, 1999................     C-1
ANNEX D Opinion of William Blair &
  Company, L.L.C.......................     D-1

                             QUESTIONS AND ANSWERS
                                ABOUT THE MERGER

Q:  What do I need to do now?
A: Just vote your shares as described in this document and the proxy card included with it, so that your shares may be represented at the Periphonics annual meeting. If you do not vote your shares in connection with the merger proposal, your failure to vote will have the same effect as voting against the merger proposal.

Q:  Should I send in my stock certificates now?
A: No. You will receive instructions for exchanging your stock certificates after the merger is completed.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?
A: No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker. Your failure to instruct your broker on how to vote your shares will have the same effect as voting against the merger proposal.

Q: Can I change my vote after I have mailed my proxy card or provided instructions to my broker?
A: Yes. You can change your vote at any time before your proxy is voted at the annual meeting. This document contains instructions on how to change your vote. If you have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:  Do I need to attend the Periphonics annual meeting in person?
A: No. It is not necessary for you to attend the annual meeting to vote your shares, although you are welcome to attend.

Q:  When will the merger be completed?
A: Nortel Networks and Periphonics are working towards completing the merger as soon as possible, and expect to complete it shortly after the Periphonics annual meeting in November 1999, if stockholders approve the merger proposal. However, it is possible that delays in obtaining regulatory approvals could require that the merger be completed at a later time.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

     If you have more questions about the merger after reading this proxy statement/prospectus, you should contact:
                            Periphonics Corporation
                         4000 Veterans Memorial Highway
                               Bohemia, NY 11716
                            Attn: Investor Relations
                           Telephone: (516) 468-9444
                            E-mail: invest@peri.com

                                    SUMMARY

    This summary highlights key aspects of the merger which are described in greater detail elsewhere in this document. It does not contain all of the information that may be important to you. To better understand the merger, and for a more complete description of the legal terms of the merger, you should read this entire document carefully, including the Annexes, and the additional documents to which we refer you. You can learn how to obtain these additional documents in "Where You Can Find More Information" on page 70.

THE COMPANIES

    NORTEL NETWORKS CORPORATION
    8200 Dixie Road, Suite 100
    Brampton, Ontario
    Canada L6T 5P6
    Telephone: (905) 863-0000

     Nortel Networks is a leading global supplier of data and telephony network solutions and services with operations in Canada, the United States, Europe, the Caribbean and Latin America region and the Asia Pacific region. These customers include public and private enterprises and institutions; Internet service providers; local, long-distance, personal communications services and cellular mobile communications companies; cable television companies; and utilities. Nortel Networks had revenues of $17.6 billion in 1998 and has approximately 72,000 employees.

     North Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Nortel Networks, had conducted no business prior to entering into the merger agreement. We refer to North Subsidiary, Inc. in this document as the "merger subsidiary."

    PERIPHONICS CORPORATION
    4000 Veterans Memorial Highway
    Bohemia, NY 11716
    Telephone: (516) 468-9000

     Periphonics is a leading supplier of mid-to-large scale telecommunications call processing systems with operations in the United States, the United Kingdom, Canada, Germany, Hong Kong, Korea, Mexico and Singapore. Its major customers include telecommunications companies, financial services companies, transportation companies and government agencies. It has installed its systems for customers in more than 50 countries. Periphonics had revenues of $142.3 million in its fiscal year ended May 31, 1999 and has approximately 900 employees.

THE MERGER

     The merger agreement, which is the legal document that governs the merger, is attached as Annex A. We encourage you to read the merger agreement carefully.

WHAT PERIPHONICS STOCKHOLDERS WILL RECEIVE IN THE MERGER (SEE PAGE 35)

     If the "average trading price" of Nortel Networks common shares is between $38.46 and $47.15, for each share of your Periphonics common stock you will receive a number of Nortel Networks common shares having a value of $29.23 based on the average trading price. The "average trading price" is the average of the last sales prices for a Nortel Networks common share on the New York Stock Exchange Composite Tape for the ten consecutive trading days ending two trading days before the merger. Within this range of average trading prices, the actual number of Nortel Networks common shares you receive will vary because a formula contained in the merger agreement adjusts the number of shares you receive to maintain their value at $29.23. We refer to the number of Nortel Networks common shares you will receive in the merger for each share of Periphonics common stock in this document as the "exchange ratio."

     If the average trading price of Nortel Networks common shares is below $38.46, you will receive 0.76 Nortel Networks common shares for each share of your Periphonics common stock. In that case, the value of the Nortel Networks common shares you receive in the merger will be less than $29.23 for each share of your Periphonics common stock, based on the average trading price.

     If the average trading price of Nortel Networks common shares is above $47.15, you will receive 0.62 Nortel Networks common shares for each share of your Periphonics common stock. In that case, the value of the Nortel Networks common shares you receive in the merger will be more than $29.23 for each share of your Periphonics common stock, based on the average trading price.

This information is summarized in the table below:

                                                                                VALUE OF NORTEL NETWORKS
                                 NUMBER OF NORTEL NETWORKS COMMON SHARES YOU    COMMON SHARES YOU RECEIVE FOR
AVERAGE TRADING PRICE OF NORTEL  RECEIVE FOR EACH SHARE OF PERIPHONICS COMMON   EACH SHARE OF PERIPHONICS
NETWORKS COMMON SHARES           STOCK ("EXCHANGE RATIO")                       COMMON STOCK
-------------------------------  --------------------------------------------   -----------------------------
less than $38.46                 0.76                                           less than $29.23
between $38.46 and $47.15        $29.23 divided by the average trading price    $29.23
more than $47.15                 0.62                                           more than $29.23

     Nortel Networks will not issue fractional shares in the merger. As a result, the total number of Nortel Networks common shares that you receive in the merger will be rounded down to the nearest whole number. You will receive a cash payment, based on the average trading price, for the value of the remaining fraction of a Nortel Networks common share that you would otherwise receive.

RECOMMENDATION TO STOCKHOLDERS (SEE PAGE 19)

     Periphonics' Board has unanimously approved the merger agreement and recommends that you vote "FOR" the merger proposal.

OPINION OF FINANCIAL ADVISOR TO PERIPHONICS (SEE PAGE 20)

     On August 23, 1999, Periphonics' Board received an oral opinion (later confirmed in writing) from its financial advisor, William Blair & Company, L.L.C., that, as of August 23, 1999, the exchange ratio in the merger agreement was fair to Periphonics stockholders from a financial point of view. The full text of the opinion is attached as Annex D. We urge you to read the entire opinion carefully for the assumptions made, procedures followed, matters considered and limits of the scope of William Blair's review in rendering its opinion. William Blair's opinion was addressed to Periphonics' Board for the purpose of the Board's evaluation of the merger and does not constitute a recommendation to any Periphonics stockholder as to how to vote with respect to the merger proposal.

AGREEMENT OF CERTAIN DIRECTORS AND EXECUTIVE OFFICERS (SEE PAGE 49)

     A number of directors and executive officers of Periphonics have entered into a stockholders agreement with Nortel Networks. These directors and officers, with their affiliates, own and are entitled to vote approximately 13.4% of the outstanding shares of Periphonics common stock. In the stockholders agreement they have agreed to vote all of their Periphonics shares in favor of the merger agreement and against any competing transaction. The stockholders agreement is attached as Annex C.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 30)

     The receipt of Nortel Networks common shares in the merger generally will be tax free to Periphonics stockholders for United States income tax purposes, except for tax on cash received for fractional shares. Tax matters are very complicated, and the tax consequences of the merger to you will depend on the facts of your particular situation. We urge you to consult your tax advisor for a full understanding of the tax consequences of the merger to you.

NO APPRAISAL RIGHTS

     You will have no appraisal rights in connection with the merger.

TREATMENT OF PERIPHONICS STOCK OPTIONS (SEE PAGE 36)

     Nortel Networks will assume all Periphonics stock options outstanding at the time of the merger. After the merger, Nortel Networks will treat these stock options as options to acquire a number of Nortel Networks common shares equal to what the holder would have received in the merger if the options had been exercised immediately before the merger. The exercise prices of the options will be adjusted accordingly.

MARKETS AND MARKET PRICES (SEE PAGE 50)

     Nortel Networks common shares are traded under the symbol "NT" on the New York, Toronto and Montreal stock exchanges. Periphonics common stock is traded on The Nasdaq Stock Market under the symbol "PERI." On August 23, 1999, the last trading day before the public announcement of the proposed merger, the last sale price per Nortel Networks common share on the New York Stock Exchange was $43.63 and the closing price per share of Periphonics common stock was $25.25. On October 4, 1999, the most recent date for which prices were practicably available before the printing of this document, the last sale price per Nortel Networks common share was $53.69 and the closing price per share of Periphonics common stock was $32.75. You will find additional historical share price information for both Nortel Networks and Periphonics on page 50.

INTERESTS OF PERIPHONICS' DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER (SEE PAGE 25)

     You should be aware of potential conflicts of interest of, and the benefits available to, directors and executive officers of Periphonics when considering Periphonics' Board's recommendation that you vote in favor of the merger proposal. The directors and executive officers of Periphonics have interests in the merger that are in addition to, or different from, their interests as Periphonics stockholders. These differing interests relate to, among other things:

 -- existing agreements between Periphonics and some of its directors and executive officers which have afforded them significant cash payments and other benefits, including the vesting of a significant number of options, as a result of the execution of the merger agreement;

 -- new agreements between Periphonics or Nortel Networks and some Periphonics directors and executive officers entered into in connection with the merger agreement which afford them significant benefits; and

 -- directors' and officers' insurance coverage and indemnification rights provided for in the merger agreement.

CONDITIONS TO THE MERGER (SEE PAGE 41)

     Nortel Networks and Periphonics will not complete the merger unless a number of conditions are satisfied or waived, including:

 --    approval of the merger agreement by Periphonics stockholders;
 --    receipt of regulatory approvals and the absence of legal restraints;

 -- continued accuracy of the representations and warranties of the other party;

 -- performance of the agreements and covenants to be performed by the other party;

 -- the absence of events which have had or would reasonably be expected to have a material adverse effect on the other party;

 -- issuance of opinions by attorneys for Nortel Networks and Periphonics as to the tax-free nature of the merger, except with respect to cash payments for fractional shares; and

 -- receipt of approval for listing the Nortel Networks common shares to be issued in the merger on the New York, Toronto and Montreal stock exchanges.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 42)

     Nortel Networks and Periphonics can jointly agree to terminate the merger agreement at any time before completing the merger. In addition, either company can terminate the merger agreement if:

 -- the merger has not been completed by March 31, 2000, if all governmental approvals required for the completion of the merger have then been obtained;

 --    the merger has not been completed by June 30, 2000;

 --    Periphonics' stockholders fail to approve the merger agreement;

 -- any governmental approval required for the completion of the merger is finally denied;

 -- the other party breaches any of its representations and warranties and those breaches

     (1) would reasonably be expected to have a material adverse effect and (2) are not or cannot be cured within 10 days after notice is given; or

-- the other party materially breaches any of its agreements and those breaches are not or cannot be cured within 10 days after notice is given.

     Nortel Networks can also terminate the merger agreement if:

-- any governmental agency imposes final conditions for completing the merger that would reasonably be expected to have a material adverse effect on Nortel Networks or on the surviving corporation in the merger or require Nortel Networks to dispose of any assets; or

-- Periphonics' Board withdraws its recommendation of the merger to Periphonics stockholders.

     Periphonics can also terminate the merger agreement if:

-- any governmental agency imposes final conditions for completing the merger that would reasonably be expected to have a material adverse effect on Nortel Networks or would require Nortel Networks to dispose of any assets, except that Periphonics cannot terminate the merger agreement under these circumstances if Nortel Networks waives its analogous right to do so; or

-- Periphonics' Board, at any time prior to the Periphonics annual meeting, elects to terminate the merger agreement in order to approve or recommend a merger or similar transaction that is a "superior proposal."

     A "superior proposal" is any bona fide acquisition proposal made by a third party that was not solicited or encouraged in violation of the merger agreement and which Periphonics' Board determines in its good faith judgment, based on the written opinion of a financial advisor of nationally recognized reputation, to be materially more favorable to Periphonics' stockholders than the transactions contemplated by the merger agreement.

TERMINATION FEES (SEE PAGE 43)

     Periphonics could be required to pay Nortel Networks a termination fee of up to $15,000,000 if the merger agreement is terminated under specified circumstances.

     Nortel Networks could be required to pay Periphonics a termination fee of $4,000,000 if Periphonics terminates the merger agreement following a willful breach by Nortel Networks of its representations, warranties or agreements.

STOCK OPTION AGREEMENT (SEE PAGE 46)

     Periphonics has granted Nortel Networks an option to purchase a number of shares of Periphonics common stock equal to 19.9% of those outstanding at a price of $29.23 per share, exercisable under specified circumstances. Nortel Networks' potential profit on the option is capped at $16,500,000. The option is no longer exercisable after completion of the merger or if Nortel Networks receives $15,000,000 in respect of the termination fee, and the termination fee is no longer payable after any exercise of the option.

                       SELECTED HISTORICAL FINANCIAL DATA

NORTEL NETWORKS

     The following selected consolidated financial data as at and for the six months ended June 30, 1999 and 1998 has been derived from Nortel Networks' unaudited interim financial statements and contain all normal, recurring entries necessary for fair presentation, but are not indicative of the results for the entire year. The selected consolidated financial data as at and for each of the five fiscal years in the period ended December 31, 1998 has been derived from the consolidated financial statements of Nortel Networks. The report of Deloitte & Touche LLP, as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, is included in Nortel Networks' Annual Report on Form 10-K for the year ended December 31, 1998, incorporated in this proxy statement/prospectus by reference. You should read the selected consolidated financial data in conjunction with the financial statements and the notes to the financial statements for Nortel Networks included in its Annual Report on Form 10-K for the year ended December 31, 1998 and its Quarterly Report on Form 10-Q for the period ended June 30, 1999. See "Where You Can Find More Information" on page 70 to learn how you can obtain these reports. We have adjusted per share amounts to reflect Nortel Networks' two-for-one stock split on January 7, 1998 and the stock dividend of one common share on each issued and outstanding Nortel Networks common share as of August 17, 1999.

                                                                                                    AS AT AND FOR THE
                                                                                                        SIX MONTHS
                                                 AS AT AND FOR THE YEAR ENDED DECEMBER 31,            ENDED JUNE 30,
                                            ---------------------------------------------------     ------------------
                                             1994       1995       1996       1997       1998        1998       1999
                                            -------    -------    -------    -------    -------     -------    -------
                                                                                                       (UNAUDITED)
                                                  (MILLIONS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE FIGURES
                                                                        AND EMPLOYEE DATA)
EARNINGS AND RELATED DATA
Revenues.................................   $ 8,874    $10,672    $12,847    $15,449    $17,575     $ 7,666    $ 9,831
Research and development expense.........     1,156      1,579      1,813      2,147      2,453       1,185      1,367
Amortization of plant and equipment......       390        430        439        439        471         213        300
Income tax provision.....................       161        233        321        438        601         202        296
Net earnings (loss)
  Canadian GAAP..........................       408        473        623        829       (537)        (24)      (601)
  U.S. GAAP..............................       362        399        564        712     (1,250)       (228)      (469)
Net earnings (loss) applicable to common
  shares
  Canadian GAAP..........................       404        469        619        812       (569)        (39)      (615)
  U.S. GAAP..............................       358        395        560        695     (1,282)       (243)      (483)
Earnings (loss) per revenue dollar, in
  cents(9)
  Canadian GAAP..........................         5          4          5          5         (3)         (1)        (6)
  U.S. GAAP..............................         4          4          4          4         (7)         (3)        (5)
Earnings (loss) per common share, in
  dollars
  Canadian GAAP..........................      0.40       0.46       0.60       0.78      (0.50)      (0.04)     (0.46)
  U.S. GAAP..............................      0.36       0.39       0.54       0.67      (1.12)      (0.23)     (0.36)
  U.S. GAAP, fully diluted...............      0.36       0.39       0.54       0.65      (1.12)      (0.23)     (0.36)
Dividends per common share, in dollars...      0.09      0.105      0.125      0.145       0.15       0.075      0.075
FINANCIAL POSITION
Working capital..........................     2,160      2,051(6)   3,099      3,664      4,424       3,379(6)   4,408
Plant and equipment (at cost)............     3,910      4,533      4,680      4,706      5,249       4,772      5,260
Accumulated amortization.................     2,205      2,610      2,645      2,666      2,986       2,703      3,002
Total assets
  Canadian GAAP..........................     8,797      9,480     10,903     12,554     19,732      12,452(6)  19,677
  U.S. GAAP..............................     9,218(6)   9,301(6)  10,820(6)  12,398(6)  21,813(6)   12,132     21,972
Long-term debt...........................     1,495      1,221      1,663      1,565      1,648       1,561      1,513
Redeemable preferred shares..............        73         73        367        609        609         609        609
Common shareholders' equity
  Canadian GAAP..........................     3,355      3,798      4,509      4,801     10,956       5,013(6)  10,823
  U.S. GAAP..............................     3,283      3,652      4,304      4,517     12,180       4,498     12,264
CAPITAL EXPENDITURES(9)..................       389        577        601        575        642         282        351
EMPLOYEES AT END OF PERIOD(9)............    57,054     59,904(8)  62,284(7)  68,341(7)  71,296(7)   68,715(7)  72,461(7)

                                                                                                    AS AT AND FOR THE
                                                                                                        SIX MONTHS
                                                 AS AT AND FOR THE YEAR ENDED DECEMBER 31,            ENDED JUNE 30,
                                            ---------------------------------------------------     ------------------
                                             1994       1995       1996       1997       1998        1998       1999
                                            -------    -------    -------    -------    -------     -------    -------
                                                                                                       (UNAUDITED)
                                            (MILLIONS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE FIGURES AND EMPLOYEE
                                                                              DATA)
OTHER DATA
Supplementary measure of net earnings
  applicable to common shares(10)
  Canadian GAAP..........................     303(5)       469        619      804(4)   1,065(3)      352(2)     590(1)
  U.S. GAAP..............................     257(5)       395        560      687(4)     980(3)      308(2)     474(1)
Supplementary measure of net earnings per
  common share(10)
  Canadian GAAP..........................    0.30(5)      0.46       0.60     0.77(4)    0.93(3)     0.33(2)    0.44(1)
  U.S. GAAP..............................    0.26(5)      0.39       0.54     0.66(4)    0.86(3)     0.29(2)    0.35(1)
  U.S. GAAP, fully diluted...............    0.26(5)      0.39       0.53     0.64(4)    0.83(3)     0.29(2)    0.34(1)

---------------

(1) Excludes (a) the impact of acquisition related costs (the amortization of intangible assets from the acquisition of Bay Networks, Inc., and all subsequent acquisitions, and the amortization of any purchased in-process research and development ("R&D") from prior acquisitions) ($1,201 under Canadian GAAP; $953 under U.S. GAAP), and (b) one-time gains and charges of $4, net of tax.

(2) Excludes (a) the impact of the amortization of Broadband Networks Inc. and Aptis Communications, Inc. in-process R&D ($392 under Canadian GAAP; $552 under U.S. GAAP) and (b) one-time gains and charges of ($1), net of tax.

(3) Excludes (a) the impact of acquisition related costs ($1,630 under Canadian GAAP; $2,258 under U.S. GAAP), (b) one-time gains of $441 on the sales of shares of Lagaradere SCA, Netspeed Inc. and Matra Ericsson Telecommunications, the disposition of the Advanced Power System business and the Creedmoor, North Carolina manufacturing facility, and gains related to Entrust Technologies Inc., net of a loss on the sale of the Research and Development Centre of the GSM terminals business, and (c) one-time charges of $447 related primarily to a charge taken by Nortel Networks plc to downsize a portion of its Fixed Wireless Access manufacturing operation and a write-down of certain assets and investments, and (d) net tax impact on one-time gains and charges of ($2).

(4) Excludes a one-time gain of $102 on the sale of its TTS Meridian Systems Inc. and Nortel Communications Systems Inc. distribution businesses, one-time charges of $95 related to the write-down of certain investments and for the rationalization and/or relation of certain manufacturing facilities, and a net tax impact of ($1).

(5) Excludes one-time gains of $101 on the sale of its optical fiber and fiber cable manufacturing facility and on the sale of its connection, protection and optical fiber management systems businesses.

(6) Comparative amounts have been restated to conform with current period's presentation.

(7) In addition, Nortel Networks' proportionate share of the employees of all joint ventures was 3,756 in June 1999, 3,565 in June 1998, 3,756 in December 1998, 4,555 in December 1997 and 5,300 in December 1996.

(8) In addition, Nortel Networks' proportionate share of the employees of the Matra Nortel Communications S.A.S. joint venture was 3,811.

(9)  Unaudited.

(10) Supplementary measure of net earnings represents after tax earnings excluding the impact of Acquisition Related Costs, and one-time gains and charges. Supplementary measure of net earnings should not be considered as an alternative to net earnings (loss) from operations, net earnings (loss), or cash flows from operating activities (all as determined in accordance with generally accepted accounting principles). Supplementary measure of net earnings is presented as an indicator to assess Nortel Networks' financial performance.

PERIPHONICS

     The following selected consolidated financial data as at and for each of the five fiscal years in the period ended May 31, 1999 has been derived from the audited consolidated financial statements of Periphonics. The report of Deloitte & Touche LLP, independent auditors, as at May 31, 1998 and 1999 and for each of the three years in the period ended May 31, 1999 is included in Periphonics' Annual Report on Form 10-K for the year ended May 31, 1999, which is incorporated in this proxy statement/prospectus by reference. You should read the selected consolidated financial data in conjunction with the consolidated financial statements and the notes to the consolidated financial statements for Periphonics included in its Annual Report on Form 10-K for the year ended May 31, 1999. See "Where You Can Find More Information" on page 70 to learn how to obtain this report.

                                              AS AT AND FOR THE FISCAL YEAR ENDED MAY 31,
                                          ----------------------------------------------------
                                          1995(1)      1996       1997       1998       1999
                                          --------   --------   --------   --------   --------
                                            (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
EARNINGS AND RELATED DATA
System revenues........................   $ 51,747   $ 71,800   $ 86,144   $ 87,618   $107,364
Maintenance revenues...................     13,030     17,003     25,100     29,681     34,893
                                          --------   --------   --------   --------   --------
  Total revenues.......................     64,777     88,803    111,244    117,299    142,257
                                          --------   --------   --------   --------   --------
Cost of system revenues................     23,686     32,798     38,858     43,437     51,646
Cost of maintenance revenues...........      8,387     10,956     14,924     16,988     18,212
                                          --------   --------   --------   --------   --------
  Total cost of revenues...............     32,073     43,754     53,782     60,425     69,858
                                          --------   --------   --------   --------   --------
Gross profit...........................     32,704     45,049     57,462     56,874     72,399
                                          --------   --------   --------   --------   --------
Selling, general and administrative....     18,749     22,587     27,737     36,111     41,650
Research and development...............      5,831      7,933     10,698     15,068     18,303
Non-recurring, noncash compensation
  charge(1)............................      1,250         --         --         --         --
                                          --------   --------   --------   --------   --------
  Total operating expenses.............     25,830     30,520     38,435     51,179     59,953
                                          --------   --------   --------   --------   --------
Earnings from operations...............      6,874     14,529     19,027      5,695     12,446
                                          --------   --------   --------   --------   --------
Interest expense.......................       (992)        --         --         --         --
Interest and other income..............        170        885      1,242      1,272      1,182
Foreign exchange gain (loss)...........         88       (345)       (49)      (547)      (332)
                                          --------   --------   --------   --------   --------
  Total other expenses.................       (734)       540      1,193        725        850
                                          --------   --------   --------   --------   --------
Earnings before provision for income
  taxes................................      6,140     15,069     20,220      6,420     13,296
Provision for income taxes.............      2,956      5,854      7,583      1,990      4,388
                                          --------   --------   --------   --------   --------
  Net earnings.........................   $  3,184   $  9,215   $ 12,637   $  4,430   $  8,908
                                          ========   ========   ========   ========   ========
Per share data:(2)
  Basic earnings.......................   $   0.39   $   0.71   $   0.93   $   0.32   $   0.66
                                          ========   ========   ========   ========   ========
  Diluted earnings.....................   $   0.33   $   0.70   $   0.90   $   0.32   $   0.65
                                          ========   ========   ========   ========   ========
Weighted average shares:
  Basic................................      8,270     12,890     13,641     13,765     13,443
                                          ========   ========   ========   ========   ========
  Diluted..............................      9,778     13,258     14,020     13,947     13,690
                                          ========   ========   ========   ========   ========
FINANCIAL POSITION
Working capital........................   $ 27,550   $ 48,476   $ 55.200   $ 58,083   $ 60,781
Total assets...........................     47,722     75,103     93,583    100,607    113,047
Redeemable cumulative convertible
  preferred stock issued by
  subsidiary...........................      1,215         --         --         --         --
Common stockholders' equity............     33,576     58,781     72,208     77,860     81,210

---------------

(1) On February 1, 1995, Periphonics accelerated the vesting of all outstanding stock options under its 1986 incentive stock option plan, and all such options were fully vested at such date. Periphonics also relinquished its right to repurchase shares obtained by employees under the 1986 incentive stock option plan. As a result, Periphonics recorded a non-recurring, non-cash compensation charge of approximately $1.25 million, or $0.13 per share.

(2) In the third quarter of fiscal 1998, Periphonics adopted Statement of Financial Accounting Standards No. 128 "Earnings Per Share." Under this standard, basic income per share is determined using the weighted average number of shares of common stock outstanding during each period, while diluted income per share further assumes the issuance of common shares for all dilutive securities including stock options.

                              RECENT DEVELOPMENTS

     On September 23, 1999, Periphonics reported record results for its fiscal year 2000 first quarter, which ended on August 31, 1999. Total revenues for the quarter increased 41.9 percent to $43.1 million compared with $30.4 million in the first quarter of fiscal 1999. Net income for the quarter increased 304.3 percent to $4.5 million, or $0.31 per diluted share (before expenses associated with the merger), compared with $1.1 million, or $0.08 per diluted share, in the prior year period. Net income for the quarter including expenses associated with the merger was $3.9 million, or $0.28 per diluted share.

     You can find further information regarding these results in Periphonics' Current Report on Form 8-K dated October 4, 1999. To learn how to obtain this report, see "Where You Can Find More Information" on page 70.

                COMPARATIVE HISTORICAL UNAUDITED PER SHARE DATA

     The following table sets forth historical per share financial information as at and for the six months ended June 30, 1999, and as at and for the year ended December 31, 1998 relating to the outstanding Nortel Networks common shares and outstanding shares of Periphonics common stock. You should read the information presented in the table in conjunction with the financial statements and the notes to the financial statements for Nortel Networks included in its Annual Report on Form 10-K for the year ended December 31, 1998 and its Quarterly Report on Form 10-Q for the period ended June 30, 1999, and the financial statements and the notes to the financial statements for Periphonics included in its Annual Report on Form 10-K for the year ended May 31, 1999. See "Where You Can Find More Information" on page 70 to learn how to obtain these reports. We have adjusted per share amounts to reflect Nortel Networks' two-for-one stock split on January 7, 1998 and the stock dividend of one common share on each issued and outstanding Nortel Networks common share as of August 17, 1999.

                                                              AS AT AND FOR THE    AS AT AND FOR THE
                                                                 SIX MONTHS           YEAR ENDED
                                                             ENDED JUNE 30, 1999   DECEMBER 31, 1998
                                                             -------------------   -----------------
NORTEL NETWORKS COMMON SHARES
  Net loss per common share:
     Canadian GAAP, basic.................................         $(0.46)              $(0.50)
     U.S. GAAP, basic.....................................          (0.36)               (1.12)
     U.S. GAAP, diluted...................................          (0.36)               (1.12)
  Cash dividends per common share:
     Canadian and U.S. GAAP...............................          0.075                 0.15
  Book value per common share at period end:
     Canadian GAAP........................................           7.98                 8.26
     U.S. GAAP............................................           9.04                 9.18
PERIPHONICS COMMON STOCK (U.S. GAAP)
  Net earnings per share, basic...........................           0.63                 0.48
  Net earnings, diluted...................................           0.62                 0.47
  Cash dividends per share................................             --                   --
  Book value per share at period end......................           6.25                 5.68

                                  RISK FACTORS

     You should consider the following matters in conjunction with the other information included or incorporated by reference in this document in deciding whether to vote in favor of the merger proposal.

     BECAUSE THE MARKET VALUE OF NORTEL NETWORKS COMMON SHARES AT THE TIME OF THE MERGER MAY BE EITHER HIGHER OR LOWER THAN THE AVERAGE TRADING PRICE USED TO DETERMINE THE NUMBER OF NORTEL NETWORKS COMMON SHARES YOU WILL RECEIVE IN THE MERGER, YOU CANNOT BE CERTAIN OF THE MARKET VALUE OF THE NORTEL NETWORKS COMMON SHARES YOU WILL RECEIVE.

     If the "average trading price" of Nortel Networks common shares is between $38.46 and $47.15, for each share of your Periphonics common stock you will receive a number of Nortel Networks common shares having a value of $29.23, based on the average trading price. The "average trading price" is the average of the last sales prices for a Nortel Networks common share on the New York Stock Exchange Composite Tape for the ten consecutive trading days ending two trading days before the merger. However, because the actual trading price of Nortel Networks common shares at the time of the merger may be either lower or higher than the average trading price, the market value of the Nortel Networks common shares you receive in the merger may be either lower or higher than $29.23 for each share of your Periphonics common stock.

     If the average trading price of Nortel Networks common shares is below $38.46, you will receive 0.76 Nortel Networks common shares for each share of your Periphonics common stock. In this case the value of the Nortel Networks common shares you receive in the merger will be less than $29.23 for each share of your Periphonics common stock, based on the average trading price. If the average trading price of Nortel Networks common shares is above $47.15, you will receive 0.62 Nortel Networks common shares for each share of your Periphonics common stock. In this case the value of the Nortel Networks common shares you receive in the merger will be more than $29.23 for each share of your Periphonics common stock, based on the average trading price. Furthermore, in either case, because the actual trading price of Nortel Networks common shares at the time of the merger may be either lower or higher than the average trading price, the market value of the Nortel Networks common shares you receive in the merger may be either lower or higher than the value of those shares based on the average trading price.

     In addition, the exchange of certificates representing your shares of Periphonics common stock for certificates representing Nortel Networks common shares will not take place immediately upon completion of the merger. You will thus be unable to sell or otherwise transfer these Nortel Networks common shares for a period following completion of the merger. The market value of the Nortel Networks common shares you receive in the merger may be either lower or higher at the time you receive your certificates representing Nortel Networks common shares, and so become able to sell those shares, than at the time of the merger.

DIRECTORS AND EXECUTIVE OFFICERS OF PERIPHONICS MAY HAVE CONFLICTS OF INTEREST THAT INFLUENCE THEIR DECISION TO APPROVE THE MERGER.

     You should be aware of potential conflicts of interest of, and the benefits available to, directors and executive officers of Periphonics when considering Periphonics' Board's recommendation of the merger. As discussed below under "Interests of Certain Persons in the Merger" on page 25, the directors and executive officers of Periphonics have interests in the merger that are in addition to, or different from, their interests as Periphonics stockholders. These interests include:

      -- Options. Directors and executive officers of Periphonics hold a significant number of options to purchase Periphonics common stock that, under the terms of employment and change in control agreements with Periphonics and as a result of the execution of the merger agreement, became vested and immediately exercisable. To the extent they are not exercised before the merger is completed, these options will be converted into options to purchase Nortel Networks common shares.

      -- Current Employment and Change in Control Agreements. All of the executive officers of Periphonics, four of whom also serve as directors of Periphonics, have employment or change in control agreements containing provisions that, as a result of the execution of the merger agreement, will afford them significant cash payments and other benefits if their employment is terminated by

       Periphonics without cause, or if they terminate their own employment for good reason, within three years. Nortel Networks' and Periphonics have entered into agreements with three of these executive officers, each of whom is also a director, under which they will continue in their employment with Periphonics for a period following the merger, and will receive the payments and benefits referred to above.

      --   New Employment Agreements.  Periphonics has entered into new employment agreements with all other executive officers who currently have employment or change in control agreements with Periphonics, including one who is a director. The new agreements will supersede the current agreements upon the completion of the merger and will afford these individuals significant benefits.

      --   Agreement with Blum & Co., Inc.  Mr. Blum is a non-executive director of Periphonics who is also the President and Chief Executive Officer of Blum & Co., Inc., a financial advisory firm which has received a fee for advising and assisting Periphonics in negotiating the terms of the merger.

      --   Directors' and Officers' Insurance; Indemnification of Periphonics'
       Directors and Officers. Under the merger agreement, present and former directors and officers of Periphonics have significant rights to directors' and officers' insurance coverage and to indemnification with respect to acts and omissions in their capacities as directors and officers of Periphonics.

THE TERMINATION FEE AND THE STOCK OPTION AGREEMENT MAY DISCOURAGE OTHER COMPANIES FROM TRYING TO ACQUIRE PERIPHONICS.

     In the merger agreement, Periphonics agreed to pay a termination fee to Nortel Networks in specified circumstances, including where a third party acquires or seeks to acquire Periphonics. In the stock option agreement, Periphonics granted Nortel Networks an option to purchase a number of shares of Periphonics common stock equal to 19.9% of the Periphonics common stock outstanding at the time of exercise, exercisable under similar circumstances. These agreements could discourage other companies from trying to acquire Periphonics even though those other companies might be willing to offer greater value to Periphonics stockholders than Nortel Networks has offered in the merger agreement. In addition, payment of the termination fee could have an adverse effect on Periphonics' financial condition.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE.

     This document and the documents that are incorporated by reference contain forward-looking statements about Periphonics, Nortel Networks and the combined company after the merger which Periphonics and Nortel Networks believe are covered by the Private Securities Litigation Reform Act of 1995. Statements in this document that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements include:

      --   financial projections and estimates;

      -- statements regarding plans, objectives and expectations of Periphonics or its Board, with respect to future operations, products and services;

      --   statements regarding future economic performance;

      -- statements relating to the assumptions underlying projections, estimates, plans, objectives, expectations and performance; and

      -- statements relating to the estimated size and growth of relevant markets.

     When used in this document, the words "anticipates," "believes," "expects," "intends," and similar expressions as they relate to Periphonics, Nortel Networks or the combined company after the merger or the management of any of these companies are intended to identify these forward-looking statements.

     In making any of these statements, the expectations are believed to be based on reasonable assumptions. However, there are numerous risks, uncertainties and important factors that could cause actual results to differ materially from those in forward-looking statements. These include:

      -- those discussed or identified from time to time in Periphonics' or Nortel Networks' public filings with the Securities and Exchange Commission, which is referred to throughout this document as the "Commission";

      -- specific risks or uncertainties associated with Periphonics' or Nortel Networks' expectations with respect to:

        --   timing, completion or tax status of the merger;

        --   the value of the merger consideration;

        --   growth prospects;

        --   market positions;

        --   distribution channels;

        --   premiums;

        --   earnings per share;

        --   cost savings;

        --   revenue enhancements; and

        --   profitability resulting from the merger; and

      --   general economic conditions such as:

        --   changes in interest rates and the performance of the markets;

        --   changes in domestic and foreign laws, regulations and taxes;

        --   changes in competition and pricing environments;

        --   regional or general changes in asset valuations;

        --   the occurrence of significant natural disasters;

        --   the development of major year 2000 liabilities;

        --   general market conditions;

        --   competition; and

        --   pricing.

     The actual results, performance or achievement by Periphonics or Nortel Networks could differ materially from those expressed in, or implied by, these forward-looking statements. Accordingly, we cannot assure you that any of the events anticipated by the forward-looking statements will occur, or if they do, what impact they will have on the results of operations and financial condition of Periphonics or Nortel Networks.

                          PERIPHONICS' ANNUAL MEETING

     This document is being furnished to you in connection with the solicitation of your proxy as a Periphonics stockholder by Periphonics' Board relating to the following matters to be voted on at Periphonics' annual meeting and at any adjournment or postponement of the annual meeting:

     1.    the merger proposal;

     2.    the election of directors;

     3.    the ratification of the selection of independent auditors; and

     4.    other matters that may come before the meeting.

This document is also a prospectus for the Nortel Networks common shares to be issued in the merger. You should read this document carefully before voting your shares.

WHERE AND WHEN PERIPHONICS' ANNUAL MEETING WILL BE HELD

     Periphonics' annual meeting will be held at The Wyndham Wind Watch Hotel, 1717 Motor Parkway, Hauppauge, New York 11788, on November 10, 1999 at 10:00 a.m.

HOW TO PARTICIPATE IN PERIPHONICS' ANNUAL MEETING

     If your stock is registered in your name and not in the name of a bank, broker or other third party, you may attend the annual meeting. If your stock is not registered in your name, you must tell the firm that is the holder of record of your stock that you wish to attend the annual meeting. That firm must give you documentation showing that you own shares of Periphonics common stock as of October 1, 1999, which is the record date for the meeting. You must bring that documentation to the meeting in order to attend.

     Periphonics will establish reasonable rules and procedures for the conduct of the annual meeting to ensure that there is sufficient time to address all of the items on the agenda and to facilitate an orderly meeting. The agenda for the annual meeting and limitations on the time allotted for questions or comments by stockholders will be distributed at the meeting.

WHAT YOU WILL VOTE ON

     At the annual meeting, you will be asked to consider and vote on the following proposals:

     1. a proposal to approve and adopt the Agreement and Plan of Merger by and among Nortel Networks Corporation, North Subsidiary, Inc., a wholly-owned subsidiary of Nortel Networks Corporation, and Periphonics Corporation dated as of August 24, 1999, and to approve the merger and the other transactions described in this document;

     2. election of two Class II directors to hold office until the merger is completed or, if the merger is not completed, until the 2002 annual meeting of stockholders and until their respective successors have been elected and qualified;

     3. ratification of the selection of Deloitte & Touche LLP as Periphonics' independent auditors until the merger is completed or, if the merger is not completed, for the fiscal year ending May 31, 2000; and

     4.    any other matters that may properly come before the meeting.

ONLY PERIPHONICS STOCKHOLDERS OF RECORD AS OF OCTOBER 1, 1999 ARE ENTITLED TO
VOTE

     Periphonics stockholders who hold their shares of record as of the close of business on October 1, 1999, are entitled to receive notice of and vote at Periphonics' annual meeting. On the record date, approximately 13,364,662 shares of Periphonics common stock were outstanding and entitled to vote at the annual meeting. Each share is entitled to one vote.

MAJORITY OF OUTSTANDING SHARES MUST BE REPRESENTED FOR A VOTE TO BE TAKEN

     In order to have a quorum, a majority of the shares of Periphonics common stock that are outstanding and entitled to vote at the annual meeting must be represented in person or by proxy. If a quorum is not present, a majority of shares that are represented may adjourn or postpone the meeting.

VOTE REQUIRED

     The merger proposal must be approved by the affirmative vote of a majority of the shares of Periphonics common stock that are outstanding and entitled to vote at the annual meeting. This means that if you do not vote your shares in connection with the merger proposal, your failure to vote will have the same effect as voting against the merger proposal.

     A nominee for director must receive a plurality of the votes cast to be elected. The proposal to ratify the appointment of auditors, and any stockholder proposal presented at the meeting, must receive an affirmative vote of a majority of votes cast. In each case, each share is entitled to one vote.

VOTING YOUR SHARES AND CHANGING YOUR VOTE

     Periphonics' Board is soliciting your proxy. This will give you the opportunity to vote at Periphonics' annual meeting if you do not attend in person.

     If you are a record holder of Periphonics common stock, you may vote your shares by any of the following means:

      --   in person by completing a ballot at the meeting; or

      -- by proxy by completing, signing and dating the enclosed proxy and returning it in the enclosed envelope.

     If your broker holds your shares for you in street name, you should instruct your broker to vote your shares, following the directions your broker provides. Most brokers have procedures for telephone and Internet voting. Check the material your broker sends you, or call your account representative for more information.

     When you deliver a valid proxy or instruct your broker to vote your shares, your shares will be voted according to your instructions. If you do not vote in one of these ways or attend the annual meeting and vote in person, your failure to vote will have the same effect as voting against the merger.

     If you are a record holder of Periphonics common stock, you may revoke your proxy at any time before the vote at the meeting by:

      -- filing a later proxy with, or delivering other communications to, the Secretary of Periphonics; or

      --   attending the annual meeting and voting in person.

     If your broker holds your shares for you in street name, to change your vote you will need to give appropriate instructions to your broker, following the directions your broker provides.

HOW PROXIES ARE COUNTED

     If you return a signed and dated proxy card but do not indicate how you want your shares to be voted, those shares represented by your proxy will be voted as recommended by Periphonics' Board. A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the annual meeting, including any proposal to adjourn the meeting. However, if Periphonics proposes to adjourn the meeting in order to have more time to solicit proxies on the merger proposal, any shares represented by a proxy that is voted against the merger proposal will be voted against the adjournment proposal.

     Shares represented by a properly executed proxy card marked "abstain" will not be voted, but may be counted to determine whether a quorum is present. As a result, because the affirmative vote of a majority of the shares outstanding and entitled to vote at Periphonics' annual meeting is required to approve the merger proposal, a proxy marked "abstain" on the merger proposal will have the same effect as voting against the merger proposal. Abstentions are not counted in determining the number of shares voted for or against any nominee for director, the ratification of auditors or any stockholder proposal presented at the meeting.

CONFIDENTIAL VOTING

     It is Periphonics' policy that all proxies, ballots and tabulations that identify the vote of individual stockholders are kept confidential. These items are not seen by nor reported to Periphonics, except as necessary to meet legal requirements, in a contested proxy solicitation or where stockholders submit comments with their proxy.

COST OF SOLICITATION

     Nortel Networks and Periphonics will share equally the cost of printing and mailing this proxy statement/prospectus. The remaining cost of soliciting proxies will be borne by Periphonics. Periphonics believes that the cost of solicitation represents an amount normally expended for a solicitation relating to an uncontested election of directors. The cost of solicitation will include the cost of supplying necessary additional copies of the solicitation materials and Periphonics' 1999 Annual Report to Stockholders to beneficial owners of shares held of record by brokers, dealers, banks, trustees and their nominees, including the reasonable expenses of these recordholders for mailing the solicitation materials and annual report to the beneficial owners.

                             1. THE MERGER PROPOSAL

     At the meeting, you will be asked to vote to adopt the merger agreement and approve the merger and other transactions contemplated in the merger agreement as described in this document. The merger agreement provides for the merger of the merger subsidiary with and into Periphonics or, if Nortel Networks so elects, the merger of Periphonics with and into the merger subsidiary. In either case, the surviving corporation will exist as a wholly-owned subsidiary of Nortel Networks. In the merger, you will receive Nortel Networks common shares. See "The Merger Agreement" beginning on page 35 for a description of the terms of the merger. PERIPHONICS' BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE MERGER PROPOSAL.

                                   THE MERGER

BACKGROUND OF THE MERGER

     Periphonics is a leading supplier of mid-to-large scale call processing systems. Periphonics' products constitute a specialized segment of the call center and telecommunications call and transaction processing market. Periphonics' management believes that several factors have contributed to the increased use of these call processing systems, including:

      --   industry-wide improvements in product features;

      -- public acceptance of automated systems to obtain information or execute transactions; and

      -- competitive pressures on organizations to offer improved customer service at lower cost.

     Following the announcement on April 1, 1998 that Voicetek, a competitor of Periphonics and supplier of interactive voice response systems to Nortel Networks, had been acquired by Aspect Telecommunications, senior executives of Periphonics decided to contact Nortel Networks to discuss replacing Voicetek's systems with Periphonics' systems. In July 1998, a sales manager of Periphonics, in a telephone conversation with a Nortel Networks representative, suggested that the companies explore an arrangement in which Periphonics would replace Voicetek as a supplier to Nortel Networks. As a result of this conversation and subsequent calls, representatives of the two companies met on July 28, 1998 and October 8, 1998 at Periphonics' headquarters in Bohemia, New York. At these meetings, Periphonics executives provided Nortel Networks representatives with a comprehensive technical presentation detailing the broad scale capability of Periphonics' systems and the potential benefits to Nortel Networks of incorporating Periphonics' systems in Nortel Networks' systems.

     On October 27, 1998, at Nortel Networks' request, Mr. Peter Cohen, Chairman of the Board, President and Chief Executive Officer of Periphonics, and other Periphonics executives met with Nortel Networks executives, including Mr. James Long, President of Nortel Networks Enterprise Solutions, and Mr. Aziz Khadbai, Vice President of Strategy and Alliances of Nortel Networks Enterprise Solutions, at Nortel Networks' facility in Dallas, Texas. To facilitate the discussions, Nortel Networks and Periphonics executed a mutual confidentiality agreement. At this meeting, Mr. Long suggested that Nortel Networks and Periphonics enter into a strategic business alliance and asked if Periphonics' was interested in discussing the possibility of being acquired by Nortel Networks. Mr. Cohen responded that Periphonics would be willing to discuss that possibility if it was in the best interests of Periphonics' stockholders, customers and employees. Representatives of Periphonics and Nortel Networks subsequently held confidential technical meetings on November 12 and 13, 1998 at Periphonics' headquarters to discuss Periphonics' ongoing and future product plans and to determine if the product lines of Nortel Networks and Periphonics could be effectively integrated.

     On January 29, 1999, Mr. Khadbai advised Mr. Cohen that Nortel Networks had reorganized the Enterprise Solutions business. Mr. Khadbai also stated that, in any case, Nortel Networks still needed to evaluate its overall strategy and whether it would be interested in acquiring Periphonics, and that any possible acquisition discussions with Periphonics would need to be deferred. On February 5, 1999, Mr. Cohen sent

Mr. Khadbai a letter requesting that Nortel Networks return Periphonics' confidential information, since further acquisition discussions were not being scheduled.

     On June 9, 1999, Mr. Cohen received a phone call from Mr. David Robertson, Vice President, Technology Development of Nortel Networks Enterprise Solutions, indicating that Nortel Networks was interested in resuming discussions and in creating a closer relationship with Periphonics. After Mr. Cohen discussed this call with other members of Periphonics' Board, he agreed to meet with Nortel Networks representatives the following week.

     Various executives of the two companies held a number of meetings from June 14 to June 16, 1999. These meetings involved a series of technical discussions and demonstrations. In addition, Mr. Cohen and Mr. Wayne Fothergill, President of Nortel Networks Enterprise Applications Solutions, discussed, among other things, sales, marketing, customer service, Internet and interactive voice response issues, and the possibility of an acquisition of Periphonics by Nortel Networks. However, the possible financial terms of an acquisition transaction were not discussed.

     Following several telephone conversations, a meeting was held at Nortel Networks' counsel's office in New York City on June 24, 1999. Among those present for Periphonics were Mr. Cohen and other senior officers, Mr. Blum, a non-executive director of Periphonics who is also President of Blum & Co., which had been retained to act as a financial advisor to Periphonics, and representatives of Ruskin, Moscou, Evans & Faltischek P.C. and of Fried, Frank, Harris, Shriver & Jacobson, legal counsel to Periphonics. Among those present for Nortel Networks were various representatives of its Enterprise Applications Solutions business, its Mergers and Acquisitions group and its Law department, and representatives of Credit Suisse First Boston, its financial advisor, and Cleary, Gottlieb, Steen & Hamilton, its U.S. legal counsel. At the beginning of that meeting, Periphonics requested, and Nortel Networks agreed, to amend the confidentiality agreement to provide that Nortel Networks would not seek to acquire Periphonics for two years, except at Periphonics' request. At this meeting, Periphonics made a presentation and answered detailed questions regarding its operations, financial condition and prospects. At the meeting's conclusion, Nortel Networks representatives indicated that they had enough information to submit a preliminary indication of interest.

     On June 28, 1999, Periphonics engaged William Blair & Company, L.L.C., to act as its financial advisor in connection with the possible acquisition of Periphonics by Nortel Networks. Between June 29, 1999 and August 9, 1999, Nortel Networks and Periphonics each performed further diligence and there were intermittent discussions between the parties and their respective financial advisors regarding the possible economic terms of a potential transaction. In the course of those discussions, each party indicated price levels at which it might be interested in proceeding with a transaction. At one point, when there was a lack of progress in the discussions, a William Blair representative indicated to a Credit Suisse First Boston representative that Periphonics might be interested in purchasing certain businesses from Nortel Networks. The Credit Suisse First Boston representative advised William Blair that Nortel Networks was not interested in selling those businesses to Periphonics.

     On August 10, 1999, Credit Suisse First Boston advised William Blair that Nortel Networks had increased the price level at which it was prepared to proceed. Credit Suisse First Boston informed William Blair that, subject to the satisfactory completion of diligence and negotiation of mutually satisfactory merger, option and stockholders agreements, Nortel Networks would be prepared to acquire Periphonics in a stock-for-stock merger in which each outstanding share of Periphonics common stock would be exchanged for 0.68 Nortel Networks common shares, after giving effect to Nortel Networks' one-for-one stock dividend in August 1999. Credit Suisse First Boston indicated that Nortel Networks would require Periphonics to negotiate exclusively with it in connection with its proposal. Based on Nortel Networks' common share trading price at that time, that proposed exchange ratio represented a per share price of approximately $28. On August 11, 1999, Periphonics' Board conducted a telephone meeting in which William Blair and counsel participated. At the direction of Periphonics' Board, William Blair informed Credit Suisse First Boston that Periphonics would be interested in pursuing a possible transaction in which Periphonics' stockholders would receive 0.76 common shares of Nortel Networks, after giving effect to Nortel Networks' one-for-one stock dividend, for each share of Periphonics common stock.

     On August 12, 1999, Credit Suisse First Boston advised William Blair that, subject to satisfactory completion of diligence and negotiation of mutually satisfactory merger, option and stockholder agreements, Nortel Networks would be prepared to offer Periphonics' stockholders the exchange ratio subsequently set forth in the merger agreement as described in this document. Under this exchange ratio, each Periphonics share would be exchanged for a number of Nortel Networks common shares with a trading value of $29.23, but not more than 0.76 or less than 0.62 Nortel Networks common shares per Periphonics share. On August 13, 1999, Periphonics' Board, after consultation with William Blair and counsel, authorized William Blair to inform Nortel Networks that Periphonics' Board, subject to satisfactory completion of its diligence and negotiation of satisfactory definitive documentation, would be prepared to endorse such a proposal. William Blair also said that Periphonics would be prepared to enter into exclusive negotiations with Nortel Networks until August 31, 1999, as Nortel Networks had again requested. Periphonics and Nortel Networks subsequently executed an exclusivity agreement dated August 18, 1999.

     From August 16 to August 23, 1999, representatives of the two companies completed their diligence and negotiated the terms of the merger agreement, option agreement and related agreements. Simultaneously, Nortel Networks representatives met with Periphonics senior executives and their representatives to negotiate revised employment agreements to become effective when the merger is completed.

     Periphonics' Board met on August 23, 1999. Counsel to Periphonics advised Periphonics' Board of its fiduciary duties with respect to Nortel Networks' proposed acquisition of Periphonics. Periphonics' Board discussed and considered Periphonics' strategies and goals and the risks and benefits of pursuing a strategic combination with Nortel Networks. Periphonics' Board, together with its financial advisors and legal counsel, reviewed the terms of the merger agreement, the stock option agreement and related agreements. William Blair discussed its financial and valuation analyses of the Nortel Networks proposal with Periphonics' Board and delivered its oral opinion, later confirmed in writing, that as of August 23, 1999 the exchange ratio was fair, from a financial point of view, to Periphonics' stockholders.

     After further discussion, Periphonics' Board unanimously approved the merger agreement, the option agreement and the transactions contemplated by these agreements, and authorized the execution and delivery of such agreements on behalf of Periphonics.

     Nortel Networks and Periphonics issued a joint press release on August 24, 1999, prior to the opening of financial markets in New York, Toronto and Montreal.

RECOMMENDATION OF PERIPHONICS' BOARD; REASONS OF PERIPHONICS FOR THE MERGER

     Periphonics' Board has determined that the terms of the merger agreement are fair to and in the best interests of Periphonics and its stockholders. Periphonics' Board unanimously approved the merger agreement and directed that the merger agreement be submitted to Periphonics' stockholders for adoption. PERIPHONICS' BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE MERGER PROPOSAL.

     In reaching its determination to approve the transaction, and to recommend that Periphonics' stockholders vote to adopt the merger proposal, Periphonics' Board considered a number of factors, including:

      -- The exchange ratio negotiated with Nortel Networks and the implied premium over recent and historical market prices of Periphonics common stock, as well as how this premium compared to price premiums in several recent transactions involving telecommunications companies.

      -- The opinion of William Blair that, based on and subject to matters stated in the opinion, as of August 23, 1999, the exchange ratio was fair, from a financial point of view, to Periphonics' stockholders. A copy of William Blair's written opinion is attached as Annex D.

      -- The merger will generally be tax-free to Periphonics' U.S. stockholders, other than to the extent they receive cash for any fractional shares.

      -- Nortel Networks is more diversified, and has a much larger market capitalization, than Periphonics. As a result, Periphonics' stockholders who exchange their Periphonics common stock for Nortel

       Networks common shares in the merger would be expected to obtain a less volatile, more liquid investment.

      -- Information and presentations by management of Periphonics and Periphonics' legal and financial advisors concerning the terms of the merger agreement, the option agreement and the stockholders agreement, and the business, technology, products, operations, financial condition, organizational structure and industry position of Periphonics and Nortel Networks, on both a historical and prospective basis.

      -- The potential benefits of the merger to customers, suppliers and employees.

      --   Periphonics' management's belief that:

        -- Periphonics and Nortel Networks share similar visions of the evolution of the call center business and the role of interactive voice solutions in that business;

        -- The products and technologies of Periphonics are highly complementary to a number of Nortel Networks' products and technologies. As part of Nortel Networks, Periphonics will be able to provide complete solutions to businesses that want to use the Internet as well as voice medium to deliver more sophisticated customer service;

        -- The integrated products and services portfolio of the combined company will create and enhance cross-selling opportunities to the existing customer bases of each of Periphonics and Nortel Networks, resulting in new opportunities to generate revenue;

        -- As part of Nortel Networks, Periphonics will benefit from greater sales and marketing resources, additional research and development capabilities and expanded patent and cross-licensing opportunities; and

        -- The market for Periphonics' products and professional services in the United States and internationally is highly competitive. Some of Periphonics' competitors have substantially greater financial, technical, marketing and sales resources than Periphonics. As part of Nortel Networks, Periphonics will be better able to compete in this environment.

     Periphonics' Board also considered opportunities that might exist to pursue other potential business combinations, but did not solicit or receive any offers other than from Nortel Networks.

     Periphonics' Board did not quantify or otherwise assign relative weights to the factors described above or determine that any factor was of particular importance. Rather, Periphonics' Board made its determination based on the totality of the information it considered. The members of the Board were aware that, as described below under "-- Interests of Certain Persons in the Merger," directors and officers of Periphonics have interests in the merger in addition to, or different from, their interests as stockholders in Periphonics, and the Board considered this in determining to recommend the transaction.

     Periphonics and Nortel Networks cannot assure you that any of the expected results, efficiencies, opportunities or other benefits described in this section will be achieved as a result of the merger.

OPINION OF FINANCIAL ADVISOR TO PERIPHONICS

     Periphonics retained William Blair & Company, L.L.C., to act as its financial advisor in connection with a possible business combination with Nortel Networks. Periphonics asked William Blair to render an opinion as to whether the exchange ratio set forth in the merger agreement is fair to Periphonics stockholders, from a financial point of view. On August 23, 1999, William Blair delivered an oral opinion, later confirmed in writing as of that date, to Periphonics' Board that, as of that date and based upon and subject to the assumptions and qualifications stated in its opinion, the exchange ratio was fair to Periphonics stockholders from a financial point of view.

     THE FULL TEXT OF WILLIAM BLAIR'S WRITTEN OPINION, DATED AUGUST 23, 1999, IS ATTACHED AS ANNEX D. YOU SHOULD READ THE ENTIRE OPINION CAREFULLY TO LEARN ABOUT THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED,

MATTERS CONSIDERED AND LIMITS OF THE SCOPE OF WILLIAM BLAIR'S REVIEW IN RENDERING ITS OPINION. THE FOLLOWING SUMMARY OF WILLIAM BLAIR'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. WILLIAM BLAIR'S OPINION WAS ADDRESSED TO PERIPHONICS' BOARD FOR THE PURPOSE OF ITS EVALUATION OF THE MERGER AND IS NOT A RECOMMENDATION TO ANY PERIPHONICS STOCKHOLDER AS TO HOW TO VOTE ON THE MERGER PROPOSAL.

     In connection with its opinion, William Blair reviewed, among other things:

      --   a draft of the merger agreement dated August 23, 1999;

      -- publicly available financial, operating and business information about Periphonics and Nortel Networks;

      --   research analyst reports about Periphonics and Nortel Networks;

      -- financial and other information about Periphonics' prospects prepared by Periphonics' senior management;

      -- current and historical market prices and trading volumes of Periphonics common stock and Nortel Networks common shares;

      -- historical revenues, operating earnings, operating cash flows, net income and capitalization of Periphonics, Nortel Networks and publicly held companies in businesses William Blair believed were comparable to Periphonics and Nortel Networks, respectively;

      -- information regarding publicly available financial terms of selected actual business combinations which William Blair believed were relevant;

      -- the pro forma impact of the merger on the earnings per share of Nortel Networks based on pro forma financial information prepared by Periphonics' senior management and securities analysts' reports regarding Nortel Networks; and

      -- other publicly available information about Periphonics and Nortel Networks.

     William Blair also discussed the matters listed above with members of the senior management of Periphonics and Nortel Networks, considered other matters which it deemed relevant to its inquiry and took into account the accepted financial and investment procedures and considerations it deemed relevant.

     In rendering its opinion, William Blair assumed and relied upon the accuracy and completeness of all the information it examined or otherwise reviewed or discussed for purposes of its opinion. William Blair did not attempt to verify independently any of this information, nor did it make or obtain an independent valuation or appraisal of the assets, liabilities or solvency of Periphonics or Nortel Networks. Periphonics' management advised William Blair that the forecasts concerning Periphonics' prospects that William Blair examined were reasonably prepared on bases reflecting the best currently available estimates and judgments of Periphonics' management. William Blair expressed no opinion with respect to these forecasts or the estimates and judgments on which they were based.

     William Blair based its opinion on economic, market, financial and other conditions existing on August 23, 1999 and other information disclosed to William Blair as of that date. Under its engagement with Periphonics, William Blair does not have any obligation to update, revise or reaffirm its opinion. As a result, circumstances may develop before the merger occurs that, if known at the time William Blair rendered its opinion, would have altered William Blair's opinion. William Blair assumed that the merger would be accounted for as a purchase under generally accepted accounting principles ("GAAP"), would be treated as a tax-free reorganization under the Internal Revenue Code and that the shares received by Periphonics stockholders would be freely tradable. William Blair relied on the advice of counsel to Periphonics regarding legal matters and assumed that the merger would be completed on the terms described in the merger agreement, without any waiver of any material terms or conditions by Periphonics.

     The following discussion summarizes the material financial analyses William Blair performed in arriving at its opinion. William Blair discussed these analyses with Periphonics' Board on August 23, 1999.

     Stock Price Analysis. William Blair examined the history of the trading prices and volume for Periphonics common stock and Nortel Networks common shares and the relationships between movements of these common stocks and movements in common stocks of publicly held companies in businesses William Blair believed were comparable to Periphonics and Nortel Networks.

     Analysis of Certain Publicly Traded Companies for Periphonics. William Blair reviewed and compared Periphonics' financial information to corresponding financial information, ratios and public market multiples for publicly traded companies in the voice processing industry. These publicly traded companies included Cognitronics, Edify, Intervoice, Syntellect, Talx, Active Voice, Aspect Telecommunications, Applied Voice Technology, Brooktrout Technology, Davox, Genesys, Centigram Communications, and Natural Microsystems. William Blair selected these companies because William Blair believed they are the publicly traded companies whose operations and financial condition are most comparable to Periphonics. Although William Blair compared the trading multiples of these companies at the date of William Blair's opinion to the implied purchase multiples of Periphonics, none of the selected companies is identical to Periphonics.

     Among the information William Blair considered were revenue; operating income, commonly known as EBIT; earnings before interest, taxes, depreciation and amortization, commonly known as EBITDA; net income; earnings per share; gross profit margins, EBIT margins and net income margins; growth in revenues and net income;, return on assets; and equity and capital structure. The multiples and ratios for Periphonics and the comparable companies were based on the most recent publicly available financial information, earnings per share estimates for 1999 and 2000 from First Call Corporation and these companies' closing share prices on August 18, 1999.

     William Blair observed that the multiples of price to earnings per share, as well as multiples of enterprise value, which is market equity value plus book value of total debt less cash and equivalents, to revenues, EBIT and EBITDA implied by the terms of the merger compared favorably, from Periphonics' perspective, to the median of the corresponding multiples of the comparable companies.

     Information regarding the multiples implied by the terms of the merger compared to the multiples from William Blair's analysis of selected voice processing companies is set forth in the following table. LTM refers to the latest twelve months.

                                                                              SELECTED VOICE
                                                           THE PROPOSED    PROCESSING COMPANIES
                                                           PERIPHONICS    -----------------------
MULTIPLE                                                      MERGER          RANGE        MEDIAN
--------                                                   ------------   --------------   ------
Enterprise Value to LTM Revenues........................       2.8x         0.1x to 5.1x    1.4x
Enterprise Value to LTM EBIT............................      31.6x       10.9x to 26.4x   18.9x
Enterprise Value to LTM EBITDA..........................      21.4x        6.5x to 18.3x   11.2x
Price to LTM Earnings Per Share.........................      47.3x       13.7x to 41.8x   29.7x
Price to estimated 1999 Earnings Per Share..............      29.3x       11.3x to 33.5x   23.5x
Price to estimated 2000 Earnings Per Share..............      22.3x        9.7x to 28.8x   15.9x

     Comparable Acquisitions Analysis. William Blair analyzed recent merger or acquisition transactions in the voice processing industry that William Blair believed were generally comparable, in whole or in part, to the proposed transaction. William Blair examined eleven transactions announced between October 23, 1995 and June 15, 1999. The selected transactions were not intended to be representative of the entire range of possible transactions in the voice processing industry. Although William Blair compared the transaction multiples of these companies to the implied purchase multiples of Periphonics, none of the selected companies is identical to Periphonics.

     William Blair reviewed the consideration paid in these transactions in terms of the enterprise value of these transactions as a multiple of revenues, EBIT and EBITDA for the latest twelve months prior to the announcement of these transactions. William Blair also reviewed the consideration paid in these transactions in terms of the price paid for the common stock, also referred to as the equity purchase price, as a multiple of net income for the twelve months prior to the announcement of the transactions.

     Information regarding the multiples implied by the terms of the merger compared to the acquisition multiples from William Blair's analysis of selected voice processing companies is set forth in the following table.

                                                                          ELEVEN TRANSACTIONS IN THE
                                                           THE PROPOSED    VOICE PROCESSING INDUSTRY
                                                           PERIPHONICS    ---------------------------
MULTIPLE                                                      MERGER           RANGE          MEDIAN
--------                                                   ------------   ----------------   --------
Enterprise Value to LTM Revenues........................       2.8x         0.9x to 12.2x       2.4x
Enterprise Value to LTM EBIT............................      31.6x        18.8x to 40.4x      28.2x
Enterprise Value to LTM EBITDA..........................      21.4x        11.3x to 18.8x      14.6x
Equity Purchase Price to LTM Net Income.................      47.3x        33.0x to 57.4x      36.5x

     Premium Analysis. In addition to evaluating multiples paid in transactions in the voice processing industry, William Blair analyzed the premiums paid over a company's stock price prior to the announcement of a transaction in thirty transactions in industries similar to that of Periphonics, which were announced between October 10, 1994 and June 15, 1999. In these transactions, the companies' enterprise values ranged from $14 million to $1.7 billion. The premium analysis for Periphonics was based on an assumed August 19, 1999 announcement date. The premium analysis conducted by William Blair indicated the following:

                                                                         THIRTY TRANSACTIONS IN
                                                         THE PROPOSED      RELATED INDUSTRIES
                                                         PERIPHONICS    ------------------------
PREMIUM                                                     MERGER           RANGE        MEDIAN
-------                                                  ------------   ---------------   ------
One day before announcement...........................      36.7%       -14.3% to 87.5%   21.4%
One week before announcement..........................      39.2%         3.0% to 92.0%   33.7%
Four weeks before announcement........................      34.4%       -6.8% to 118.0%   43.4%

     Discounted Cash Flow Analysis. Using a discounted cash flow analysis, William Blair estimated the net present value of the free cash flows that Periphonics could produce on a stand-alone basis over a five year period from 2000 to 2004. Free cash flows means EBIT after taxes plus depreciation and amortization less capital expenditures and working capital. In estimating these cash flows, William Blair used the forecasts provided by Periphonics management for the years 2000 through 2002 and projected results for 2003 and 2004 using similar growth rates and margins. William Blair also calculated an enterprise value for Periphonics at the conclusion of the five-year period ending in 2004, commonly referred to as the terminal value. In calculating the terminal value, William Blair assumed multiples of enterprise value to EBITDA ranging from 12.0x to 14.0x, which William Blair believed to be appropriate for this analysis. The annual and terminal free cash flows were discounted at rates between 19% and 21% to determine a net present value of the enterprise value of Periphonics. The discounted cash flow analysis conducted by William Blair indicated the following:

Valuation of the Equity of Periphonics..................    $398 million to $490 million
Per Share Price Range...................................    $27.63 to $34.02

     Analysis of Certain Publicly Traded Companies for Nortel Networks. William Blair reviewed and compared Nortel Networks financial information to corresponding financial information, ratios and public market multiples for publicly traded companies in the networking equipment industries. These publicly traded companies included ADC Telecommunications, 3Com, Cabletron Systems, Ciena, Cisco Systems, Lucent Technologies, Motorola, Newbridge Networks and Tellabs. William Blair selected these companies because William Blair believed they are the publicly traded companies whose operations and financial condition are most comparable to Nortel Networks'. Although William Blair compared the trading multiples of the selected companies at the date of William Blair's opinion to the trading multiples of Nortel Networks, none of the selected companies is identical to Nortel Networks.

     The information William Blair considered included revenue, EBIT, EBITDA, net income, earnings per share, gross profit margins, EBIT margins and net income margins, growth in revenues and net income, return on assets and equity and capital structure. The multiples and ratios for Nortel Networks and the comparable companies were based on the most recent publicly available financial information, earnings per share estimates for 1999 and 2000 from First Call Corporation and these companies' closing share prices on August 18, 1999.

     William Blair observed that the multiples of price to earnings per share, as well as multiples of enterprise value to revenues, EBIT and EBITDA implied by the current value of Nortel Networks common shares compared favorably, from Periphonics' perspective, to the median of the corresponding multiples of the comparable companies.

     Information about the multiples implied by Nortel Networks' price per common share compared to the multiples from William Blair's analysis of selected networking equipment companies is set forth in the following table.

                                                                          SELECTED NETWORKING
                                                                          EQUIPMENT COMPANIES
                                                             NORTEL     ------------------------
MULTIPLE                                                    NETWORKS        RANGE         MEDIAN
--------                                                    --------    --------------    ------
Enterprise Value to LTM Revenues........................      3.0x       1.2x to 18.5x     3.8x
Enterprise Value to LTM EBIT............................     33.4x      13.2x to 62.9x    33.1x
Enterprise Value to LTM EBITDA..........................     20.2x       8.6x to 55.5x    21.7x
Price to LTM Earnings Per Share.........................     47.0x      22.4x to 98.9x    51.1x
Price to estimated 1999 Earnings Per Share..............     37.9x      22.1x to 74.9x    46.2x
Price to estimated 2000 Earnings Per Share..............     32.0x      17.8x to 59.7x    29.2x

     Discounted Cash Flow Analysis for Nortel Networks. Using a discounted cash flow analysis, William Blair estimated the net present value of the free cash flows that Nortel Networks could produce on a stand-alone basis over a five year period from 1999 to 2003. In estimating these cash flows William Blair used research analyst estimates for the years 1999 and 2000 and projected results for 2001 through 2003 using similar growth rates and margins. In calculating the terminal value, William Blair assumed multiples of enterprise value to EBITDA ranging from 22.0x to 24.0x, which William Blair believed to be appropriate for this analysis. The annual and terminal free cash flows were discounted at rates between 15.5% and 16.5% to determine a net present value of the enterprise value of Nortel Networks. The discounted cash flow analysis conducted by William Blair indicated the following:

Valuation of the Equity of Nortel Networks................  $68.0 billion to $76.4 billion
Per Share Price Range.....................................  $47.80 to $53.72

     Pro Forma Merger Analysis. William Blair also performed pro forma analyses of the financial impact of the merger. Using the earnings forecast for Periphonics provided by management and analyst estimates of Nortel Networks' earnings, William Blair compared the earnings per share of the Nortel Networks common shares on a stand-alone basis to the earnings per share of the common stock of the surviving corporation on a pro forma basis before taking into account any potential cost savings or operating synergies. William Blair assumed the merger would be accounted for using purchase accounting. Based on an analysis of the merger using the consensus estimates, and excluding nonrecurring charges and goodwill amortization attributable to the merger, the proposed transaction would result in accretion of approximately 0.2% per share for fiscal 1999 earnings and accretion of approximately 0.3% per share for fiscal 2000 earnings. If the goodwill recognized by Nortel Networks as a result of the merger is included in this pro forma analysis, the proposed transaction would result in dilution of approximately 4.1% per share for fiscal 1999 earnings and dilution of approximately 3.3% per share for fiscal 2000 earnings.

     General. This summary is not a complete description of the analysis performed by William Blair. The preparation of a fairness opinion involves determinations about the most appropriate and relevant methods of financial analysis and the application of these methods in particular circumstances. As a result, a fairness opinion is not easily summarized. The preparation of a fairness opinion does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires William Blair to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by William Blair was carried out in order to provide a different perspective on the merger and add to the total mix of information available. William Blair did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion about the fairness of the exchange ratio. Rather, in reaching its conclusion, William Blair considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. William Blair did not place particular reliance or weight on any particular analysis, but instead concluded that its analyses, taken as a whole, supported its determination. William Blair believes that its analyses must be considered as a whole. Selecting portions of William Blair's analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. No company or transaction used in the above analyses as a comparison is directly comparable to Nortel Networks or Periphonics or the merger. In performing its analyses, William Blair made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by William Blair are not necessarily indicative of future actual values and future results, which may be significantly more or less favorable than suggested by these analyses.

     William Blair is a nationally recognized firm. As part of its investment banking activities, William Blair regularly engages in the valuation of businesses and their securities in connection with merger transactions and other types of strategic combinations and acquisitions. William Blair acted as the lead manager for Periphonics' public offerings and received underwriting fees for those services. In the ordinary course of its business, William Blair and its affiliates actively trade shares of Periphonics common stock and Nortel Networks common shares for their own accounts and for the accounts of their customers and may hold a long or short position in these securities.

     Periphonics agreed to pay William Blair a fee for its services equal to seven-tenths of one percent of the total consideration received by Periphonics and its stockholders. This fee is contingent upon the completion of the merger. Periphonics will also reimburse William Blair for all out-of-pocket expenses, including fees and expenses of its counsel and any other independent experts retained by William Blair, reasonably incurred by it in connection with its engagement. In addition, Periphonics has agreed to indemnify William Blair and its affiliates against specified liabilities, including liabilities arising under applicable securities laws.

     Periphonics did not retain William Blair as an advisor or agent to Periphonics' stockholders or any other person. Periphonics retained William Blair solely as an advisor to Periphonics' Board. William Blair's opinion is not an opinion about the price at which Nortel Networks common shares would trade at any time. Periphonics and Nortel Networks determined the exchange ratio in arms-length negotiations in which William Blair advised Periphonics' Board. Periphonics did not impose any restrictions or limitations on William Blair with respect to the investigations made or the procedures that William Blair followed in rendering its opinion.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Some directors and officers of Periphonics have interests in the merger that are in addition to, or different from, their interests as stockholders in Periphonics. The members of the Board knew about these interests, and considered them, when they approved the merger agreement and the merger. These interests are summarized below.

     Options. Under the terms of applicable employment and change in control agreements, as a result of the execution of the merger agreement a total of 391,500 outstanding non-vested options to purchase Periphonics common stock held by Periphonics directors and executive officers vested and became immediately exercisable. Nortel Networks will assume all of these stock options to the extent they are not exercised before the merger and will treat them as options to purchase Nortel Networks common shares, as described under "The Merger Agreement -- Treatment of Periphonics Stock Options."

     Current Employment Agreements. Periphonics has employment agreements with Peter Cohen, Richard Daniels and Kevin O'Brien, each of whom is an executive officer and a director of Periphonics. Under these agreements, as amended on April 15, 1999, if a potential change in control occurs, Messrs. Cohen, Daniels and O'Brien will receive cash payments equal to $67,373, $52,384 and $38,743, respectively, to cover legal and other expenses of implementing and enforcing their employment agreements. The execution of the merger agreement was a potential change in control for purposes of these agreements, and the executives have received these amounts.

     In addition, under these employment agreements, if the executive's employment with Periphonics is terminated by the executive for good reason, as defined in the agreements, or by Periphonics without cause, as defined in the agreements, within three years after a change in control, such as the merger, or a potential change in control, such as the execution of the merger agreement, the executive is entitled to receive severance compensation and benefits consisting, generally, of:

      --   a lump sum payment equal to three years' salary and bonus;

      --   a prorated bonus for the year of termination;

      -- continued health insurance and other welfare benefit coverage for three years or, in the case of Mr. Cohen, for life;

      -- reimbursement for outplacement services, or a cash payment equal to 20% of the executive's base salary in lieu of reimbursement; and

      --   full vesting of all employee benefits.

     In addition, if any amount payable to any of these executives is an "excess parachute payment" within the meaning of the Internal Revenue Code and is subject to the excise tax imposed upon excess parachute payments, Periphonics will make an additional payment to the executive. This additional payment will be equal to the amount of the excise tax payable by the executive plus any income and excise taxes payable by the executive with respect to this additional payment.

     Nortel Networks and Periphonics have entered into agreements with each of Messrs. Cohen, Daniels and O'Brien under which they will continue in their employment with Periphonics for a period following the merger. Under these agreements, each executive will continue to receive his regular compensation and benefits while employed by Periphonics after the merger in accordance with his current employment agreement. Each executive will also be entitled to receive the compensation and benefits provided under his current employment agreement, including lump sum cash payments of $2,380,509, $1,777,560 and $1,124,851 payable to Messrs. Cohen, Daniels and O'Brien, respectively, as if there had been a severance.

     New Employment Agreements. At Nortel Networks' request, Periphonics entered into new employment agreements as of August 24, 1999 with Martin Bartholomew, Lewis Chipp, George Cole, Gary Conlin, Louis Marianacci, Jayandra Patel and Gary Strzinek, all of whom are currently executives of Periphonics. Mr. Patel is also a director of Periphonics. The new employment agreements will supersede the current employment and change in control agreements of these executives with Periphonics upon completion of the merger. The new agreements terminate on the later of December 31, 2001 or twenty-five months after the completion of the merger, or when the executive's employment terminates, if sooner.

     The new employment agreements specify each executive's annual base salary and provide that each executive will be entitled to a minimum annual bonus. The agreements further provide that each executive will be eligible to receive an additional target annual bonus based on the executive's base salary if Periphonics and the executive meet specified performance objectives. Under some of the agreements the executives will receive bonuses related to Periphonics' revenues. In addition, the agreements provide that each executive will receive a commencement incentive bonus on the completion of the merger, with Mr. Patel to receive $744,000. The new employment agreements also provide that each executive will be reimbursed for reasonable legal and financial advisory expenses incurred in connection with entering into the new employment agreements up to a specified maximum amount.

     The new employment agreements provide that each officer will receive a grant of options to purchase a specified number of Nortel Networks common shares, including options to purchase 36,000 Nortel Networks common shares for Mr. Patel, as soon as practicable after the merger is completed. The exercise price per share of these option grants will be equal to the fair market value of Nortel Networks common shares on the date of grant, determined in accordance with the Nortel Networks Corporation 1986 Stock Option Plan as Amended and Restated. These options will vest in full over the two or three year period following the date they are granted.

     The agreements further provide that if an executive's employment is terminated by Periphonics without cause, as defined in the agreements, or the executive terminates his employment for good reason, as defined in the agreements, the executive will be entitled to receive;

      -- a lump sum payment equal to his annual base salary and minimum bonus through the later of December 31, 2001 and twenty-five months after the completion of the merger;

      -- continued coverage under the employer's benefit plans for this period; and

      -- reimbursement for the cost of any outplacement counseling obtained by the executive, up to a maximum amount equal to 20% of the executive's base salary.

     In addition, if Periphonics achieves at least the minimum performance objectives for the year, the executive will be entitled to receive a pro-rata portion of the executive's target bonus for the year in which the executive's employment terminates. The agreements also contain customary non-compete, non-solicitation and confidentiality provisions.

     Agreement with Blum & Co., Inc. Mr. Blum is a non-executive director of Periphonics and is also the President and Chief Executive Officer of Blum & Co., Inc., a financial advisory firm, which has received a fee of $150,000 plus reimbursement for all of its reasonable expenses for advising and assisting Periphonics in negotiating the terms of the merger.

     Directors' and Officers' Insurance; Indemnification of Periphonics Directors and Officers. The merger agreement provides that, for six years after the merger, Nortel Networks will maintain directors' and officers' liability insurance to cover the present and former directors and officers of Periphonics and its subsidiaries with respect to claims against these directors and officers arising from facts or events which occurred at or before the merger. Subject to specified limitations, this insurance will have at least the same maximum coverage and amounts as, and terms and conditions no less advantageous than, the coverage currently provided by Periphonics.

     The merger agreement requires the surviving corporation in the merger to indemnify each present and former director and officer of Periphonics and its subsidiaries following the merger and until the expiration of any applicable statutory limitations period against all expenses or liabilities incurred in connection with any claim or investigation arising out of actions or omissions occurring at or before the merger to the fullest extent permitted under the laws of the State of Delaware and Periphonics' certificate and by-laws. In addition, the surviving corporation in the merger will assume the existing indemnity agreements between Periphonics and each of its directors and executive officers, which provide for similar indemnification.

ACCOUNTING TREATMENT

     Nortel Networks' financial statements are currently prepared in accordance with Canadian GAAP and then reconciled to U.S. GAAP. Nortel Networks has announced, however, that for periods beginning after January 1, 2000, it will provide financial reporting in accordance with U.S. GAAP as well as in accordance with Canadian GAAP.

     Under both Canadian GAAP and U.S. GAAP, the merger will be accounted for under the purchase method of accounting. The consideration to be paid in the merger will be allocated based on the estimated fair values of the assets acquired and the liabilities assumed, determined as of the date of the completion of the merger under Canadian GAAP and as of the date of the announcement of the merger under U.S. GAAP.

REGULATORY APPROVALS

     Set forth below is a summary of the regulatory approvals required to complete the merger. While Nortel Networks and Periphonics believe that they will receive the requisite regulatory approvals for the merger which they have not already obtained, Nortel Networks and Periphonics cannot assure you that they will obtain these approvals on satisfactory terms or otherwise.

     United States. The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations under the act, which provide that particular transactions may not be completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the requisite waiting period has expired or is terminated. Nortel Networks and Periphonics filed the required information and materials with the Antitrust Division and the FTC on September 14, 1999 and received early termination of the waiting period on October 4, 1999.

     Germany. The merger is subject to the German Act against Restraints on Competition (Gesetz gegen Wettbewerbsbeschrankungen). This act requires the filing of a notification with, and the submission of specified information to, the German Federal Cartel Office (Bundeskartellamt) and provides that the merger may not be completed prior to clearance by the Federal Cartel Office or the expiration of the requisite review period. The initial review period is one month, subject to extension for up to an additional three months if the Federal Cartel Office requests additional information or determines that the merger may be anticompetitive. The required notification and information are expected to be filed with the Federal Cartel Office on or about October 8, 1999.

     Canadian Securities Laws. The distribution by Nortel Networks of its common shares in the merger, the assumption by Nortel Networks of the Periphonics stock options outstanding at the time of the merger and the issuance of Nortel Networks common shares upon exercise of those options will be carried out in reliance upon available statutory or discretionary exemptions from the registration and prospectus requirements of applicable Canadian provincial securities laws. A prospectus in respect of this distribution, assumption and issuance has not been filed with any securities commission or similar regulatory authority in any province or territory of Canada.

     General. Periphonics and Nortel Networks are not aware of any governmental approvals or actions that may be required for completion of the merger other than as described above. Should any other approval or action be required, Periphonics and Nortel Networks currently contemplate that the approval would be sought or action taken.

     The merger agreement provides that each of Nortel Networks and Periphonics is obligated to complete the merger only if:

      --   all requisite regulatory approvals are received;

      -- all statutory or regulatory waiting periods have terminated or expired; and

      -- in the case of Nortel Networks' obligation to complete the merger, no approvals are received that contain conditions or restrictions which
           (1) would, after the merger, reasonably be expected to have a material adverse effect, as defined in the merger agreement, on Nortel Networks and its subsidiaries taken as a whole or on the surviving corporation or (2) would require Nortel Networks or any of its subsidiaries to sell or otherwise dispose of, or permit the sale or other disposition of, any assets of Nortel Networks, Periphonics or their respective subsidiaries.

RESALE OF NORTEL NETWORKS COMMON SHARES

     United States. Nortel Networks common shares issuable to Periphonics stockholders upon completion of the merger, and upon exercise of the Periphonics stock options to be assumed by Nortel Networks by reason of the merger, have been registered under the Securities Act. These securities may be traded freely in the United States without restriction by those shareholders who are not deemed to be "affiliates" of Nortel Networks or Periphonics as that term is defined in rules promulgated under the Securities Act.

     If you are an affiliate of Periphonics or Nortel Networks as that term is used in the Securities Act, you may not use this proxy statement/prospectus in connection with any resale by you of Nortel Networks common shares that you receive as a result of the merger or that you receive when you exercise a stock option that is converted into an option to buy Nortel Networks common shares as a result of the merger.

     Periphonics has agreed in the merger agreement to use its reasonable best efforts to cause each person who may be deemed to be an affiliate of Periphonics to execute and deliver to Nortel Networks an agreement in which each person agrees, among other things, not to offer to sell, transfer, or otherwise dispose of any of the Nortel Networks common shares received in connection with the merger, including upon exercise of the Periphonics stock options to be assumed by Nortel Networks by reason of the merger, except:

      --   in compliance with Rule 145 under the Securities Act;

      -- in a transaction that, in the opinion of counsel reasonably satisfactory to Nortel Networks, is otherwise exempt from the registration requirements of the Securities Act; or

      --   in an offering which is registered under the Securities Act.

     However, subject to compliance with Rule 145, each affiliate of Periphonics will be able to resell freely all of the Nortel Networks common shares received in the merger at any time after the completion of the merger.

     Canada. If you may wish to sell your Nortel Networks common shares in Canada, you should consider the information below.

     By virtue of available statutory prospectus exemptions under applicable Canadian provincial securities laws or, where these prospectus exemptions are not available, discretionary exemptions from the prospectus requirements of these securities laws to be obtained by Nortel Networks, the Nortel Networks common shares issuable to holders of Periphonics common stock upon completion of the merger and upon the exercise of the Periphonics stock options assumed by Nortel Networks by reason of the merger will be freely resalable in or into Canada through an appropriately registered dealer only if a number of conditions are met at the time of resale, including the following:

      -- the selling shareholder does not hold, alone or in combination with others, more than 20% of the outstanding voting securities of Nortel Networks and does not otherwise hold a sufficient number of any securities of Nortel Networks to affect materially the control of Nortel Networks;

      -- if the selling shareholder is in a "special relationship" with Nortel Networks, the selling shareholder has reasonable grounds to believe that Nortel Networks is not in default of any requirement under applicable Canadian securities laws;

      -- required disclosures, which Nortel Networks will either make promptly following the completion of the merger or at the other times as such disclosures are required to be made, are made to the applicable Canadian securities regulatory authorities;

      -- no unusual effort is made to prepare the market or to create a demand for the shares; and

      -- no extraordinary commission or consideration is paid in respect of the trade in the shares.

A selling shareholder is in a "special relationship" with Nortel Networks if, among other things, the selling shareholder is:

      --   a director, officer or employee of Nortel Networks;

      -- a director or senior officer of a subsidiary of Nortel Networks, including the surviving corporation in the merger; and

      -- a person or company, or a director or senior officer of a company, that beneficially owns, directly or indirectly, or exercises control or direction over, voting securities with more than 10% of the voting rights attached to all voting securities of Nortel Networks.

NO APPRAISAL RIGHTS

     Under the Delaware General Corporation Law, you will have no appraisal rights in connection with the merger. You will find additional information under "Comparative Rights of Holders of Periphonics Common Stock and Nortel Networks Common Shares -- Dissent and Appraisal Rights."

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     Periphonics and Nortel Networks expect that:

      --   the merger will be a tax-free reorganization within the meaning of
           Section 368(a) of the Internal Revenue Code of 1986; and

      -- for U.S. federal income tax purposes you will not recognize any gain or loss upon receipt of Nortel Networks common shares for your shares of Periphonics common stock in the merger, except with respect to cash you receive for any fractional share.

     The Internal Revenue Service, which we refer to in this document as the "Service," will not be asked to rule on the tax consequences of the merger. Instead, Periphonics will rely on the opinion of Fried, Frank, Harris, Shriver & Jacobson, its counsel, and Nortel Networks will rely on the opinion of Cleary, Gottlieb, Steen & Hamilton, its counsel, regarding U.S. federal income tax consequences of the merger. These opinions will be based on customary assumptions and on representations made by Periphonics and Nortel Networks. The opinions will be based on the Internal Revenue Code, U.S. Treasury regulations, current administrative rulings and practice and judicial authority, all of which are subject to change, possibly with retroactive effect. Neither opinion will apply to Periphonics stockholders who will own 5% or more of Nortel Networks' common shares, measured by vote or value (either directly or indirectly through attribution rules) immediately after the merger. An opinion of counsel is not binding on the Service and the Service could take a position different from what is reflected in the opinions. We cannot assure you that the opinions will be upheld by the courts if challenged by the Service. We urge you to consult your own tax and financial advisors regarding the U.S. federal income tax consequences of the merger for you based on your own particular facts and circumstances as well as any state, local, foreign or other tax consequences of the merger.

     Periphonics, Nortel Networks and the merger subsidiary will not be obligated to complete the merger unless Periphonics receives the opinion of Fried Frank and Nortel Networks receives the opinion of Cleary Gottlieb that:

      --   the merger will qualify as a "reorganization" within the meaning of
           Section 368(a) of the Internal Revenue Code;

      --   Nortel Networks will be treated as a corporation under Section 367
           (a)(1) of the Internal Revenue Code with respect to each transfer of property thereto pursuant to the merger; and

      -- accordingly, the following material U.S. federal income tax consequences will result from the merger:

       (1) no gain or loss will be recognized by Periphonics, the merger subsidiary or Nortel Networks as a result of the merger; and

       (2) no gain or loss will be recognized by Periphonics stockholders who receive Nortel Networks common shares in the merger, except for cash received for any fractional share; and

       (3) the tax basis of the Nortel Networks common shares received by Periphonics stockholders in the merger will be the same as the tax basis of the Periphonics common stock surrendered in exchange for those shares reduced by the tax basis allocable to fractional shares for which cash is received.

     If you receive cash for any fractional share interest in a Nortel Networks common share in the merger, you will be treated as though Nortel Networks distributed an actual fractional share interest to you and then redeemed the fractional share interest for cash. The difference between the cash amount you will receive for

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

the fractional share interest and the amount of your tax basis in the Periphonics common stock allocable to that fractional share interest will generally be capital gain or loss if you hold your Periphonics common stock as a capital asset at the time of the merger. Long-term capital gains recognized by an individual holder on capital assets held for more than one year generally are subject to a maximum rate of 20%. The holding period for Nortel Networks common shares that you receive in the merger will include the holding period of your shares of Periphonics common stock if you held those shares as capital assets at the time of the merger.

     Periphonics stockholders will be required to retain records and file a statement setting forth facts relating to the merger with their U.S. federal income tax returns.

     The discussion above is only a summary description of some of the anticipated U.S. federal income tax consequences of the merger, and may not address the particular facts and circumstances of your situation. It does not discuss all of the consequences that may be relevant to you if:

      -- you are entitled to special treatment under the Internal Revenue Code (as are insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, exempt organizations or foreign persons);

      -- you acquired your Periphonics common stock pursuant to the exercise of Periphonics stock options or otherwise as compensation; or

      -- you will own 5% or more of Nortel Networks' common shares measured by vote or value (either directly or indirectly through the application of attribution rules) immediately after the merger.

     The summary set forth above is not a complete analysis of all potential tax effects of the transactions contemplated by the merger agreement or the merger itself. No information is provided in this document regarding the tax consequences, if any, of the merger or the exchange of shares in the merger under state, local, foreign or other tax laws or under proposed changes in applicable tax laws.

U.S. AND CANADIAN TAX CONSIDERATIONS RELATING TO HOLDING NORTEL NETWORKS COMMON SHARES

     U.S. Federal Income Tax Considerations. The following summary describes the principal U.S. federal income tax consequences of the ownership and disposition of Nortel Networks common shares by a U.S. holder. A "U.S. holder" is a person or entity that:

      --   is a citizen or resident of the United States;

      --   is a U.S. domestic corporation; or

      -- will otherwise be subject to U.S. federal income tax on a net income basis in respect of Nortel Networks common shares.

     Even if you are a U.S. holder, this summary is not a complete description of all the tax considerations that may be relevant to your decision to hold or dispose of Nortel Networks common shares. In particular, this summary does not address the tax treatment of beneficial owners that:

      --   will not hold Nortel Networks common shares as a capital asset;

      --   own 10% or more of the voting stock of Nortel Networks; or

      --   may be subject to special tax rules, such as:

        --   banks;

        --   dealers in securities or currencies;

        --   traders in securities electing to mark to market;

        --   tax-exempt entities;

        --   insurance companies;

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

        -- persons that will hold Nortel Networks common shares as a position in a "straddle" or a "conversion transaction"; and

        --   persons that have a "functional currency" other than the U.S.
             dollar.

     This summary is based upon tax laws and practice of the United States as in effect on the date of this document, which are subject to change. You should consult your own tax advisor about the U.S. tax consequences of your beneficial ownership and disposition of Nortel Networks common shares and the effect of any foreign, state or local tax laws.

     The gross amount of any cash dividends paid by Nortel Networks with respect to Nortel Networks common shares, including the amount of any Canadian taxes withheld from these dividends, generally will be includible in the gross income of a U.S. holder to the extent paid out of Nortel Networks' current or accumulated earnings and profits, as determined under U.S. federal income tax principles. This income will be foreign source dividend income and will not be eligible for the dividends-received deduction allowed to U.S. corporations with respect to stock of other U.S. corporations. Canadian withholding tax at the legally applicable rate will be treated as foreign income tax which U.S. holders may elect to deduct in computing their taxable income or, subject to the limitations on foreign tax credits generally, credit against their U.S. federal income tax liability. Dividends on Nortel Networks common shares generally will constitute "passive income" or, in some cases, "financial services income" for U.S. foreign tax credit purposes. Foreign tax credits will not be allowed for withholding taxes imposed in respect of certain short-term or hedged positions in Nortel Networks common shares or in respect of arrangements in which a U.S. holder's expected economic profit, after non-U.S. taxes, is insubstantial. You should consult your own advisers concerning the implications of these rules in light of your particular circumstances.

     Distributions of Nortel Networks common shares to U.S. holders that are made by Nortel Networks as part of a pro rata distribution to all holders of Nortel Networks common shares generally will not be subject to U.S. federal income tax.

     Gain or loss realized by a U.S. holder on the sale or other disposition of Nortel Networks common shares will be subject to U.S. federal income taxation as capital gain or loss in an amount equal to the difference between the U.S. holder's tax basis in the Nortel Networks common shares and the amount realized on the disposition. This gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the Nortel Networks common shares were held for more than one year. Dividends paid on, and proceeds from the sale or other disposition of Nortel Networks common shares, including gain attributable to cash received for any fractional Nortel Networks common shares may be subject to the information reporting requirements of the Internal Revenue Code and may be subject to backup withholding at the rate of 31% unless the holder:

      --   establishes that it is a corporation or other exempt holder; or

      -- provides an accurate taxpayer identification number on a properly completed Internal Revenue Service Form W-9 and certifies that no loss of exemption from backup withholding has occurred.

     The amount of any backup withholding from a payment to a holder will be allowed as a credit against the U.S. Holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that certain required information is furnished to the Service.

     Canadian Federal Income Tax Considerations. Osler, Hoskin & Harcourt, Canadian tax counsel to Nortel Networks, has advised that the following is a general summary of the principal Canadian federal income tax considerations generally applicable to holders of Nortel Networks common shares who acquire Nortel Networks common shares in the merger in exchange for Periphonics common stock and who, for purposes of the Income Tax Act (Canada), at all relevant times:

      --   deal at arm's length with Nortel Networks;

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

      -- alone or together with others not at arm's length with them, did not own 25% or more of any class or series of Nortel Networks shares, including interests in or rights to shares, within the five-year period before disposing of those shares;

      -- hold their Periphonics common stock and Nortel Networks common shares for their own account as capital property and do not use or hold their Periphonics common stock or Nortel Networks common shares in, or in the course of, carrying on business in Canada;

      -- are not financial institutions as defined in the Income Tax Act (Canada) for purposes of certain special provisions of the Income Tax Act (Canada) (the mark-to-market rules) relating to securities held by financial institutions; and

      -- whose Periphonics common stock and Nortel Networks common shares are not designated insurance property as defined in the Income Tax Act (Canada) and are not effectively connected with an insurance business carried on in Canada.

     This summary is based on the current provisions of the Income Tax Act (Canada) and the regulations under the Income Tax Act (Canada), all specific proposals to amend the Income Tax Act (Canada) and those regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this document and counsel's understanding of the current administrative practices of Revenue Canada. This summary does not take into account or anticipate any other changes in law or practice, whether by judicial, governmental or legislative decision or action, nor does it take into account the tax legislation or considerations of any province or territory, or any jurisdiction other than Canada. This summary is of a general nature only, is not intended nor should it be construed to be legal or tax advice to any particular holder of Nortel Networks common shares and in particular does not take into account or anticipate the specific circumstances of any particular holder or address tax considerations peculiar to any holder subject to special provisions of the Income Tax Act (Canada). Accordingly, you should consult your own tax advisor with respect to your particular circumstances.

     If you are not resident in Canada for purposes of the Income Tax Act (Canada):

      -- you will not be subject to Canadian tax on the exchange of your shares of Periphonics common stock for Nortel Networks common shares in the merger;

      -- dividends on Nortel Networks common shares you receive in the merger will generally be subject to Canadian withholding tax. If you are a resident of the United States, the rate of this withholding tax will generally be 15% of the gross amount of the dividends, under the terms of the Canada-United States Income Tax Convention (1980). If you are resident elsewhere, the rate of withholding will generally be 25%, or a lesser rate provided under any applicable tax treaty; and

      -- gains realized on the disposition of Nortel Networks common shares you receive in the merger will not generally be subject to Canadian tax if they are listed on a stock exchange prescribed by the Income Tax Act (Canada), which includes the New York Stock Exchange. If you are a resident of the United States, your gains generally will not in any event be subject to Canadian tax as long as the value of your Nortel Networks common shares is not derived principally from Canadian real estate, as contemplated in the Canada-United States Income Tax Convention (1980).

     If you are resident in Canada for purposes of the Income Tax Act (Canada) and Periphonics is not your foreign affiliate, as defined in the Income Tax Act (Canada):

      -- you will realize a capital gain (or sustain a capital loss) on the exchange of your shares of Periphonics common stock for Nortel Networks common shares in the merger. The amount of this gain will be the amount by which (1) the fair market value of the Nortel Networks common shares you receive plus the amount of cash you receive for any fractional share, net of any reasonable costs you incur, exceed (or are exceeded by) (2) your adjusted cost base in the shares of Periphonics common stock you exchange; and

      -- the adjusted cost base of your Nortel Networks common shares after the merger will be the average of (1) the fair market value of the Periphonics common stock you exchanged less the amount of cash you received for any fractional Nortel Networks common share and (2) the adjusted cost base of any other Nortel Networks common shares you then own as capital property.

STOCK EXCHANGE LISTINGS OF NORTEL NETWORKS COMMON SHARES

     Nortel Networks will apply to list the Nortel Networks common shares to be issued in the merger, or upon exercise of the stock options assumed by Nortel Networks by reason of the merger, on the New York, Toronto and Montreal stock exchanges.

                              THE MERGER AGREEMENT

     The following is a summary of the principal provisions of the merger agreement. A copy of the merger agreement is attached as Annex A. We encourage you to read it in its entirety.

THE MERGER

     When the merger occurs, at Nortel Networks' option either:

      -- the merger subsidiary will merge with and into Periphonics and the separate corporate existence of the merger subsidiary will cease and Periphonics will survive and continue to exist as a Delaware corporation and as a wholly-owned subsidiary of Nortel Networks; or

      -- Periphonics will merge with and into the merger subsidiary and the separate corporate existence of Periphonics will cease and the merger subsidiary will survive and continue to exist as a Delaware corporation and a wholly-owned subsidiary of Nortel Networks.

     In this document, the company that survives the merger is sometimes referred to as the "surviving corporation."

     The merger agreement is conditioned on:

      --   approval of the merger agreement by Periphonics' stockholders; and

      --   satisfaction or waiver of the other conditions to the merger.

EFFECTIVE TIME OF THE MERGER

     The merger will become effective at the time of filing of a certificate of merger, or at a later time specified in the certificate of merger, in accordance with Delaware law. The merger will become effective on the third business day after the last of the conditions to the merger has been satisfied or waived, or another date if so agreed by Nortel Networks and Periphonics.

CONVERSION OF PERIPHONICS COMMON STOCK

     Each share of Periphonics common stock outstanding immediately prior to the merger, other than treasury shares, will be converted in the merger into the right to receive a fraction of a common share of Nortel Networks equal to the "exchange ratio."

     "Exchange ratio" means the fraction obtained by dividing $29.23 by the average of the last sales prices of Nortel Networks common shares on the New York Stock Exchange Composite Tape for the 10 consecutive trading days ending on the trading day which is two trading days prior to completion of the merger and rounding the result to the nearest hundredth, except that if this fraction is less than 0.62 then the exchange ratio will be 0.62, and if this fraction is more than 0.76 then the exchange ratio will be 0.76.

     Each share of Periphonics common stock held in Periphonics' treasury or held by Nortel Networks or its subsidiaries at the time of the merger will be canceled and retired without any payment.

NO FRACTIONAL NORTEL NETWORKS COMMON SHARES

     Nortel Networks will not issue fractional shares in the merger. If, upon conversion of your Periphonics common stock, you are entitled to receive a number of Nortel Networks common shares that includes a fraction of a Nortel Networks common share, you will instead be entitled to receive cash for that fractional share. The amount of cash payable will equal the fraction multiplied by the average of the last sales prices of Nortel Networks common shares on the New York Stock Exchange Composite Tape for the 10 consecutive trading days ending on the trading day which is two trading days prior to completion of the merger.

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

EXCHANGE OF PERIPHONICS COMMON STOCK FOR NORTEL NETWORKS COMMON SHARES

     At or prior to the completion of the merger, Nortel Networks will deposit with an exchange agent certificates representing the number of Nortel Networks common shares, and an estimated amount of cash for fractional shares, to be issued or paid in exchange for outstanding shares of Periphonics common stock. The cash and certificates representing Nortel Networks common shares deposited with the exchange agent are referred to in this document as the "exchange fund."

     Promptly after the merger is completed, Nortel Networks will mail to each record holder of Periphonics common stock a letter of transmittal and instructions for use in effecting the surrender of Periphonics common stock for exchange for Nortel Networks common shares.

     Upon surrender to the exchange agent of Periphonics common stock for cancellation together with a properly executed and completed letter of transmittal, you will be entitled to receive the full number of Nortel Networks common shares into which your Periphonics common stock is converted as determined by the exchange ratio, and cash for any fractional Nortel Networks common share.

     Nortel Networks will not pay you any dividends or other distributions declared after the merger is completed until you have surrendered your Periphonics common stock. Once you have done so, Nortel Networks will pay you the amount of any dividends or other distributions that were declared after the merger is completed and before you surrendered your Periphonics common stock, without interest.

     Upon completion of the merger, Periphonics will close its stock transfer books and no longer transfer Periphonics common stock. After the merger is completed, you will cease to have any rights with respect to Periphonics common stock, except for the right to convert your common stock into Nortel Networks common shares as described above.

     Any portion of the exchange fund that remains unclaimed by Periphonics stockholders for one year after the merger is completed will be paid or delivered to Nortel Networks. Any Periphonics stockholders who have not previously surrendered their Periphonics common stock as described above must look only to Nortel Networks for payment of Nortel Networks common shares, cash instead of any fractional shares and unpaid dividends and distributions on the Nortel Networks common shares deliverable in respect of the Periphonics common stock. No interest will be paid on any of these amounts.

TREATMENT OF PERIPHONICS STOCK OPTIONS

     Nortel Networks will assume all Periphonics stock options outstanding at the time of the merger. After the merger, Nortel Networks will treat these assumed stock options as options to acquire Nortel Networks common shares on the terms and conditions of the Periphonics stock option plan under which they were granted.

     The number of Nortel Networks common shares that may be purchased upon exercise of an assumed stock option after the merger will be equal to the number of shares of Periphonics common stock that were subject to the option prior to the merger multiplied by the exchange ratio under the merger agreement. The exercise price for each Nortel Networks common share covered by an assumed stock option will be equal to the aggregate exercise price for the shares of Periphonics common stock covered by the option prior to the merger divided by the number of Nortel Networks common shares that may be purchased under the assumed stock option after the merger.

     Nortel Networks' board of directors or an appropriate committee of the board of directors will succeed to the authorities and responsibilities of Periphonics' Board or any Board committee under each Periphonics stock option plan, and those plans will continue to be administered in accordance with their current terms. The conversion of Periphonics stock options that are incentive stock options as defined in Section 422 of the Internal Revenue Code will be effected in a manner consistent with Section 424(a) of the Internal Revenue Code.

EMPLOYEE BENEFITS

     During the one year period following the completion of the merger, Nortel Networks has agreed to maintain for Periphonics employees who continue in their employment:

      -- the same salaries and severance benefits that were in effect prior to the merger; and

      -- employee benefits, other than equity based benefits, that are substantially similar in the aggregate to those in effect prior to the merger.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains material representations and warranties of Periphonics with respect to the following:

      --   its corporate organization and existence;

      --   its capitalization;

      -- disclosure of its subsidiaries and their corporate organization and existence;

      -- its corporate power and authority to execute, deliver and perform its obligations under the merger agreement and the option agreement;

      -- the merger agreement and the option agreement and related transactions not violating its certificate and by-laws, applicable law and specified agreements;

      --   its financial statements and filings with the Commission;

      --   the absence of undisclosed litigation, claims or other proceedings;

      --   its compliance with applicable law;

      -- the absence of undisclosed material contracts and the absence of defaults under its material contracts, subject to the applicable materiality standards;

      --   brokers' and finders' fees with respect to the merger;

      --   its employee benefit plans and related matters;

      -- the inapplicability of state anti-takeover statutes and anti-takeover provisions of its certificate and by-laws to the transactions contemplated by the merger agreement and the option agreement and the adoption of an amendment to its rights agreement;

      --   environmental liabilities;

      --   intellectual property;

      --   the filing and accuracy of its tax returns;

      -- its belief that no conditions exist that would adversely affect the status of the merger as a reorganization for U.S. federal income tax purposes;

      --   required governmental and regulatory approvals;

      -- the receipt of an opinion of William Blair as to the fairness of the exchange ratio, from a financial point of view, to Periphonics' stockholders;

      --   year 2000 readiness; and

      -- the absence of materially adverse changes in its business since May 31, 1999.

     The merger agreement contains material representations and warranties of each of Nortel Networks and the merger subsidiary with respect to the following:

      --   its corporate organization and existence;

      --   its capitalization;

      -- its corporate power and authority to execute, deliver and perform its obligations under the merger agreement and the option agreement;

      -- the merger agreement and the option agreement and related transactions not violating its charter and by-laws, applicable law and material agreements;

      --   its financial statements and filings with the commission;

      -- the absence of undisclosed litigation, claims or other proceedings that would have a material adverse effect;

      --   brokers' and finders' fees relating to the merger;

      --   required governmental and regulatory approvals;

      -- the absence of materially adverse changes in its business since December 31, 1998; and

      -- its not acting in a manner that would adversely affect the status of the merger as a reorganization for U.S. federal income tax purposes.

CONDUCT OF BUSINESS OF PERIPHONICS

     The merger agreement provides that Periphonics and its subsidiaries will conduct their businesses in the ordinary and usual course in all material respects and will use their reasonable best efforts to keep their business organizations and assets intact and to preserve their current business relationships. Subject to specified exceptions, the merger agreement also contains limitations, prohibitions and other provisions relating to Periphonics' conduct of business from the date of the merger agreement to the completion of the merger with respect to:

      --   changes in respect of its capital stock;

      --   actions with respect to dividends and other distributions;

      --   employment arrangements;

      --   changes with respect to employee benefit plans;

      --   acquisitions and disposals of assets, businesses or properties;

      --   amendments to its certificate or by-laws;

      --   changes in its accounting principles or practices;

      -- entry into or termination of (1) contracts specified in the merger agreement with customers and suppliers or (2) leases, or changes to existing material contracts;

      --   settlement of claims;

      -- actions that would be reasonably likely to adversely affect the status of the merger as a reorganization for U.S. federal income tax purposes;

      -- actions that would be reasonably likely to result in a breach of any of its representations and warranties or cause any condition to the merger not to be satisfied;

      --   incurrence of indebtedness;

      --   making of capital expenditures;

      --   changes with respect to material tax elections;

      -- waivers of confidentiality or "standstill" provisions with other companies; and

      --   agreements or commitments to do any of the foregoing.

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

CONDUCT OF BUSINESS OF NORTEL NETWORKS

     Subject to specified exceptions, the merger agreement contains limitations, prohibitions and other provisions relating to Nortel Networks' actions during the period from the date of the merger agreement to the completion of the merger with respect to:

      -- declaration or payment of any extraordinary cash dividend on or in respect of the Nortel Networks common shares;

      -- actions that would be reasonably likely to adversely affect the status of the merger as a reorganization for U.S. federal income tax purposes;

      -- actions that would be reasonably likely to result in a breach of any of its representations and warranties or cause any condition to the merger not to be satisfied; and

      --   agreements or commitments to do any of the foregoing.

COVENANTS OF PERIPHONICS

     The merger agreement contains covenants requiring Periphonics to:

      -- take all action necessary to convene an appropriate meeting of its stockholders to consider and vote on the adoption of the merger agreement and for Periphonics' Board to recommend adoption, except as provided in "-- Acquisition Proposals";

      -- use its reasonable best efforts to cause persons who may be deemed "affiliates" of Periphonics under the Securities Act to execute and deliver an agreement limiting such person's ability to sell, transfer or dispose of his or her Nortel Networks common shares;

      -- provide Nortel Networks with reasonable access to information under the condition that non-public information be subject to the terms of the confidentiality agreement between Nortel Networks and Periphonics; and

      -- take all further action necessary in order to render its stockholder protection rights inapplicable to the merger.

COVENANTS OF NORTEL NETWORKS

     In the merger agreement, Nortel Networks has agreed to use its reasonable best efforts to list the Nortel Networks common shares to be issued in the merger and upon exercise of the Periphonics stock options assumed by Nortel Networks by reason of the merger on the New York, Toronto and Montreal stock exchanges prior to the merger. Nortel Networks has also agreed to use its reasonable best efforts to obtain all necessary approvals of Canadian securities regulatory authorities to permit the distribution of Nortel Networks common shares in the merger.

COVENANTS OF NORTEL NETWORKS, PERIPHONICS AND THE MERGER SUBSIDIARY

     The merger agreement also contains various covenants requiring each of Nortel Networks, the merger subsidiary and Periphonics:

      -- to use their reasonable best efforts in good faith to take all necessary actions to effect the merger;

      -- to cooperate in the preparation of this proxy statement/prospectus and a joint communications plan with respect to the transactions contemplated by the merger agreement;

      -- to take all steps within their control to exempt the transactions contemplated by the merger agreement and the option agreement from any state anti-takeover law that purports to apply to those transactions;

      --   to cooperate and use their respective reasonable best efforts to:

        -- prepare all documentation, effect all filings and obtain all permits, consents, approvals and authorizations of all third parties and regulatory authorities necessary to complete the transactions contemplated by the merger agreement, subject to specified limitations described under "The Merger -- Regulatory Approvals -- General;" and

        -- cause the merger to be completed as expeditiously as reasonably practicable; and

      -- to use their reasonable best efforts to cause their respective independent public accountants to deliver to the other party customary accountant's comfort letters.

ACQUISITION PROPOSALS

     Periphonics has agreed in the merger agreement that it will not, and will cause its subsidiaries and its officers, directors, agents and advisors and those of its subsidiaries not to, initiate, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person other than Nortel Networks relating to, any of the following "acquisition proposals":

      -- a merger or consolidation, or any similar transaction, involving Periphonics;

      -- a purchase or other acquisition of greater than 20% of the consolidated assets of Periphonics and its subsidiaries, other than transactions involving the sale of inventory in the ordinary course of business, consistent with past practice;

      -- a purchase or other acquisition of beneficial ownership of securities representing more than 20% of the voting power of Periphonics;

      --   any substantially similar transaction; or

      -- any inquiry or indication of interest with respect to any of the foregoing.

     Notwithstanding the foregoing, the merger agreement permits Periphonics to engage in any discussions or negotiations with, or provide any information to, any person in response to a bona fide written acquisition proposal by that person, but only if and to the extent that:

      -- the proposal was not solicited or encouraged in violation of the merger agreement;

      --   the meeting of Periphonics' stockholders has not occurred;

      -- Periphonics' Board determines in good faith that the acquisition proposal would, if completed, constitute a "superior proposal" and is reasonably likely to be completed;

      -- Periphonics' Board determines, in good faith after consultation with outside counsel, that such action is legally required as a matter of the fiduciary duties of the directors under applicable law; and

      -- before providing any information or data to any person or entering into discussions or negotiations with any person, Periphonics receives from that person an executed confidentiality agreement containing terms no less restrictive with respect to that person than the terms of the confidentiality agreement which Nortel Networks has entered into with Periphonics.

     A "superior proposal" is any bona fide acquisition proposal made by a third party that was not solicited or encouraged in violation of the merger agreement and which Periphonics' Board determines in its good faith judgment, based on a written opinion to that effect by a financial advisor of nationally recognized reputation, to be materially more favorable to the stockholders of Periphonics than the transactions contemplated by the merger agreement.

     Periphonics has agreed to notify Nortel Networks within 24 hours of its receipt of any inquiries, proposals or offers described above and to advise Nortel Networks promptly of any material developments. As of the date of this document, Periphonics has not received any inquiries, proposals or offers of this kind.

     Periphonics has also agreed to cease any activities, discussions or negotiations with any parties other than Nortel Networks with respect to any acquisition proposal.

CONDITIONS TO THE MERGER

     The obligation of each of the parties to complete the merger is conditioned upon the satisfaction or waiver of each of the following conditions:

      -- the merger agreement has been adopted and approved by the requisite vote of the holders of Periphonics common stock;

      -- all regulatory approvals required to complete the merger have been obtained and are in full force and effect and all statutory waiting periods have expired and, in the case of Nortel Networks, do not contain any conditions, restrictions or requirements which would reasonably be expected to:

        -- have a material adverse effect on Nortel Networks and its subsidiaries taken as a whole, or on the surviving corporation, after the effective time; or

        -- require Nortel Networks or any of its subsidiaries to sell or otherwise dispose of, or to hold separately, or permit the sale or other disposition of, any assets of Nortel Networks, Periphonics or their respective subsidiaries, or require Nortel Networks to refrain from exercising full authority over Periphonics and its subsidiaries after the effective time;

      -- no governmental authority has enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order which is in effect and enjoins or prohibits completion of the merger;

      -- the representations and warranties of the other party contained in the merger agreement are true and correct as of the date of the merger agreement and as of completion of the merger, except for any representations and warranties that by their terms speak as of the date of the merger agreement or some other date, which will be true and correct as of such date, in each case subject to the applicable materiality standard set forth in the merger agreement;

      -- each of the agreements and covenants to be performed by the other party in accordance with the merger agreement at or prior to the time of the merger has been duly performed in all material respects;

      -- no events have occurred which have had or would reasonably be expected to have a material adverse effect on the other party;

      -- this proxy statement/prospectus has been declared effective and no stop order suspending its effectiveness has been issued, and no proceedings for that purpose have been initiated or threatened by the Commission and not concluded or withdrawn;

      -- Nortel Networks has received an opinion of Cleary, Gottlieb, Steen & Hamilton as to tax matters;

      -- Periphonics has received an opinion of Fried, Frank, Harris, Shriver & Jacobson as to tax matters; and

      -- the Nortel Networks common shares issuable pursuant to the merger agreement have received approval for listing on the New York, Toronto and Montreal stock exchanges, subject to official notice of issuance.

     In addition, it is a condition to Nortel Networks' obligation to complete the merger that no governmental authority has brought an action that is reasonably likely to succeed and that seeks to enjoin or prohibit completion of the merger, require the unwinding of the merger or impose substantial penalties as a result of the merger.

INDEMNIFICATION

     The surviving corporation will indemnify the present and former officers and directors of Periphonics and its subsidiaries to the fullest extent permitted by Delaware law and the Periphonics certificate and by-laws with respect to any claim, action, suit, proceeding or investigation arising out of actions or omissions occurring at or prior to completion of the merger. For six years following completion of the merger, Nortel Networks will provide an insurance policy with respect to that portion of directors' and officers' liability insurance that serves to cover the present and former directors and officers of Periphonics or its subsidiaries with respect to claims arising from facts or events which occurred at or before the time the merger is completed. Subject to specified limitations, this insurance policy will contain at least the same maximum coverage and amounts as Periphonics currently provides to its directors and officers.

WAIVER AND AMENDMENT

     Nortel Networks and Periphonics may amend any provision of the merger agreement by an agreement in writing approved by their respective Boards. However, after adoption of the merger agreement by Periphonics' stockholders, the merger agreement may not be amended without stockholder approval if by law the amendment would require the approval of Periphonics' stockholders. Prior to the time the merger is completed, Nortel Networks or Periphonics may, with the approval of their respective Boards:

      -- extend the time for the performance of any of the obligations or other acts of the other parties;

      -- waive any inaccuracies in the representations and warranties contained in the merger agreement; and

      -- waive compliance with any of the agreements or conditions contained in the merger agreement.

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated, and the merger may be abandoned:

   --   by the mutual consent of Nortel Networks and Periphonics;

   --  by either party:

      -- if the other party breaches any of its representations or warranties contained in the merger agreement, except if such breach would not have or reasonably be expected to have, individually or in the aggregate, a material adverse effect on the breaching party, which breach is not capable of being cured or has not been cured within 10 calendar days after the giving of written notice to the breaching party of the breach;

      -- if the other party materially breaches any of its covenants or agreements contained in the merger agreement, which breach is not capable of being cured or has not been cured within 10 calendar days after the giving of written notice to the breaching party of the breach;

      -- if the merger is not completed by March 31, 2000, or, if an approval of any governmental authority required to be obtained for the completion of the merger has not been obtained, by June 30, 2000, except to the extent that the failure of the merger to be completed is due to the knowing action of the party seeking to terminate the merger agreement;

      -- if the approval of any governmental authority required to complete the merger has been denied by final nonappealable action; or

      -- if the required stockholder approval is not obtained at the stockholders' meeting;

   --  by Nortel Networks:

      -- if Periphonics breaches its covenant to take all actions necessary to convene the stockholders' meeting to consider and vote upon the approval and adoption of the merger;

      -- if Periphonics breaches its obligations described under "-- Acquisition Proposals";

      -- if any required approval of a governmental authority contains any final, nonappealable conditions, restrictions or requirements which would reasonably be expected to (1) have a material adverse effect, following the merger, on Nortel Networks and its subsidiaries taken as a whole or on the surviving corporation or (2) require Nortel Networks to sell or otherwise dispose of, or to hold separately, or permit the sale or other disposition of, any assets of Nortel Networks, Periphonics or their respective subsidiaries, or require Nortel Networks to refrain from exercising full authority over Periphonics and its subsidiaries following the merger; or

      -- if Periphonics' Board at any time prior to the Periphonics stockholders' meeting withdraws or modifies in any manner adverse to Nortel Networks its recommendation of the merger, or resolves to do so;

   --  by Periphonics:

      -- if any required approval of a governmental authority contains any final, nonappealable conditions, restrictions or requirements which would reasonably be expected to (1) have a material adverse effect, following the merger, on Nortel Networks and its subsidiaries taken as a whole or (2) require Nortel Networks to sell or otherwise dispose of, or to hold separately, or permit the sale or other disposition of, any assets of Nortel Networks, Periphonics or their respective subsidiaries, or require Nortel Networks to refrain from exercising full authority over Periphonics and its subsidiaries following the merger, unless within 30 days following receipt by Nortel Networks of written notice of Periphonics' intent to terminate the merger agreement under these circumstances, Nortel Networks notifies Periphonics that it waives its analogous right to terminate the merger agreement; or

      -- if its Board at any time prior to the Periphonics stockholders' meeting, elects to terminate the merger agreement in order to approve or recommend a superior proposal, so long as (1) Periphonics has notified Nortel Networks in writing that it intends to recommend or approve a superior proposal, (2) after taking into account any modifications to the transactions contemplated by the merger agreement that Nortel Networks has then proposed in writing and not withdrawn, the Periphonics' Board has determined that the proposal is and continues to be a superior proposal and (3) Periphonics pays Nortel Networks the applicable termination fee as provided in "-- Termination Fees and Expenses."

TERMINATION FEES AND EXPENSES

     Periphonics. Periphonics may be required to pay Nortel Networks the sum of $15,000,000 in each of the following four circumstances:

1.   Failure to complete the merger

      -- Periphonics terminates the merger agreement because the merger is not completed by March 31, 2000, or, if an approval of any governmental authority required to be obtained for the completion of the merger has not been obtained, by June 30, 2000, unless the failure of the merger to be completed results primarily from Nortel Networks' knowing action or inaction or from Nortel Networks' or the merger subsidiary's inability to obtain consent or approval of, or make any filing or registration with, any governmental authority; and

      -- at any time after the date of the merger agreement and at or before the time of the event giving rise to such termination there exists an acquisition proposal; and

      -- within 12 months of the termination of the merger agreement, Periphonics enters into a definitive agreement with any third party with respect to an acquisition proposal or an acquisition proposal is completed.

2.   Failure of Periphonics' stockholders to approve the merger

      -- Periphonics or Nortel Networks terminates the merger agreement due to the failure of Periphonics' stockholders to approve the merger agreement; and

      -- at any time after the date of the merger agreement and at or before the time of the event giving rise to termination of the merger agreement there is an acquisition proposal, which has been publicly announced or the existence of which is a matter of public knowledge; and

      -- within 12 months of the termination of the merger agreement, Periphonics enters into a definitive agreement with any third party with respect to an acquisition proposal or an acquisition proposal is completed.

3.   Withdrawal of recommendation by Periphonics' Board

      -- Nortel Networks terminates the merger agreement after Periphonics' Board withdraws or modifies in any manner adverse to Nortel Networks its recommendation of the merger or resolves to do so.

4.   Termination by Periphonics' Board in response to superior proposal

      -- Periphonics' Board elects to terminate the merger agreement, in order to approve or recommend a superior proposal.

     Periphonics may be required to pay Nortel Networks the sum of $4,000,000 if Nortel Networks terminates the merger agreement due to:

      -- a willful breach by Periphonics of any of its representations or warranties that is not capable of being cured or has not been cured within 10 calendar days after Nortel Networks gives written notice of the breach, except if the breach would not have, or reasonably be expected to have, a material adverse effect on Periphonics; or

      -- a willful material breach by Periphonics of any of its covenants or agreements that is not capable of being cured or has not been cured within 10 calendar days after Nortel Networks gives written notice to Periphonics of the breach; or

      -- a willful breach by Periphonics of its covenant to take all actions necessary to convene an appropriate meeting of its stockholders to consider and vote upon the approval and adoption of the merger agreement and any other matters required to be approved by its stockholders for completion of the merger; or

      -- a willful breach by Periphonics of its obligations described under "-- Acquisition Proposals."

     If Periphonics is required to pay Nortel Networks the sum of $4,000,000 following any termination for willful breach as described above, Nortel Networks may require Periphonics to pay the additional sum of $11,000,000 if:

      -- at any time after the date of the merger agreement and at or before the time of the event giving rise to the termination for willful breach there is an acquisition proposal; and

      -- within 12 months of the termination of the merger agreement, Periphonics enters into a definitive agreement with any third party with respect to an acquisition proposal or an acquisition proposal is completed.

     The merger agreement provides that no more than $15,000,000 is payable by Periphonics in respect of the termination fees described above, and that termination fees will no longer be payable by Periphonics after any exercise by Nortel Networks of the option described below under "Other Agreements -- Stock Option Agreement."

     Nortel Networks. Nortel Networks may be required to pay Periphonics a termination fee of $4,000,000 if Periphonics terminates the merger agreement in the event of either:

      -- a willful breach by Nortel Networks of any of its representations or warranties that is not capable of being cured or has not been cured within 10 calendar days after Periphonics gives written notice to Nortel Networks of the breach, except if the breach would not have, or reasonably be expected to have, a material adverse effect on Nortel Networks; or

      -- a willful material breach by Nortel Networks of any of its covenants or agreements that is not capable of being cured or has not been cured within 10 calendar days after Periphonics gives written notice to Nortel Networks of the breach.

     Expenses. Each party to the merger agreement will bear all expenses incurred by it in connection with the merger, except that printing and mailing expenses and Commission registration and filing fees will be shared equally between the parties.

                                OTHER AGREEMENTS

     The following is a summary of the principal provisions of the stock option agreement and the stockholders agreement. A copy of the stock option agreement is attached as Annex B and a copy of the stockholders agreement is attached as Annex C. We encourage you to read each agreement in its entirety.

STOCK OPTION AGREEMENT

     As a condition to Nortel Networks' execution of the merger agreement, Periphonics entered into the stock option agreement. In this agreement, Periphonics granted Nortel Networks an option that under specified circumstances would permit Nortel Networks to purchase a number of shares of Periphonics common stock. The maximum number of shares that Nortel Networks could purchase under the option is 19.9% of the number of shares of Periphonics common stock outstanding at the time Nortel Networks exercises the option. The exercise price of the option is $29.23 per share, subject to adjustment under specified circumstances. If Nortel Networks were to exercise the option in full, it would hold approximately 16.6% of the outstanding shares of Periphonics common stock.

     When Nortel Networks May Exercise the Option. Nortel Networks may exercise the option in whole or in part if both an initial triggering event and a subsequent triggering event occur before an exercise termination event, as these terms are defined below in this section.

     "Initial triggering event" means any of the following:

      -- Periphonics or any of its subsidiaries, without Nortel Networks' prior written consent, enters into an agreement to engage in an acquisition transaction, as defined below, with any person other than Nortel Networks;

      -- Periphonics' Board recommends that Periphonics' stockholders approve or accept any acquisition transaction other than the merger;

      -- Periphonics or any of its subsidiaries, without Nortel Networks' prior written consent, authorizes, recommends or proposes, or publicly announces its intention to authorize, recommend or propose, an acquisition transaction with any person other than Nortel Networks or its subsidiaries;

      -- Periphonics or any of its subsidiaries, without Nortel Networks' prior written consent, authorizes or engages in, or announces its intention to authorize or engage in, any negotiations regarding an acquisition transaction with any person other than Nortel Networks or its subsidiaries;

      -- Periphonics' Board fails to recommend that Periphonics' stockholders approve the merger;

      -- Periphonics' Board publicly withdraws or modifies, or publicly announces its intention to withdraw or modify, in any manner adverse to Nortel Networks, its recommendation that Periphonics' stockholders approve the merger;

      -- any person other than Nortel Networks or its subsidiaries makes a proposal to Periphonics or its stockholders to engage in an acquisition transaction and, subsequently:

        -- Periphonics' stockholders vote and fail to approve the merger at the meeting or any adjournment or postponement of the meeting; or

        --   the meeting is not held or is canceled;

      -- any person other than Nortel Networks, its subsidiaries or a party to the stockholders agreement acquires beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding shares of Periphonics common stock;

      -- any group, as defined in the Securities Exchange Act of 1934, other than a group of which Nortel Networks or any of its subsidiaries is a member, is formed that beneficially owns 20% or more of the outstanding shares of Periphonics common stock;

      -- any person other than Nortel Networks or its subsidiaries makes a bona fide proposal to Periphonics or its stockholders to engage in an acquisition transaction and the proposal becomes publicly known;

      -- Periphonics breaches any covenant or obligation contained in the merger agreement in anticipation of engaging in an acquisition transaction and the breach;

        --   would entitle Nortel Networks to terminate the merger agreement;
             and

        -- is not cured before Nortel Networks provides Periphonics with written notice of the breach; or

      -- any person other than Nortel Networks or its subsidiaries files with a regulatory or governmental authority an application for approval of, or notice of intention to engage in, an acquisition transaction, except in connection with a transaction to which Nortel Networks has given its prior written consent.

     "Acquisition transaction" means:

      -- a merger or consolidation, or any similar transaction, involving Periphonics;

      -- a purchase, lease or other acquisition or assumption of all or more than 20% of the consolidated assets of Periphonics;

      -- a purchase or other acquisition of beneficial ownership of securities representing 20% or more of the voting power of Periphonics; or

      --   any substantially similar transaction.

     "Subsequent triggering event" means:

      -- any person other than Nortel Networks, its subsidiaries or a party to the stockholders agreement acquires beneficial ownership of 25% or more of the outstanding Periphonics common stock;

      -- Periphonics or any of its subsidiaries, without Nortel Networks' prior written consent, enters into an agreement to engage in a transaction with any person other than Nortel Networks or its subsidiaries that would be an acquisition transaction if the references to 20% in the definition of acquisition transaction were changed to 25%; or

      -- Periphonics' Board recommends that the stockholders of Periphonics approve or accept any transaction, other than the merger, that would be an acquisition transaction if the references to 20% in the definition of acquisition transaction were changed to 25%.

     "Exercise termination event" means any of:

      --   the time the merger is completed;

      -- termination of the merger agreement in accordance with its provisions if termination occurs before the occurrence of an initial triggering event, except for a termination by Nortel Networks due to a breach of a covenant or representation by Periphonics;

      -- the passage of 12 months after termination of the merger agreement if termination:

        -- follows or is concurrent with the occurrence of an initial triggering event; or

        -- is a termination by Nortel Networks as a result of a breach of a covenant or representation by Periphonics; or

      -- the receipt by Nortel Networks, at its request, of the sum of $15,000,000 in respect of the termination fee in the merger agreement.

     The period within which Nortel Networks may exercise the option and other specified rights under the stock option agreement will be extended as necessary to obtain required regulatory approvals, comply with applicable regulatory waiting periods and avoid liability under Section 16(b) of the Exchange Act. The option price and the number of shares issuable under the option are subject to adjustment in the event of specified changes in the capital stock of Periphonics.

     Registration Rights. If any subsequent triggering event occurs before an exercise termination event, Nortel Networks will have the right for 12 months to require Periphonics to register under the Securities Act the Periphonics common stock issued and issuable pursuant to the option. This right is subject to specified conditions and limitations.

     Repurchase. At any time within 12 months after the occurrence of a repurchase event, as defined in this section, Periphonics will repurchase, at Nortel Network's request, the option and all or any part of the shares of Periphonics common stock issued upon the full or partial exercise of the option. Periphonics will repurchase the option at a price equal to (1) the amount by which the market/offer price, as defined in this section, exceeds the option price, multiplied by (2) the number of shares for which the option may then be exercised. Periphonics will repurchase shares issued upon exercise of the option at a price equal to (1) the market/offer price multiplied by (2) the number of option shares to be repurchased.

     "Repurchase event" means either of the following events, provided that a subsequent triggering event occurs before an exercise termination event:

      -- the completion of any merger or consolidation involving Periphonics or any purchase, lease or other acquisition of all or a majority of the assets of Periphonics, except any transaction involving only Periphonics and its subsidiaries; or

      -- the acquisition by any person of beneficial ownership of 50% or more of the outstanding shares of Periphonics common stock.

     "Market/offer price" means the highest of:

      -- the price per share of Periphonics common stock at which a tender or exchange offer has been made and completed or remains outstanding;

      -- the price per share of Periphonics common stock to be paid by any third party pursuant to an agreement with Periphonics;

      -- the highest average closing price for Periphonics common stock for any 20 trading day period within the three-month period immediately before Nortel Networks, or any other option holder or owner of Periphonics shares issued upon exercise of the option, gives notice of the required repurchase; or

      -- in the event of a sale of all or a majority of the consolidated assets of Periphonics, the sum of the net price paid in the sale for the assets and the current market value of the remaining net assets of Periphonics, divided by the number of shares of Periphonics common stock outstanding at the time of sale.

     Limitation on Total Profit. The option agreement caps Nortel Networks' potential profit on the option at $16,500,000. This limit will be reduced by an amount equal to any amounts received by Nortel Networks in respect of the termination fee under the merger agreement.

     For purposes of this limitation on profit, the amount realized by Nortel Networks is the aggregate, before taxes, of:

      -- any amount received from Periphonics for repurchase of the option, or any portion of the option;

      -- any amount received from Periphonics for repurchase of shares of Periphonics common stock issued upon exercise of the option, less the purchase price;

      -- any net cash received from the sale to any third party of shares of Periphonics common stock issued upon exercise of the option, less the purchase price; and

      -- any amounts received on transfer of the option or any portion of the option to a third party.

     Substitute Option. If, prior to an exercise termination event, Periphonics enters into specified transactions in which it is not the surviving corporation, permits specified fundamental changes in its capital stock or sells all or substantially all of its assets, the option will be converted into a substitute option to purchase capital stock of the entity that is the effective successor to Periphonics. The substitute option will have terms similar to those of the option.

     Assignment. Neither party may assign its rights or obligations under the stock option agreement without the express written consent of the other party, except that if a subsequent triggering event occurs prior to an exercise termination event, Nortel Networks may, subject to specified limitations, assign its rights and obligations in whole or in part within 12 months following the subsequent triggering event.

STOCKHOLDERS AGREEMENT

     Peter J. Cohen, George W. Cole, Richard A. Daniels, Kevin J. O'Brien and Jayandra Patel, all of whom are stockholders and executives of Periphonics, entered into the stockholders agreement as an inducement and condition to Nortel Networks' entering into the merger agreement. The stockholders agreement covers approximately 13.4% of the shares of Periphonics common stock outstanding as of October 1, 1999.

     Voting of Shares; Proxy. Each of the five stockholders who entered into the stockholders agreement has agreed to vote his Periphonics common stock at the Periphonics stockholders' meeting:

      --   in favor of the merger agreement; and

      --   against any alternative transaction.

     An "alternative transaction" is:

      -- any tender offer, exchange offer or proposal for a merger, consolidation or other business combination involving Periphonics or any of its subsidiaries and any person other than Nortel Networks or its subsidiaries; or

      -- any proposal or offer by any person other than Nortel Networks or its subsidiaries to acquire a substantial equity interest in, or a substantial portion of the assets of, Periphonics or any of its subsidiaries.

     The obligations of the five stockholders under the stockholders agreement will terminate at the earliest of:

      --   completion of the merger;

      -- termination of the merger agreement as a result of a breach by Nortel Networks (subject to specified limitations); and

      --   30 days following any other termination of the merger agreement.

     Covenants of the Stockholders. Each of the five stockholders has agreed in the stockholders agreement that he will not:

      -- dispose of or encumber the Periphonics common stock he owns or controls, except to a family member or as a result of his death, and only if the transferee agrees to honor the terms of the stockholders agreement; or

      -- solicit, initiate or encourage or otherwise facilitate any alternative transaction.

                          MARKET PRICES AND DIVIDENDS

NORTEL NETWORKS

     The Nortel Networks common shares are traded on the New York, Toronto and Montreal stock exchanges under the symbol "NT." They are also traded on the London Stock Exchange. The following table sets forth the range of high and low sales prices as reported on the New York Stock Exchange Composite Tape, together with the dividends per common share declared by Nortel Networks, during the periods indicated. We have adjusted the information in the table to reflect Nortel Networks' two-for-one stock split on January 7, 1998 and the stock dividend of one common share on each issued and outstanding Nortel Networks common share as of August 17, 1999.

                                                      PRICE RANGE
                                                   -----------------   PER SHARE
                                                    HIGH       LOW     DIVIDENDS
                                                   -------   -------   ---------
FISCAL 1997
Quarter ended March 31, 1997...................... $19.250   $15.125    $0.0325
Quarter ended June 30, 1997.......................  22.750    15.532     0.0375
Quarter ended September 30, 1997..................  26.938    22.563     0.0375
Quarter ended December 31, 1997...................  28.469    20.267     0.0375

FISCAL 1998                                         HIGH       LOW
                                                   -------   -------
Quarter ended March 31, 1998...................... $32.719   $19.844    $0.0375
Quarter ended June 30, 1998.......................  34.625    25.688     0.0375
Quarter ended September 30, 1998..................  31.844    15.219     0.0375
Quarter ended December 31, 1998...................  25.844    13.406     0.0375

FISCAL 1999                                         HIGH       LOW
                                                   -------   -------
Quarter ended March 31, 1999...................... $31.875    25.063    $0.0375
Quarter ended June 30, 1999.......................  44.000    30.719     0.0375
Quarter ended September 30, 1999..................  51.875    39.813     0.0375
October 1, 1999 through October 4, 1999...........  54.000    49.688         --

     On August 23, 1999, the last trading day before Periphonics and Nortel Networks announced the merger, the closing price per Nortel Networks common share on the New York Stock Exchange Composite Tape was $43.625. On October 4, 1999, the most recent date for which prices were practicably available before the printing of this document, this price was $53.688. Past price performance is not necessarily indicative of future price performance. You should obtain current market quotations for Nortel Networks common shares.

     Holders of Nortel Networks common shares are entitled to receive dividends from legally available funds when, as and if declared by Nortel Networks' board of directors. Although Nortel Networks currently intends to continue paying quarterly cash dividends on Nortel Networks common shares, Nortel Networks cannot assure you that its dividend policy will remain unchanged after completion of the merger. The declaration and payment of dividends after the merger will depend upon business conditions, operating results, capital and reserve requirements and other factors considered relevant by Nortel Networks' board of directors.

PERIPHONICS

     Periphonics common stock is listed on Nasdaq under the symbol "PERI." The following table presents the high and low closing prices of Periphonics common stock as reported by Nasdaq. The prices shown for the period that Periphonics common stock was traded on Nasdaq represent quotations among dealers without adjustments for retail markups, markdowns, or commissions and may not represent actual transactions. Periphonics has not declared any dividends on its common stock for the periods indicated below.

                                                                  PRICE RANGE
                                                               -----------------
                                                                HIGH       LOW
                                                               -------   -------
FISCAL 1997
Quarter ended August 31, 1996...............................   $20.125   $14.000
Quarter ended November 30, 1996.............................    20.875    17.125
Quarter ended February 28, 1997.............................    33.750    12.000
Quarter ended May 31, 1997..................................    19.000    11.250
                                                                HIGH       LOW
                                                               -------   -------
FISCAL 1998
Quarter ended August 31, 1997...............................   $22.000   $12.875
Quarter ended November 30, 1997.............................    14.188     9.313
Quarter ended February 28, 1998.............................    12.750     8.000
Quarter ended May 31, 1998..................................    13.813    10.125
                                                                HIGH       LOW
                                                               -------   -------
FISCAL 1999
Quarter ended August 31, 1998...............................   $12.563   $ 5.125
Quarter ended November 30, 1998.............................    11.500     4.875
Quarter ended February 28, 1999.............................    14.438    10.125
Quarter ended May 31, 1999..................................    11.438     6.313
                                                                HIGH       LOW
                                                               -------   -------
FISCAL 2000
Quarter ended August 31, 1999...............................   $28.313   $10.500
September 1, 1999 through October 4, 1999...................    32.750    26.875

     On August 23, 1999, the last trading day before Periphonics and Nortel Networks publicly announced the merger, the closing price per share of Periphonics common stock as reported by Nasdaq was $25.250. On October 4, 1999, the most recent date for which prices were practicably available before the printing of this document, this price was $32.750. Past price performance is not necessarily indicative of future price performance. You should obtain current market quotations for shares of Periphonics common stock.

                          BUSINESS OF NORTEL NETWORKS

     The following is a brief description of the business of Nortel Networks. Additional information regarding Nortel Networks is contained in its filings with the Commission.

     Nortel Networks is a leading global supplier of data and telephony network solutions and services. Its business consists of the design, development, manufacture, marketing, sale, financing, installation, servicing and support of data and telephony networks for carrier and enterprise customers. Customers include public and private institutions; local, long-distance, personal communications services and cellular mobile communications companies; cable television companies; Internet service providers; and utilities. Nortel

Networks has operations in Canada, the United States, Europe, the Caribbean and the Latin America region and the Asia Pacific region. Nortel Networks employs approximately 72,000 people.

     At August 31, 1999, BCE Inc. owned 39.7% of the outstanding Nortel Networks common shares; the remaining 60.3% of the outstanding Nortel Networks common shares were widely held by other stockholders. After giving effect to the merger, but not to the exercise of the converted Periphonics stock options, BCE will own approximately 39.4% of the outstanding Nortel Networks common shares. BCE is a diversified Canadian telecommunications company whose subsidiaries include Bell Canada and Bell Canada International Inc. as well as other telecommunication companies. There are currently 13 directors on Nortel Networks' board of directors, one of whom is a senior executive and director of BCE and three others are non-employee directors of BCE. Nortel Networks has entered into business relationships with affiliates of BCE. Information on these relationships and the directors of Nortel Networks is included in Nortel Networks' Proxy Circular and Proxy Statement dated February 26, 1999 attached as
Exhibit 99 to Nortel Networks' Annual Report on Form 10-K for the year ended December 31, 1998. See "Where You Can Find More Information" on page 70 to learn how to obtain these documents.

     Nortel Networks is a corporation organized under the Canada Business Corporations Act. The principal executive offices of Nortel Networks are located at 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada, L6T 5P6, and Nortel Networks' telephone number is (905) 863-0000.

                  DESCRIPTION OF NORTEL NETWORKS SHARE CAPITAL

GENERAL

     The authorized capital of Nortel Networks includes an unlimited number of Nortel Networks common shares and an unlimited number of Class A Preferred Shares and Class B Preferred Shares, without nominal or par value, issuable in series.

COMMON SHARES

     The Nortel Networks common shares are listed on the New York, Toronto, Montreal and London stock exchanges. Nortel Networks will apply to list the Nortel Networks common shares issued in the merger and upon exercise of the Periphonics stock options to be assumed by Nortel Networks by reason of the merger on the New York, Toronto and Montreal stock exchanges.

     There were 1,359,394,322 Nortel Networks common shares issued and outstanding as at August 31, 1999.

     Holders of Nortel Networks common shares are entitled to one vote per share on all matters voted on at all meetings of shareholders, except meetings at which only holders of other classes or series of shares of Nortel Networks are entitled to vote.

     Subject to the rights, privileges, restrictions, and conditions attaching to any other class or series of shares of Nortel Networks, holders of Nortel Networks common shares have the right to receive any dividends declared and payable by Nortel Networks on Nortel Networks common shares and the right to receive the remaining assets of Nortel Networks upon liquidation, dissolution or winding-up, if any, after payment of all debts and liabilities.

     Holders of Nortel Networks common shares have no pre-emptive, redemption or conversion rights. Outstanding Nortel Networks common shares are, and shares to be issued in the merger will be, validly issued, fully paid and non-assessable.

     Repurchases of Nortel Networks Common Shares. The following table sets forth information with respect to programs under which Nortel Networks' board of directors has authorized the repurchase for cancellation of Nortel Networks common shares through open market purchases. We have adjusted this information to reflect Nortel Networks' two-for-one stock split on January 7, 1998 and the stock dividend of one common share on each issued and outstanding Nortel Networks common share as of August 17, 1999.

                                                       NUMBER OF NORTEL NETWORKS
                                                       COMMON SHARES AUTHORIZED   NUMBER OF NORTEL NETWORKS
                              PROGRAM PERIOD                FOR REPURCHASE        COMMON SHARES REPURCHASED
                              --------------           -------------------------  -------------------------
1997 stock repurchase
  program............  January 30, 1997 through        32,000,000                 20,364,800
                       January 29, 1998
1998 stock repurchase
  program............  February 4, 1998 through        12,800,000                 8,694,800
                       February 3, 1999
1999 stock repurchase
  program............  February 26, 1999 through       20,000,000                 none, as of the date of
                       February 25, 2000                                          this document

PREFERRED SHARES

     Nortel Networks' board of directors may from time to time issue Class A Preferred Shares and Class B Preferred Shares in one or more series and determine for any such series, by resolution passed before issuance, its designation, number of shares and respective rights, privileges, restrictions and conditions. Nortel Networks has issued a number of series of preferred shares. A detailed description of these shares may be found in Nortel Networks' registration statement on Form 8-A, as amended, which you may obtain as described under "Where You Can Find More Information" on page 70.

     The holders of preferred shares do not have the right to receive notice of, attend, or vote at, any meeting of shareholders except to the extent otherwise determined by Nortel Networks' board of directors and set forth in the articles of amendment designating any series of preferred shares or as provided in the Canada Business Corporations Act. Holders of preferred shares have no pre-emptive rights.

     The provisions attaching to the preferred shares may be repealed, altered, modified or amended with approvals as may be required by the Canada Business Corporations Act.

     As of the date of this document, there are 200 cumulative redeemable Class A Preferred Shares series 4, 16,000,000 cumulative redeemable Class A Preferred Shares series 5 and 14,000,000 non-cumulative redeemable Class A Preferred Shares series 7 issued and outstanding. The series 5 preferred shares are convertible, in specific circumstances, into an equal number of cumulative redeemable Class A Preferred Shares series 6, none of which are currently outstanding. Once issued, the series 6 preferred shares are convertible, in specific circumstances, into series 5 preferred shares. The series 7 preferred shares are convertible, in specific circumstances, into an equal number of non-cumulative redeemable Class A Preferred Shares series 8, none of which are currently outstanding. Once issued, the series 8 preferred shares are convertible, in specific circumstances, into series 7 preferred shares. At the date of this document, there are no other preferred shares outstanding.

     COMPARATIVE RIGHTS OF HOLDERS OF PERIPHONICS CORPORATION COMMON STOCK
                       AND NORTEL NETWORKS COMMON SHARES

     The internal affairs of Periphonics are currently governed by the laws of Delaware, particularly the Delaware General Corporation Law and Periphonics' certificate and by-laws. When the merger is completed, Periphonics stockholders will become shareholders of Nortel Networks, a Canadian corporation governed by the Canada Business Corporations Act. At that time, your rights will be governed by the Canada Business Corporations Act, other applicable Canadian law and Nortel Networks' articles and by-laws.

     The following is a summary comparison of some of the differences between the rights of holders of Nortel Networks common shares under the Canada Business Corporations Act and Nortel Networks' articles and by-laws and the rights of Periphonics stockholders under the Delaware General Corporation Law and Periphonics' certificate and by-laws. This summary is not a complete discussion of, and is qualified in its entirety by reference to, the Delaware General Corporation Law, the Canada Business Corporations Act, the respective common laws of Delaware and Canada and the full texts of the governing corporate instruments of Periphonics and Nortel Networks.

VOTE ON EXTRAORDINARY CORPORATE TRANSACTIONS

     Periphonics. Under the Delaware General Corporation Law, mergers or consolidations, or sales or exchanges of all or substantially all of a corporation's assets, require the affirmative vote of the Board, except in limited circumstances. In addition, these transactions require, with specified exceptions, the affirmative vote of a majority of the outstanding shares of the corporation entitled to vote on the transaction. Stockholder consent is not required:

      -- from the shareholders of a corporation that survives the merger if the merger does not require the issuance of common shares in excess of 20% of the corporation's shares outstanding immediately prior to the merger, the merger agreement does not amend in any respect the surviving company's certificate and stockholder approval is not specifically mandated in the surviving company's certificate; and

      -- from either corporation where one corporation owns 90% of each class of outstanding shares of the other corporation.

     Nortel Networks. Under the Canada Business Corporations Act, extraordinary corporate actions must be approved by a resolution passed by at least two-thirds of the votes cast by the shareholders voting on the resolution in person or by proxy at the annual or special meeting called for this purpose, and in some cases whether or not the shares are designated as voting shares in the corporation's articles of incorporation. In some cases, extraordinary corporate actions must also be approved by separate resolutions of each affected class or series of shares, including classes or series that do not otherwise carry the right to vote. Extraordinary corporate actions include some types of amalgamations, continuances, a sale, lease or exchange of all or substantially all the property of a corporation other than in the ordinary course of business, liquidations and dissolutions and arrangements, if ordered by a court.

DIVIDENDS AND DISTRIBUTIONS

     Periphonics. Subject to restrictions contained in a corporation's certificate, the Delaware General Corporation Law generally provides that a corporation may declare and pay dividends out of the excess, if any, of net assets over capital, as that term is defined in the Delaware General Corporation Law, or, when no surplus exists, out of net profits for the fiscal year in which the dividend is declared and net profits for the preceding fiscal year. Dividends may not be paid out of net profits if the capital of the corporation is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. Periphonics does not have additional restrictions on the declaration or payment of dividends.

     Nortel Networks. Under the Canada Business Corporations Act, a corporation may not declare or pay a dividend if there are reasonable grounds to believe that:

      -- the corporation is, or would be after payment of the dividend, unable to pay its liabilities as they become due; or

      -- the realizable value of the corporation's assets after payment of the dividend would be less than the aggregate of its liabilities and its stated capital of all classes. Other than the preferential rights of the holders of Nortel Networks preferred shares with respect to dividends and liquidations, the Nortel Networks articles contain no additional restrictions on the declaration or payment of dividends.

AMENDMENTS TO CHARTER

     Periphonics. The Delaware General Corporation Law requires stockholder approval for any amendment to a corporation's certificate. In addition, if the amendment to the certificate adversely affects the rights of a particular class of stock, that class is entitled to vote separately on the amendment, whether or not it is designated as voting stock. Under the Periphonics certificate, the affirmative vote of the holders of not less than 75% of the outstanding Periphonics shares entitled to vote is required in order to amend, repeal or adopt any provision of the Periphonics certificate relating to:

      --   the removal and election of directors;

      --   classification of directors;

      --   action by written consent;

      --   the calling of special meetings of stockholders; and

      -- the percentage vote required for business combinations with interested shareholders.

     Nortel Networks. Under the Canada Business Corporations Act, amendments to the articles of incorporation of a corporation generally require approval by a resolution passed by at least two-thirds of the votes cast by shareholders voting on the resolution. If the amendment affects a particular class or series of shares in a manner requiring a separate class or series vote, that class or series is entitled to vote on the amendment whether or not it otherwise carries the right to vote. Approval of a proposed amendment in these circumstances requires an affirmative two-thirds vote of the holders of the shares of each class or series entitled to vote separately.

AMENDMENT TO BY-LAWS

     Periphonics. The Delaware General Corporation Law states that stockholders entitled to vote have the power to adopt, amend, or repeal the by-laws of a corporation. The corporation in its certificate may also confer this power on the board of directors in addition to the stockholders. Periphonics' certificate expressly authorizes the board of directors to adopt, amend or repeal the Periphonics by-laws. Periphonics' by-laws authorize the stockholders to alter, amend or repeal the Periphonics by-laws by the affirmative vote of the holders of a majority of the shares of the capital stock of Periphonics.

     Nortel Networks. The Canada Business Corporations Act provides that, unless the articles of incorporation or by-laws of a corporation provide otherwise, the directors may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of a corporation. Where the directors make, amend or repeal a by-law, they are required to submit the by-law or amendment or repeal of a by-law to the shareholders for confirmation at the next annual or special meeting of shareholders. The shareholders entitled to vote at shareholder meetings may confirm, reject or amend any by-law or amendment or repeal of a by-law by a resolution passed by a majority of the votes cast by shareholders entitled to vote at the annual or special meeting of shareholders represented in person or by proxy.

INTERESTED SHAREHOLDER TRANSACTIONS

     Periphonics. The Delaware General Corporation Law prohibits a business combination between a corporation and an interested stockholder. An interested stockholder is a person that beneficially owns or has the right to acquire 15% or more of the outstanding voting stock of the corporation, or a person that is an affiliate or associate of the corporation, as those terms are defined in the Delaware General Corporation Law, and that beneficially owned or had the right to acquire 15% or more of the outstanding voting stock of the corporation at any time during the three-year period before the determination is made whether the stockholder is an interested stockholder. This provision does not apply where:

      -- a business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of the votes entitled to be cast by disinterested stockholders at an annual or special meeting;

      -- a business combination is approved by the corporation's board of directors prior to the date the interested stockholder acquired its shares;

      -- the corporation's board of directors approved the transaction which resulted in the stockholder becoming an interested stockholder prior to the date the interested stockholder acquired its shares; or

      -- the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which the stockholder become an interested stockholder.

     In addition, the Periphonics certificate requires the affirmative vote of the holders of not less than 75% of the outstanding shares of capital stock in connection with a business combination, as defined in the Periphonics certificate, involving an interested stockholder, as defined in the Periphonics certificate. The 75% stockholder vote is not required:

      -- in the event that the business combination is approved by disinterested directors, as the merger was approved; or

      -- if the business combination meets specified fair price and fair procedure criteria.

     Nortel Networks. The Canada Business Corporations Act does not contain a comparable provision with respect to business combinations. However, policies of some Canadian securities regulatory authorities, including Policy Statement 9.1 of the Ontario Securities Commission, contain requirements in connection with related party transactions. A related party transaction means, generally, any transaction by which an issuer, directly or indirectly, acquires or transfers an asset or acquires or issues treasury securities or assumes or transfers a liability from or to, as the case may be, a related party by any means in any one or any combination of transactions. A "related party" includes control parties of the issuer, parties under common control with the issuer, parties controlled by the issuer, holders of more than 10% of the voting securities of the issuer, and directors and senior officers and affiliates of any of the foregoing.

     Policy 9.1 requires more detailed disclosure in any proxy material required to be sent to security holders in connection with a related party transaction. Subject to specified exceptions, Policy 9.1 also requires the preparation of a formal valuation of the subject matter of the related party transaction and any non-cash consideration offered in the transaction and the inclusion of a summary of the valuation in the proxy material. In some circumstances, Policy 9.1 also requires that the minority shareholders of the issuer separately approve the transaction, by a simple majority or two-thirds of the votes cast, depending on the circumstances.

DISSENT AND APPRAISAL RIGHTS

     Periphonics. Stockholders of a Delaware corporation who dissent from a merger or consolidation of the corporation for which a stockholder's vote is required are, in specific instances, entitled to appraisal rights, and the surviving corporation is required to purchase the dissenting shares at fair value. There are, however, no statutory rights of appraisal with respect to stockholders of a Delaware corporation whose shares of stock, at the record date for the determination of stockholders entitled to notice of and to vote at the meeting of stockholders to act upon the merger or consolidation, are either:

      -- listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

      -- held of record by more than 2,000 stockholders unless the agreement of merger or consolidation converts such shares into anything other than (1) stock of the surviving corporation, (2) stock of another corporation which is either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by more than 2,000 stockholders, (3) cash for fractional shares, or (4) some combination of the above.

     Holders of Periphonics common stock are not entitled to appraisal rights in connection with the merger.

     Nortel Networks. Shareholders of a Canada Business Corporations Act corporation are entitled to exercise dissent rights and to be paid the fair value of their shares in connection with:

      -- an amendment to a corporation's articles of incorporation to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of the class held by those holders;

      -- an amendment to a corporation's articles of incorporation to add, change or remove any restriction on the business or businesses of the corporation;

      -- other amendments to a corporation's articles of incorporation that require a separate class or series vote;

      -- an amalgamation, other than an amalgamation between a parent corporation and one or more of its wholly owned subsidiaries or between two or more wholly owned subsidiaries;

      --   a continuance under the laws of another jurisdiction;

      -- a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business; or

      -- a court order permitting a shareholder to dissent in connection with an application to the court for an order approving an arrangement proposed by the corporation, although a shareholder is not entitled to dissent if an amendment to the articles of incorporation is effected by a court order approving a reorganization or rectifying a matter that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer.

DIRECTORS' QUALIFICATIONS

     Periphonics. The Delaware General Corporation Law does not have any residency or other director qualification requirements.

     Nortel Networks. Generally, a majority of the directors of a Canada Business Corporations Act corporation must be Canadian citizens who ordinarily reside in Canada. The Canada Business Corporations Act also requires that a corporation whose securities are publicly traded have not fewer than three directors, at least two of whom are not officers or employees of the corporation or any of its affiliates.

ELECTION OF DIRECTORS

     Periphonics. Under the Delaware General Corporation Law, directors are elected at each annual stockholder meeting unless their terms are staggered. Vacancies on the board of directors may be filled by the stockholders or directors, unless the certificate or by-laws provide otherwise. The certificate may authorize the election of particular directors by one or more classes or series of shares, and the certificate, an initial by-law or a by-law adopted by a vote of the stockholders may provide for staggered terms for the directors. Periphonics' by-laws provide for classification of the board of directors into three classes of directors elected for three-year terms with each class as nearly equal in number as possible and only one class standing for election each year. There is no cumulative voting. The affirmative vote of the holders of at least 75% of the outstanding voting stock of Periphonics is required to amend or repeal this provision of the Periphonics by-laws.

     Nortel Networks. The Nortel Networks articles and by-laws do not provide for a classified board of directors or for cumulative voting in the election of directors.

REMOVAL OF DIRECTORS

     Periphonics. Periphonics' certificate provides that a director may be removed, with or without cause, by the holders of at least 75% of the shares then entitled to vote in an election of directors.

     Nortel Networks. The shareholders of a Canada Business Corporations Act corporation may, by resolution passed by a majority of the votes cast on the resolution at a meeting of shareholders called for that purpose, remove any director before the expiration of his term of office and may elect any qualified person to serve for the remainder of the director's term.

VACANCY ON BOARDS

     Periphonics. Under the Delaware General Corporation Law and Periphonics' by-laws, unless and until filled by the stockholders, any vacancy in the board of directors, however occurring, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

     Nortel Networks. Generally under the Canada Business Corporations Act, if there is a vacancy on the board of directors, the remaining directors, if they constitute a quorum, may appoint a qualified person to fill the vacancy for the remainder of the vacating director's term. In the absence of a quorum, the remaining directors must call a meeting of shareholders to fill the vacancy. In addition, if the articles of a corporation so provide, the directors may increase the number of directors within the range provided in the articles and may fill the vacancies created for a term expiring not later than the next annual meeting of shareholders if the total number of directors so appointed does not exceed one-third of the number of directors elected at the previous annual meeting of shareholders. Nortel Networks' articles provide for the filling of vacancies caused by an increase in the number of directors as described.

DIRECTORS' AND OFFICERS' INDEMNIFICATION

     Periphonics. The Delaware General Corporation Law authorizes a corporation to indemnify its present and former directors and officers against all reasonable expenses, including attorneys' fees, and, except in actions initiated by or in the right of the corporation, against all judgments, fines and amounts paid in settlement, in actions brought against them, if the individual is determined to have acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, had no reason to believe his conduct was unlawful. Periphonics' certificate requires indemnification to the full extent authorized by the Delaware General Corporation Law.

     The Delaware General Corporation Law provides a right of mandatory indemnification to the extent that an indemnitee is successful on the merits or otherwise in the defense of any claim, issue or matter associated with an action. The Delaware General Corporation Law also allows the advance payment of an indemnitee's expenses prior to the final disposition of an action, if the indemnitee undertakes to repay any amount advanced if it is later determined that the indemnitee is not entitled to indemnification for the action for which the expenses were advanced. Periphonics' certificate provides for advance payments, as permitted by the Delaware General Corporation Law.

     Nortel Networks. The Canada Business Corporations Act also generally provides that a corporation may indemnify its present and former directors or officers or a person who acts or acted at the corporation's request as a director or officer of a corporation of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation. However, this indemnity is limited to circumstances in which the director or officer acted honestly and in good faith with a view to the best interests of the corporation. In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer must have had reasonable grounds for believing that his or her conduct was lawful. Subject to the above mentioned limitations, a corporation may, with the approval of a court, also indemnify in respect of an action by or on behalf of the corporation to which the person is made a party by reason of being or having been a director or an officer of the corporation. The Nortel Networks by-laws require indemnification to the full extent authorized by the Canada Business Corporations Act. Where an officer or director is substantially successful on the merits in his or her defense of an action or proceeding, the officer or director is entitled to indemnification from the corporation for reasonable costs, charges and expenses, subject to the limitations discussed above.

     The Canada Business Corporations Act does not expressly contemplate the advance payment of an indemnitee's expenses prior to the final disposition of an action.

DIRECTORS' EXCULPATION

     Periphonics. Under the Delaware General Corporation Law, a corporation is permitted to include a provision in its certificate which limits or eliminates the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, as long as this liability does not arise from proscribed conduct, including intentional misconduct and breach of the duty of loyalty. Periphonics' certificate contains a provision limiting the liability of its directors as described.

     Nortel Networks. The Canada Business Corporations Act has no comparable provision.

SPECIAL MEETING OF SHAREHOLDERS

     Periphonics. Under the Delaware General Corporation Law, a special meeting of stockholders can be called by the board of directors or any person so authorized in the certificate or in the by-laws. Periphonics' permit only the Chairman of the Board or the President to call a special meeting.

     Nortel Networks. Under the Canada Business Corporations Act, the directors of a corporation may call a special meeting of shareholders. Under the Nortel Networks by-laws, in addition to Nortel Networks' Board, the Chairman of the Board of Nortel Networks or the Chief Executive Officer of Nortel Networks has the power to call a special meeting of shareholders.

QUORUM REQUIREMENTS

     Periphonics. Under the Delaware General Corporation Law, holders of a majority of the outstanding shares of a corporation constitute a quorum of stockholders, unless otherwise specified in the corporation's certificate or by-laws. In no event, however, can holders of less than one-third of the outstanding shares constitute a quorum. Periphonics' by-laws state that a quorum shall be the holders, present in person or by proxy, of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting of stockholders.

     Nortel Networks. Under the Canada Business Corporations Act, holders of a majority of the outstanding shares entitled to vote at a meeting of shareholders constitute a quorum, unless otherwise specified in a corporation's by-laws. Nortel Networks' by-laws generally state that a quorum shall be three persons present in person and representing in their own right, or by proxy, or as the duly authorized representative of any shareholder that is a body corporate or association, not less than 25% of the outstanding shares of the corporation carrying voting rights at the meeting of shareholders.

RIGHTS AGREEMENT

     Periphonics. In 1995, Periphonics' Board adopted a preferred stock purchase rights agreement which may have the effect of discouraging some types of transactions that involve an actual or threatened change in control of Periphonics. Under the rights agreement, stockholders of Periphonics hold rights to purchase stock in Periphonics, or in an acquirer of Periphonics, at a discounted price, under specified circumstances and in the event of particular hostile efforts to acquire control of Periphonics. Periphonics' Board may redeem the rights in accordance with the rights agreement. Periphonics' Board has taken action to exempt the merger and the related transactions from triggering Periphonics' stockholders' rights under the rights agreement.

     Nortel Networks. Nortel Networks has not adopted any agreement or plan similar to the rights agreement.

INSPECTION OF BOOKS AND RECORDS

     Periphonics. Under the Delaware General Corporation Law, any stockholder has the right to examine the books and records of the corporation for any proper purpose.

     Nortel Networks. The Canada Business Corporations Act provides that shareholders, creditors, their agents and legal representatives may examine specified records of a corporation during usual business hours and take extracts of the records free of charge.

                       2. ELECTION OF CLASS II DIRECTORS

     Periphonics' certificate provides that Periphonics' Board shall be divided into three classes, with each class consisting, as nearly as possible, of one-third of the total number of directors constituting the entire Board. Periphonics' Board currently consists of six members with two members in each of Classes I, II and III. Each class is elected for a term of three years. The terms of office of the current Class I, II and III directors are scheduled to expire at the 2001, 1999 and 2000 annual meeting, respectively. At each annual meeting, directors are elected to succeed those in the class whose term expires at that annual meeting, the newly elected directors to hold office until the third succeeding annual meeting and the election and qualification of their respective successors.

     Two directors are to be elected as Class II directors by a plurality of the votes cast at the meeting. Each director elected as a Class II director will hold office until the merger is completed or, if the merger is not completed, until the 2002 annual meeting and until the election and qualification of his successor. Unless otherwise directed, the persons named in the accompanying proxy have advised management that they intend to vote for the election of Edward H. Blum and Richard A. Daniels as Class II directors.

     Each of the nominees for election as a Class II director has advised Periphonics he is willing to serve as a director, and management believes that each nominee will be able to serve. If any nominee becomes unavailable, proxies may be voted for the election of such person or persons who may be designated by Periphonics' Board.

     PERIPHONICS' BOARD RECOMMENDS VOTING "FOR" THE ELECTION OF EDWARD H. BLUM AND RICHARD A. DANIELS AS CLASS II DIRECTORS.

EFFECTS OF THE MERGER ON PERIPHONICS' BOARD

     Upon completion of the merger, the entire Board will cease to serve as directors. The directors of the merger subsidiary will serve as directors of the surviving corporation following the merger.

INFORMATION REGARDING DIRECTORS

     The following table sets forth information with respect to:

      -- the nominees for the election as Class II directors, including the year in which their terms would expire, if elected; and

      -- each of the Class I and Class III directors whose terms will continue after the meeting:

                                                                                   YEAR TERM EXPIRES, IF
NAME                    AGE   POSITION                                              ELECTED, AND CLASS
----                    ---   --------                                             ---------------------
Edward H. Blum*.......  59    Director                                             2002 -- Class II
Peter Breitstone......  45    Director                                             2001 -- Class I
Peter J. Cohen........  61    Chairman of the Board, President and Chief
                              Executive Officer                                    2000 -- Class III
Richard A. Daniels*...  55    Senior Vice President -- Strategic Planning and
                              Business Development, Treasurer and Director         2002 -- Class II
Kevin J. O'Brien......  45    Chief Financial Officer, Vice President-Finance
                              and Administration, Secretary and Director           2001 -- Class I
Jayandra Patel........  47    Senior Vice President-Product Development, Chief
                              Technical Officer, Assistant Treasurer and
                              Director                                             2000 -- Class III

---------------

* nominee for Class II director

     Mr. Blum was elected a director in June 1995. Since 1988, Mr. Blum has been the President and Chief Executive Officer of Blum & Co. Inc., a financial advisory firm. Since 1990, he has been the Chief Executive Officer of Blum, Clark & Co., also a financial advisory firm. Mr. Blum received a BS in Chemical

Engineering from Carnegie Mellon University in 1961 and a Ph.D. in Chemical Engineering from Princeton University in 1965.

     Mr. Breitstone was elected a director in June 1995. Since 1984, Mr. Breitstone has been engaged in the private practice of law. Mr. Breitstone has also been the President of Breitstone & Co., Ltd., a general insurance agency since 1989 and the President of Shinnecock Insurance Ltd., an offshore Bermuda captive reinsurance company since 1991. Mr. Breitstone received a BBA from Adelphi University in 1976 and a JD from Temple University School of Law in 1979. He is also a director of American Medical Alert Corp.

     Mr. Cohen joined Periphonics as President in January 1984 and currently serves as its Chairman of the Board, President and Chief Executive Officer. He has been a Director and Chairman of the Board since May 1986. Mr. Cohen received a BSEE and MSEE from City College of New York.

     Mr. Daniels joined Periphonics in September 1984 and currently serves as Senior Vice President-Strategic Planning and Business Development and Treasurer. Mr. Daniels has been a Director since May 1986. Mr. Daniels received a BSEE from City College of New York and a MS in Management Science from Massachusetts Institute of Technology.

     Mr. O'Brien joined Periphonics in September 1981 and currently serves as Chief Financial Officer, Vice President-Finance and Administration and Secretary. He has been a Director since May 1986. Mr. O'Brien is a certified public accountant and received a BBA in accounting from Hofstra University.

     Mr. Patel joined Periphonics in February 1983 and currently serves as Senior Vice President-Product Development, Chief Technical Officer, Assistant Treasurer and Director. Mr. Patel received a BSEE from Birla Institute of Technology and Science in India and a MSEE from the Florida Institute of Technology.

INFORMATION REGARDING EXECUTIVE OFFICERS

     The following information concerns the executive officers of Periphonics other than those who also serve as directors:

NAME                                   AGE   POSITION
----                                   ---   --------
Lewis E. Chipp.......................  50    Vice President -- Customer Support
George W. Cole.......................  55    Vice President -- Telecom Business Development Group
                                             and Assistant Secretary
Gary Conlin..........................  49    Vice President -- Sales -- U.S. and Canada
Louis Marianacci.....................  45    Senior Vice President -- Sales and Marketing
W. Gary Strzinek.....................  54    Vice President -- International Operations

     Mr. Chipp joined Periphonics in August 1995 and currently serves as its Vice President -- Customer Support. Prior to joining Periphonics, from 1991 to 1993, Mr. Chipp was Director of Corporate Customer Support with Grass Valley Group. Mr. Chipp has an ASEE from Rochester Institute of Technology.

     Mr. Cole joined Periphonics in February 1975 and currently serves as its Vice President -- Telecom Business Development Group and Assistant Secretary. Mr. Cole received an A.B. in Physics and a Ph.D. in Nuclear Physics from Yale University.

     Mr. Conlin joined Periphonics in January 1983 and currently serves as its Vice President-Sales -- U.S. and Canada. Mr. Conlin received a B.S. in marketing from C.W. Post College.

     Mr. Marianacci joined Periphonics in November 1998 and currently serves as its Senior Vice President -- Sales and Marketing. Mr. Marianacci received a B.A. in marketing and finance from McGill University.

     Mr. Strzinek re-joined Periphonics in July 1995 and currently serves as its Vice President-International Operations. From 1993 to 1995, Mr. Strzinek was employed as Vice President at Intervoice, a competitor of Periphonics. Mr. Strzinek received a BBA in Economics from the University of Texas.

     Executive officers of Periphonics are elected annually by the Board and serve until their successors are duly elected and qualified.

     There are no family relationships between any of the directors, executive officers or persons nominated or chosen by Periphonics to become directors or executive officers.

     Periphonics carries insurance providing indemnification, under specified circumstances, to all of its directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers. No sums have been paid to any past or present director or officer of Periphonics under this or any prior indemnification insurance policy.

     Periphonics has also entered into indemnity agreements with all of its directors and executive officers, which provide for indemnification of Periphonics' directors and executive officers to the fullest extent permitted by the provisions of the Delaware General Corporation Law.

     The indemnity agreements provide that Periphonics will pay any costs which an indemnitee actually and reasonably incurs because of claims made against him by reason of services rendered as a director or officer of Periphonics, except that Periphonics is not obligated to make any payment prohibited by law, or where a final determination is made:

      -- that a claim was based upon the indemnitee's obtaining a personal profit or advantage to which he was not legally entitled;

      -- on a claim for an accounting of profits made in connection with a violation of Section 16(b) of the Securities Exchange Act of 1934, or similar state or common law provisions;

      --   that the indemnitee was deliberately dishonest; or

      --   that indemnification is not lawful.

     Periphonics' Board does not have a nominating committee. In June 1995, Periphonics formed an audit committee comprised of Messrs. Cohen, Blum and Breitstone and a compensation committee comprised of the entire Board. The audit committee recommends annually to the Board the appointment of Periphonics' independent public accountants and reviews the results and scope of the audit and other services provided by Periphonics' independent auditors. The audit committee met twice in fiscal year 1999. The compensation committee approves salaries and incentive compensation for management and key employees of Periphonics. The compensation committee met four times in fiscal year 1999. Periphonics also has a stock option committee, comprised of the entire Board, which awards stock options. The Board met on seven occasions during the last fiscal year.

DIRECTORS' COMPENSATION

     Outside directors participate in Periphonics' non-employee director stock option plan. Under this plan, non-employee directors receive automatic option grants to purchase 10,000 shares of Periphonics common stock on the date of each annual meeting of stockholders. Periphonics has no other arrangements for compensating its directors for their duties as directors. Periphonics reimburses its directors for expenses they incur in attending meetings.

EXECUTIVE COMPENSATION

     The table below sets forth information concerning compensation awarded to, earned by or paid to Periphonics' Chief Executive Officer and Periphonics' four other most highly compensated executive officers whose aggregate cash compensation exceeded $100,000, and are collectively referred to as the "named executives," for services rendered in all capacities during the three fiscal years ended May 31, 1999, 1998 and 1997:

                           SUMMARY COMPENSATION TABLE

                                                                      ANNUAL COMPENSATION
                                                                      --------------------
NAME AND PRINCIPAL POSITION                                    YEAR   SALARY(1)    BONUS
---------------------------                                    ----   ---------   --------
Peter J. Cohen..............................................   1999   $448,916    $112,178
Chairman of the Board, President and Chief Executive Officer   1998   $447,656    $    -0-
                                                               1997   $403,745    $240,897
Richard A. Daniels..........................................   1999   $350,481    $ 80,078
Senior Vice President-Strategic Planning and                   1998   $350,481    $    -0-
  Business Development and Treasurer                           1997   $343,347    $181,261
George W. Cole..............................................   1999   $321,744    $ 60,949
Vice President-Telecom Business Development Group and          1998   $321,744    $    -0-
  Assistant Secretary                                          1997   $289,386    $129,057
Jayandra Patel..............................................   1999   $303,073    $ 69,716
Senior Vice President-Product Development, Chief Technical     1998   $302,761    $    -0-
  Officer, Assistant Treasurer and Director                    1997   $272,692    $122,298
Kevin O'Brien...............................................   1999   $257,309    $ 36,992
Chief Financial Officer, Vice President-Finance                1998   $256,149    $    -0-
  and Administration and Secretary                             1997   $231,714     $73,883

---------------

(1) Includes (a) amounts deferred at the named executive's election pursuant to Periphonics' 401(k) deferred compensation plan and (b) amounts includible in compensation for company-provided group term life insurance and supplemental disability insurance.

     For fiscal year 2000, each of these executives received a cost of living increase over his fiscal year 1999 base salary. Each of these executives was contractually entitled to, but waived, a cost of living increase for fiscal year 1999 over his fiscal year 1998 base salary.

OPTIONS

     The table below sets forth information regarding stock options granted to the named executives in fiscal year 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS                    POTENTIAL REALIZABLE
                                  -------------------------------------------------      VALUE AT ASSUMED
                                    NUMBER      % OF TOTAL                             ANNUAL RATES OF STOCK
                                  SECURITIES     OPTIONS      EXERCISE                PRICE APPRECIATION FOR
                                  UNDERLYING    GRANTED TO     PRICE                      OPTION TERM(2)
                                   OPTIONS     EMPLOYEES IN     PER      EXPIRATION   -----------------------
NAME                              GRANTED(1)   FISCAL YEAR     SHARE        DATE          5%          10%
----                              ----------   ------------   --------   ----------   ----------   ----------
Peter J. Cohen.................     75,000         6.5%        7.625      4/15/04      457,125      726,375
Richard A. Daniels.............     23,000         2.0%        7.625      4/15/04      140,185      222,755
George W. Cole.................     15,000         1.3%        7.625      4/15/04       91,425      145,275
Jayandra Patel.................     49,000         4.2%        7.625      4/15/04      298,655      474,565
Kevin O'Brien..................     26,000         2.2%        7.625      4/15/04      158,470      251,810

---------------

(1) Options were granted to these individuals under the Periphonics 1995 Stock Option Plan. The exercise price of the options is based on the market price of the common stock on the date of grant. Options granted under this plan vest in four equal installments beginning on the first anniversary of the date of grant. In addition, the employment agreements between Periphonics and these individuals provide that their options vest immediately on a change in control or potential change in control of Periphonics. The signing of the merger agreement was a potential change in control under the employment agreements and resulted in the vesting of the options.

(2) The assumed 5% and 10% rates of stock price appreciation are specified by the proxy rules and do not reflect expected appreciation. The amounts shown represent the assumed value of the stock options, less exercise price, at the end of the five-year period beginning on the date of grant and ending on the option expiration date. For a five-year period beginning May 28, 1999, based on the closing price on the Nasdaq National Market of the Periphonics common stock of $10.75 on such date, a share of Periphonics common stock would have a value on May 28, 2004 of approximately $13.72 at an assumed appreciation rate of 5% and approximately $17.31 at an assumed appreciation rate of 10%.

     The table below sets forth information regarding stock options held by the named executives and the year-end values of unexercised options held by the named executives.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END(1)
                                                ---------------------------   ---------------------------
NAME                                            EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                            -----------   -------------   -----------   -------------
Peter J. Cohen...............................          0         75,000              0         234,375
Richard A. Daniels...........................          0         23,000              0          71,875
George W. Cole...............................          0         15,000              0          46,875
Jayandra Patel...............................          0         49,000              0         153,125
Kevin O'Brien................................          0         26,000              0          81,250

---------------

(1) Values stated are based on the closing price ($10.75) of Periphonics common stock as reported on the Nasdaq National Market on May 28, 1999 and the exercise price of the options.

EMPLOYMENT AGREEMENTS

     In March 1995 Periphonics entered into employment agreements with each of the named executives. These employment agreements became effective in April 1995 and were amended on April 15, 1999. These employment agreements automatically renew for consecutive two year terms unless, at least one year prior to expiration of the existing term, either party gives notice of cancellation. The agreements provide for an annual base salary as of June 1, 1999 of $449,153, $349,226, $320,836, $304,034 and $258,289, including annual cost of living increases, for Messrs. Cohen, Daniels, Cole, Patel and O'Brien, respectively, subject to annual review following the end of each fiscal year by Periphonics' Board or its compensation committee. Each employment agreement provides for reimbursement of business expenses, health and disability insurance and related benefits and an annual bonus to be determined in accordance with Periphonics' performance incentive employee benefit plan. Each employment agreement requires that all of the employee's business time be devoted to Periphonics. Each employment agreement may be terminated if the employee becomes permanently disabled. The agreements also provide that if the employee is terminated without cause he will be paid his base salary and bonus through the remainder of the term of his agreement. Each employment agreement further provides that the employee will not compete with Periphonics during the term of the agreement and for a period of two years from termination of employment.

     Each of the employment agreements was amended on April 15, 1999 to provide for additional payments to be made to the employees in the event of a change in control or potential change in control, as defined in the agreements. Under these employment agreements, if the executive's employment with Periphonics is terminated by the executive for good reason, as defined in the agreements, or by Periphonics without cause, as defined in the agreements, within three years after a change in control, such as the merger, or a potential change in control, such as the execution of the merger agreement, the executive is entitled to receive additional compensation and benefits. In addition Nortel Networks and Periphonics have entered into agreements with Messrs. Cohen, Daniels and O'Brien under which they will continue in their employment with Periphonics for a period following the merger and will receive the compensation and benefits provided under their current employment agreements. You should see "The
Merger -- Interests of Certain Persons in the Merger -- Current Employment Agreements" for a description of the amended agreements.

     In connection with the merger, Periphonics entered into new employment agreements with Mr. Cole and Mr. Patel, effective on the completion of the merger. You should see "The Merger -- Interests of Certain Persons in the Merger -- New Employment Agreements" for a description of the new agreements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The compensation committee assumes responsibility for all fiscal compensation decisions relating to Periphonics executives. The Committee is composed of two independent outside directors and four inside directors of Periphonics. The two independent outside directors, alone, make decisions affecting the compensation of the four inside directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation committee met four times during fiscal 1999 to carry out its responsibilities including the development and administration of policies governing annual compensation for senior executives of Periphonics.

     In developing and administering these policies, the compensation committee has focused on compensating Periphonics executives:

      -- on a competitive basis with other comparably sized and managed companies;

      -- in a manner consistent with and supportive of overall Periphonics objectives; and

      -- in a manner that balances Periphonics' long-term and short-term strategic initiatives.

     The compensation committee intends to:

      -- reward executives for strategic management and enhancement of stockholder value;

      --   facilitate both the short-term and long-term planning process; and

      -- attract and retain key executives believed to be critical to Periphonics' long-term success.

     Periphonics' executive compensation program generally consists of a fixed base salary, participation in the performance incentive benefit plan and long-term incentive compensation in the form of stock options. In addition, Periphonics executives are able to participate in various benefit plans generally available to other full-time Periphonics employees.

     Base Salary. Base salary is intended to provide competitive remuneration for services provided to Periphonics over a one year period. Base salary levels for the named executives were established by employment agreements on December 15, 1993. These agreements were restated, effective on the closing of Periphonics' initial public offering, to reflect the transition from a private to public corporation. Base salaries were set at levels designed to attract and retain the most appropriately qualified individuals for each of the key management level positions within Periphonics. The employment agreements stipulated that future increases in base salary would be determined by Periphonics' Board or its compensation committee. In determining these increases, the Board considers compensation information for comparable companies, industry patterns and level of responsibility for each executive. The key factor in determining the appropriate adjustment to base salary has been Periphonics' performance.

     Performance Incentive Plan. Payouts under Periphonics' performance incentive plan are paid primarily to recognize specific operating performance achieved within the last fiscal year. Because these incentive payments are related to performance, they may vary considerably from one year to the next. The performance incentive plan correlates executive compensation with return on total capital employed and net margin growth. Through this program, in fiscal 1999, each named executive's short-term incentive payment was derived from specific measures of Periphonics' performance. Depending on management level, executives can receive performance incentive plan payouts of up to a maximum of 60% of base salary.

     Long-Term Incentives. To align long-term compensation with long-term stockholder value, the Board has instituted an employee stock purchase program and adopted stock option plans.

     Chief Executive Officer. Since December 15, 1993, Peter J. Cohen, Chief Executive Officer, has been compensated under an employment agreement between himself and Periphonics. This agreement will be effective until May 31, 2002.

     Mr. Cohen's employment agreement provides for an annual increase in base salary as deemed appropriate by the non-executive members of the Board. In addition, Mr. Cohen is eligible to participate in the performance incentive benefit plan. As noted above, for the 1999 fiscal year, Mr. Cohen and certain other executives were contractually entitled to, but waived, the cost of living increase over their fiscal year 1998 base salary. You should see "-- Employment Agreements" above for a further description of Mr. Cohen's employment agreement.

                                                         Board of Directors
                                                         ------------------
                                                         Peter J. Cohen
                                                         Edward H. Blum
                                                         Peter Breitstone
                                                         Richard A. Daniels
                                                         Kevin O'Brien
                                                         Jayandra Patel

STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total stockholder return for the period beginning on March 31, 1995 and ending on May 31, 1999, based on the market price of Periphonics' common stock, with the cumulative total return of the NASDAQ U.S. Public Companies Index and a defined peer group based on similar market capitalization. The graph assumes a $100 investment on March 31, 1995 in each of the indices and the reinvestment of any and all dividends. Additionally, the peer group calculation in the graph reflects the following events:

      -- Digital Sound Corporation changed its name to Pulsepoint Communications in April 1998; and

      -- Comverse Technology, Inc. merged with Boston Technology, Inc. on January 14, 1998.

COMPARISON OF CUMULATIVE TOTAL RETURN

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                                            NASDAQ U.S.
                                          PUBLIC COMPANIES
PERIOD ENDING   PERIPHONICS CORPORATION        INDEX         PEER GROUP
-------------   -----------------------   ----------------   ----------
   3/31/95               $100                   $100            $100
   5/31/95               $ 92                   $106            $102
   5/31/96               $206                   $154            $216
   5/31/97               $229                   $173            $185
   5/31/98               $125                   $220            $193
   5/31/99               $132                   $309            $242

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of Periphonics' common stock as of the date of this document by:

      -- each person known to Periphonics to beneficially own more than 5% of the outstanding shares of common stock;

      --   each of Periphonics' named executives; and

      --   all executive officers and directors of Periphonics as a group.

                                                                    AMOUNT AND        PERCENTAGE OF
DIRECTORS, NAMED EXECUTIVES                                    NATURE OF BENEFICIAL    BENEFICIAL
AND 5% STOCKHOLDERS                                                OWNERSHIP(1)         OWNERSHIP
---------------------------                                    --------------------   -------------
Peter J. Cohen(2) (3).......................................          469,986              3.5%
George W. Cole(2)...........................................          360,528              2.7%
Richard A. Daniels(2) (4)...................................          422,498              3.2%
Kevin J. O'Brien(2).........................................          256,352              1.9%
Jayandra Patel(2)...........................................          467,944              3.5%
Becker Capital Management(5)................................        1,031,000              7.7%
VGH Partners, L.L.C(6)......................................        1,309,900              9.8%
All executive officers and directors as a group (eleven
  persons)(7)...............................................        2,296,651             16.6%

---------------

(1) A person is deemed to be the beneficial owner of securities that he can acquire within sixty days from the date of this document. Each beneficial owner's percentage ownership is determined by assuming that options that are held by that person, but not those held by any other person, exercisable within sixty days from the date of this document have been exercised. Unless otherwise noted, Periphonics believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock they beneficially own.

(2) Addresses are c/o Periphonics Corporation, 4000 Veterans Memorial Highway, Bohemia, New York 11716.

(3) Of these shares, 130,160 are held of record by Mr. Cohen and Allean Cohen, as joint tenants.

(4) Of these shares, 332,998 and 66,500 are held of record in grantor retained annuity trusts for the benefit of Mr. Daniels' children and brother, respectively. Mr. Daniels is the sole trustee of these trusts.

(5) Becker Capital Management's address is 1211 Southwest 5th Avenue, Suite 2185, Portland, Oregon 97204.

(6) Based solely on the Schedule 13G filed by VGH Partners, L.L.C. on July 12, 1999, percentage adjusted to reflect subsequently issued shares. VGH Partners, L.L.C's address is 260 Franklin Street, Boston, MA 02110.

(7) Includes 473,250 shares subject to options exercisable within sixty days of the date of this proxy statement/prospectus.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires Periphonics' officers and directors and persons who own more than ten percent of a registered class of Periphonics' equity securities to file reports of ownership and changes in ownership with the Commission and to furnish Periphonics with copies of these reports. Based solely on Periphonics' review of the copies of these forms received by it during its fiscal year ended May 31, 1999, Periphonics believes that the persons required to file these reports have complied with all applicable filing requirements.

                            3. SELECTION OF AUDITORS

     Periphonics' Board recommends that the stockholders ratify the selection of Deloitte & Touche LLP, independent auditors, as Periphonics' independent auditors until the merger is completed or, if the merger, is not completed, for the fiscal year ending May 31, 2000. A representative of Deloitte & Touche LLP is expected to be present at the meeting and will be given the opportunity to make a statement and to answer any questions you may have with respect to the consolidated financial statements of Periphonics for the year ended May 31, 1999.

     PERIPHONICS' BOARD RECOMMENDS VOTING "FOR" THE SELECTION OF DELOITTE & TOUCHE LLP AS PERIPHONICS' INDEPENDENT AUDITORS UNTIL THE MERGER IS COMPLETED OR, IF THE MERGER, IS NOT COMPLETED, FOR THE FISCAL YEAR ENDING MAY 31, 2000.

     Following the merger, the surviving corporation will be a wholly owned subsidiary of Nortel Networks and accordingly is not expected to continue to retain its own independent auditors.

                                4. OTHER MATTERS

     Periphonics' Board does not know of any other matters which may come before the meeting and does not intend to present any other matters at the meeting. However, if any other matters shall properly come before the meeting or any adjournment of the meeting, the persons named as proxies will have discretionary authority to vote the shares of common stock represented by the accompanying proxy in accordance with their best judgment.

STOCKHOLDERS' PROPOSALS

     Any stockholder of Periphonics who wishes to present a proposal to be considered at the next annual meeting of Periphonics' stockholders, which will be held only if the merger is not completed, and who wishes to have his or her proposal presented in Periphonics' proxy statement with respect to that meeting must deliver the proposal in writing to Periphonics at 4000 Veterans Memorial Highway, Bohemia, New York 11716, on or before May 31, 2000. In order to avoid controversy as to the date on which the proposal was received by Periphonics, proponents should submit their proposals by certified mail, return receipt requested.

                                 LEGAL OPINIONS

     The validity of the Nortel Networks common shares offered by this proxy statement/prospectus will be passed upon for Nortel Networks by Nicholas J. DeRoma, Esq., Senior Vice-President and General Counsel of Nortel Networks.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedules incorporated in this proxy statement/prospectus by reference from Nortel Networks Corporation's Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of the firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements and the related financial statement schedules incorporated in this proxy statement/prospectus by reference from Periphonics Corporation's Annual Report on Form 10-K for the year ended May 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of the firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Bay Networks, Inc. appearing in the Bay Networks, Inc. Annual Report on Form 10-K for the year ended June 30, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

               SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

     Nortel Networks is a Canadian corporation. A substantial portion of Nortel Networks' assets is located in Canada and a majority of its directors and officers, and the experts named in this proxy statement/prospectus, are residents of Canada. As a result, it may be difficult for investors to effect service within the United States upon Nortel Networks or upon Nortel Networks' directors, officers and experts. Execution by United States courts of any judgment obtained against Nortel Networks or any of its directors, officers and experts in United States courts would be limited to the assets of Nortel Networks or that person in the United States. Nicholas J. DeRoma, Esq., Senior Vice-President and General Counsel of Nortel Networks, has advised Nortel Networks that there is doubt as to the enforceability in Canada of United States judgments or liabilities in original actions in Canadian courts predicated solely upon the civil liability provisions of the federal securities laws of the United States. The agent for service of process in the United States for Nortel Networks is Harris Trust Company of New York, 88 Pine Street, 19th Floor, New York, New York 10005.

                      WHERE YOU CAN FIND MORE INFORMATION

     Periphonics and Nortel Networks file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any of the information on file with the Commission at the Commission's following locations:

    Public Reference Room          New York Regional Office       Chicago Regional Office
    450 Fifth Street, N.W          7 World Trade Center           Citicorp Center
    Room 1024                      Suite 1300                     500 West Madison Street
    Washington, D.C. 20549         New York, NY 10048             Chicago, IL 60661-2511

     Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Periphonics' and Nortel Networks' Commission filings are also available to the public from commercial document retrieval services. Some of Periphonics' Commission filings are available at the Commission's

World Wide Web site located at http://www.sec.gov. and some of Nortel Networks' filings are available at http://www.nortelnetworks.com.

     Nortel Networks common shares are listed on the New York, Toronto, Montreal and London stock exchanges. Reports and other information concerning Nortel Networks may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     Nortel Networks filed a registration statement on Form S-4 to register with the Commission the Nortel Networks common shares offered by this proxy statement/prospectus. This document is a part of that registration statement and constitutes a prospectus of Nortel Networks in addition to being a proxy statement of Periphonics for the Periphonics annual meeting. As permitted by Commission rules, this document does not contain all the information you can find in the registration statement or exhibits to the registration statement.

     The Commission allows Periphonics and Nortel Networks to "incorporate by reference" information into this document, which means that Nortel Networks and Periphonics can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document. This document incorporates by reference the documents set forth below that Periphonics and Nortel Networks have previously filed with the Commission. These documents contain important information about Periphonics and Nortel Networks and their financial performance.

    PERIPHONICS COMMISSION FILINGS                                         PERIOD
    ------------------------------                                         ------
    Annual Report on Form 10-K......................    Year ended May 31, 1999
    Current Reports on Form 8-K.....................    Dated August 24, 1999 and October 4, 1999
    Description of Periphonics' capital stock from
    its Form 8-A....................................    Filed on February 21, 1996
    Description of Periphonics' Preferred Stock
    Purchase Rights attached to each share of
    Periphonics common stock from its Form 8-A......    Filed on February 21, 1996, as amended by
                                                        Amendment No. 1 on Form 8-A/A filed on June
                                                        29, 1998

     Periphonics is also incorporating by reference any additional documents that it files with the Commission between the date of this document and the date of the annual meeting.

    NORTEL NETWORKS COMMISSION FILINGS                                     PERIOD
    ----------------------------------                                     ------
    Annual Report on Form 10-K......................    Year ended December 31, 1998
    Quarterly Reports on Form 10-Q..................    Quarters ended March 31, 1999 and June 30,
                                                        1999
    Current Reports on Form 8-K.....................    Dated July 23, 1998, January 27, 1999, April
                                                        14, 1999, April 28, 1999, April 29, 1999,
                                                        July 29, 1999, August 24, 1999 and September
                                                        13, 1999
    Current Report on Form 8-K/A....................    Dated April 30, 1999
    Description of the Nortel Networks common shares
    and preferred shares contained in Nortel
    Networks' Form 8-A..............................    Dated October 8, 1975, as amended by filings
                                                        on Form 8 dated February 24, 1983, June 12,
                                                        1984, September 13, 1984, June 25, 1985, and
                                                        July 15, 1987, and as amended by Form 8-A/A,
                                                        dated May 8, 1998
    Proxy Circular and Proxy Statement..............    Dated February 26, 1999 filed as Exhibit 99
                                                        to Nortel Networks' Annual Report on Form
                                                        10-K for the year ended December 31, 1998

     Nortel Networks is also incorporating by reference any additional documents that it files with the Commission between the date of this document and the date of the Periphonics annual meeting.

     Nortel Networks has supplied all information contained or incorporated by reference in this document relating to Nortel Networks and Periphonics has supplied all information contained or incorporated by reference in this document relating to Periphonics.

     You may already have been sent some of the documents incorporated by reference, but you can obtain any of them from Periphonics or Nortel Networks, as appropriate, or the Commission. Documents incorporated by reference are available from Periphonics or Nortel Networks, as the case may be, without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference in this document. Stockholders may obtain documents incorporated by reference in this document by Periphonics by requesting them in writing or by telephone at the following address:

                                    Periphonics Corporation
                                    4000 Veterans Memorial Highway
                                    Bohemia, NY 11716
                                    Attn: Investor Relations
                                    Telephone: (516) 468-9444
                                    E-mail: invest@peri.com

     Stockholders may obtain documents incorporated by reference in this document by Nortel Networks by requesting them in writing or by telephone at the following address:

                                    Nortel Networks Corporation
                                    8200 Dixie Road, Suite 100
                                    Brampton, Ontario
                                    Canada, L6T 5P6
                                    Attn: Corporate Secretary
                                    Telephone: (905) 863-0000

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM PERIPHONICS OR NORTEL NETWORKS, PLEASE DO SO BY OCTOBER 25, 1999 TO RECEIVE THEM BEFORE THE MEETING. PERIPHONICS OR NORTEL NETWORKS WILL SEND REQUESTED DOCUMENTS BY FIRST-CLASS MAIL WITHIN ONE BUSINESS DAY OF RECEIVING THE REQUEST.

     You should rely only on the information contained or incorporated by reference in this document to vote on the merger agreement proposal. No one has been authorized to provide you with information that is different from what is contained in this document. This document is dated October 7, 1999. You should not assume the information contained in this document is accurate as of any date other than this date, and neither the mailing of this document to stockholders nor the issuance of Nortel Networks common shares in the merger shall imply information is accurate as of any other date.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                          NORTEL NETWORKS CORPORATION,
                             NORTH SUBSIDIARY, INC.
                                      AND
                            PERIPHONICS CORPORATION
                          DATED AS OF AUGUST 24, 1999

                               TABLE OF CONTENTS

                                                              PAGE
                                                             -------
ARTICLE I CERTAIN DEFINITIONS...............................     A-4
1.01.  Certain Definitions..................................     A-4
ARTICLE II THE MERGER; EFFECTS OF THE MERGER................     A-9
2.01.  The Merger...........................................     A-9
2.02.  Effective Date and Effective Time....................     A-9
2.03.  Tax Consequences.....................................     A-9
ARTICLE III CONVERSION OF SHARES; EXCHANGE PROCEDURES.......    A-10
3.01.  Conversion of Shares.................................    A-10
3.02.  Issuance of Shares of the Surviving Corporation......    A-10
3.03.  Rights as Stockholders; Stock Transfers..............    A-10
3.04.  Fractional Shares....................................    A-10
3.05.  Exchange Procedures..................................    A-10
3.06.  Anti-Dilution Provisions.............................    A-11
3.07.  Stock Options and Other Stock Plans..................    A-12
ARTICLE IV ACTIONS PENDING MERGER...........................    A-13
4.01.  Forbearances of the Company..........................    A-13
4.02.  Forbearances of Parent...............................    A-15
ARTICLE V REPRESENTATIONS AND WARRANTIES....................    A-15
5.01.  Representations and Warranties of the Company........    A-15
5.02.  Representations and Warranties of Parent and Sub.....    A-24
ARTICLE VI COVENANTS........................................    A-27
6.01.  Reasonable Best Efforts..............................    A-27
6.02.  Stockholder Approvals................................    A-28
6.03.  Registration Statement...............................    A-28
6.04.  Press Releases.......................................    A-29
6.05.  Access; Information..................................    A-29
6.06.  Acquisition Proposals................................    A-29
6.07.  Affiliate Agreements.................................    A-30
6.08.  Takeover Laws........................................    A-30
6.09.  The Company Rights Agreement.........................    A-31
6.10.  Shares Listed........................................    A-31
6.11.  Regulatory Applications..............................    A-31
6.12.  Indemnification......................................    A-32
6.13.  Certain Employee Benefit Matters.....................    A-32
6.14.  Accountants' Letters.................................    A-33
6.15.  Notification of Certain Matters......................    A-33
6.16.  Certain Tax Matters..................................    A-33
6.17.  Agreements with Respect to Assumption of Company
        Stock Options.......................................    A-34

                                                              PAGE
                                                             -------
ARTICLE VII CONDITIONS TO CONSUMMATION OF THE MERGER........    A-34
7.01.  Conditions to Each Party's Obligation to Effect the
        Merger..............................................    A-34
7.02.  Conditions to Obligation of the Company..............    A-35
7.03.  Conditions to Obligation of Parent and Sub...........    A-35
ARTICLE VIII TERMINATION....................................    A-36
8.01.  Termination..........................................    A-36
8.02.  Effect of Termination and Abandonment................    A-38
ARTICLE IX MISCELLANEOUS....................................    A-39
9.01.  Survival.............................................    A-39
9.02.  Amendment; Extension; Waiver.........................    A-39
9.03.  Counterparts.........................................    A-39
9.04.  Governing Law........................................    A-39
9.05.  Expenses.............................................    A-39
9.06.  Notices..............................................    A-39
9.07.  Entire Understanding.................................    A-40
9.08.  Assignment; No Third Party Beneficiaries.............    A-40
9.09.  Interpretation.......................................    A-41
9.10.  Severability.........................................    A-41
9.11.  Pre-Termination Equitable Remedies...................    A-41

     Exhibit A  Form of Affiliate Letter

     AGREEMENT AND PLAN OF MERGER, dated as of August 24, 1999 (this "Agreement"), by and among NORTEL NETWORKS CORPORATION, a corporation organized under the laws of Canada ("Nortel"), NORTH SUBSIDIARY, INC., a corporation organized under the laws of Delaware ("Sub"), and PERIPHONICS CORPORATION, a corporation organized under the laws of Delaware (the "Company").

                                  WITNESSETH:

     WHEREAS, the Boards of Directors of each of Nortel, Sub and the Company have determined that it is advisable and in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein in which, subject to the terms and conditions set forth herein, (x) Sub will merge (the "Reverse Merger") with and into the Company, so that the Company is the surviving corporation in the Merger or (y) if Nortel so elects, the Company will merge (the "Forward Merger") with and into Sub, so that Sub is the surviving corporation in the Merger;

     WHEREAS, the parties intend that for U.S. federal income tax purposes, the Reverse Merger or the Forward Merger (either, the "Merger") qualify as a "reorganization";

     WHEREAS, as a condition and an inducement to Nortel's willingness to enter into this Agreement, Nortel and the Company are simultaneously entering into a Stock Option Agreement (the "Option Agreement"), pursuant to which the Company is granting Nortel an option exercisable upon the occurrence of certain events;

     WHEREAS, as a condition and as an inducement to Nortel's willingness to enter into this Agreement, Nortel is entering into an agreement (the "Stockholders' Agreement") with certain substantial Company stockholders (the "Specified Stockholders"); and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

     1.01. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

     "Acquisition Proposal" shall mean (a) a merger or consolidation, or any similar transaction, involving the Company (other than mergers, consolidations or similar transactions involving solely the Company and/or one or more wholly-owned Subsidiaries of the Company), (b) a purchase or other acquisition (including by way of merger, consolidation, share exchange, tender or exchange offer involving any Subsidiary of the Company or securities issued by any Subsidiary of the Company, as the case may be) of greater than 20% of the consolidated assets of the Company and its Subsidiaries (other than transactions involving the sale of inventory in the ordinary course of business, consistent with past practice), (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange, tender or exchange offer or otherwise) of beneficial ownership of securities representing more than 20% of the voting power of the Company, (d) any substantially similar transaction, or (e) any inquiry or indication of interest with respect to any of the foregoing; in each case other than the transactions contemplated by this Agreement and the Option Agreement.

     "Agreement" shall have the meaning set forth in the first paragraph of this Agreement.

     "Average Nortel Trading Price" shall mean the average of the last sales prices per share of Nortel Common Shares on the NYSE Composite Tape for the 10 consecutive trading days ending on the trading day which is two trading days prior to the Effective Date.

     "Business Day" shall mean each day on which banking institutions in both of Toronto, Canada and New York, New York are not authorized or required to close.

     "Canadian GAAP" shall mean Canadian generally accepted accounting principles.

     "Canadian Stock Exchanges" shall mean the Toronto and Montreal stock exchanges.

     "Capitalization Date" shall have the meaning set forth in Section
5.01(b)(i).

     "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended.

     "Company" shall have the meaning set forth in the first paragraph of this Agreement.

     "Company Affiliate" shall have the meaning set forth in Section 6.07(a).

     "Company Board" shall mean the Board of Directors of the Company.

     "Company Certificate" shall mean the Restated Certificate of Incorporation of the Company, as amended.

     "Company Common Stock" shall have the meaning set forth in Section 3.01(b).

     "Company Disclosure Schedule" shall have the meaning set forth in the opening paragraph of Section 5.01.

     "Company Employee" shall have the meaning set forth in Section 6.13(a).

     "Company Equity Interests" shall have the meaning set forth in Section 5.01(b).

     "Company Filed SEC Documents" shall have the meaning set forth in Section 5.01(g).

     "Company Financial Advisor" shall have the meaning set forth in Section 5.01(k).

     "Company Intellectual Property Rights" shall have the meaning set forth in
Section 5.01(p).

     "Company Meeting" shall have the meaning set forth in Section 6.02.

     "Company Plan" shall mean any Plan entered into or currently maintained, sponsored, or contributed to by the Company or any of its Subsidiaries or to which the Company or any such Subsidiary has any obligation to contribute or with respect to which the Company or any of its Subsidiaries may have any material liability.

     "Company Preferred Stock" shall have the meaning set forth in Section 5.01(b).

     "Company Proxy Statement" shall have the meaning set forth in Section 6.03(a).

     "Company Rights Agreement" shall have the meaning set forth in Section 5.01(b).

     "Company SEC Documents" shall have the meaning set forth in Section
5.01(g).

     "Company Series A Preferred Stock" shall have the meaning set forth in
Section 5.01(g).

     "Company Stock Option Plans" shall have the meaning set forth in Section 3.07(a).

     "Company Stock Options" shall have the meaning set forth in Section
3.07(a).

     "Company Stock Purchase Plan" shall have the meaning set forth in Section 3.07(d).

     "Company Stockholder Protection Rights" shall have the meaning set forth in
Section 5.01(b).

     "Confidentiality Agreement" shall mean that certain confidentiality agreement, dated October 27, 1998, by and between the Company and an affiliate of Nortel, as amended by a letter agreement dated June 24, 1999.

     "Copyrights" shall have the meaning set forth in the definition of Intellectual Property Rights.

     "Costs" shall have the meaning set forth in Section 6.12(a).

     "DGCL" shall mean the General Corporation Law of the State of Delaware.

     "Draft 1999 10-K" shall have the meaning set forth in Section 5.01(g)(iv).

     "Effective Date" shall have the meaning set forth in Section 2.02.

     "Effective Time" shall have the meaning set forth in Section 2.02.

     "Environmental Laws" shall have the meaning set forth in Section 5.01(o).

     "ERISA" shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder and published interpretations of any Governmental Authority with respect thereto.

     "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Exchange Agent" shall have the meaning set forth in Section 3.05(a).

     "Exchange Fund" shall have the meaning set forth in Section 3.05(a).

     "Exchange Ratio" shall mean the fraction obtained by dividing $29.23 by the Average Nortel Trading Price and rounding the result to the nearest hundredth; provided, however, that if such fraction is less than 0.62 then the Exchange Ratio shall be 0.62, and if such fraction is more than 0.76 then the Exchange Ratio shall be 0.76; and provided, further, that the Exchange Ratio shall in any case be subject to adjustment as set forth in Section 3.06.

     "Exon-Florio" shall have the meaning set forth in Section 5.01(r).

     "Forward Merger" shall have the meaning set forth in the recitals to this Agreement.

     "Governmental Authority" means any court, administrative agency or commission or other foreign or domestic federal, state, provincial or local governmental authority or instrumentality.

     "HSR Act" shall have the meaning set forth in Section 5.01(r).

     "Indemnified Party" shall have the meaning set forth in Section 6.12(a).

     "Insurance Amount" shall have the meaning set forth in Section 6.12(b).

     "Intellectual Property Rights" shall mean all proprietary, license and other rights in and to: (A) trademarks, service marks, brand names, trade dress, trade names, words, symbols, color schemes and other indications of origin ("Trademarks"); (B) patents, patent applications (together, "Patents"), inventors' certificates and invention disclosures; (C) trade secrets and other confidential or non-public business information, including ideas, formulas, compositions, discoveries and improvements, know-how, manufacturing and production processes and techniques, and research and development information; drawings, specifications, plans, proposals and technical data; analytical models, investment and lending strategies and records, financial and other products; financial, marketing and business data, pricing and cost information; business and marketing plans and customer and supplier lists and information; in each case whether patentable, copyrightable or not ("Trade Secrets"); (D) computer programs and databases, in each case whether patentable, copyrightable or not (collectively, "Software"), and all documentation therefor; (E) writings and other works of authorship, including marketing materials, brochures, training materials, including all copyrights and moral rights related to each of the foregoing ("Copyrights"); (F) mask works; (G) rights to limit the use or disclosure of confidential information by any Person; (H) registrations of, and applications to register, any of the foregoing with any Governmental Authority and any renewals or extensions thereof; (I) the goodwill associated with each of the foregoing; and (J) any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing; in each case in any jurisdiction.

     "Knowledge" with respect to a party shall mean to the knowledge of its senior executive officers after reasonable inquiry.

     "Liens" shall mean any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

     "Material Adverse Effect" shall mean with respect to any party, any change, circumstance or effect that (i) is or is reasonably likely to be materially adverse to the business, condition (financial or otherwise) or results of operations of such party and its Subsidiaries taken as a whole, other than any change, circumstance or effect that results from or arises out of (a) changes in the economy in general or (b) changes or circumstances affecting the industries in which such party operates, which change, circumstance or effect (in the case of clause (b) does not affect the Company or Nortel, as the case may be, disproportionately relative to other entities operating in such industry; provided, that any change, circumstance or effect that arises directly out of or results directly from the announcement of this Agreement shall not by itself be deemed to constitute a Material Adverse Effect; or (ii) would materially impair the ability of either Nortel or the Company, respectively, to perform its obligations under this Agreement.

     "Material Suppliers" shall have the meaning set forth in Section
5.01(t)(ii).

     "Material Systems" shall mean, with respect to any person, all internal computer systems, communications systems, embedded manufacturing systems and facilities infrastructure systems that are material to the business, finances and operations of such person.

     "Merger" shall have the meaning set forth in the recitals to this Agreement.

     "Merger Consideration" shall have the meaning set forth in Section 2.01(a).

     "NASD" shall mean the National Association of Securities Dealers, Inc. or, if the context so requires, the Nasdaq Stock Market, Inc.

     "New Certificates" shall have the meaning set forth in Section 3.05(a).

     "Nortel" shall have the meaning set forth in the first paragraph of this Agreement.

     "Nortel Board" shall mean the Board of Directors of Nortel.

     "Nortel Certificate" shall mean the Certificate and Articles of Amalgamation of Nortel dated January 4, 1982, as amended from time to time by the Certificates and Articles of Amendment of Nortel.

     "Nortel Common Shares" shall have the meaning set forth in Section 3.01(a).

     "Nortel Disclosure Schedule" shall have the meaning set forth in the opening paragraph of Section 5.02.

     "Nortel SEC Documents" shall have the meaning set forth in Section 5.02(f).

     "NYSE" shall mean the New York Stock Exchange, Inc.

     "Old Certificates" shall have the meaning set forth in Section 3.05(a).

     "Option Agreement" shall have the meaning set forth in the recitals hereof.

     "Patents" shall have the meaning set forth in the definition of Intellectual Property Rights.

     "Person" or "person" shall mean any individual, bank, corporation, limited liability company, partnership, association, joint-stock company, business trust or unincorporated organization.

     "Plan" shall mean any "employee benefit plan", within the meaning of
Section 3(3) of ERISA, whether or not subject to ERISA, and any employment, consulting, termination, severance, retention, change in control, deferred or incentive compensation, stock option or other equity based, vacation or other fringe benefit plan, program, policy, arrangement, agreement or commitment.

     "Previously Disclosed" by a party shall mean information disclosed in its SEC Documents filed prior to the date of this Agreement or set forth in the related section of its Disclosure Schedule or (with respect to the Company) set forth in the Draft 1999 10-K.

     "Registration Statement" shall have the meaning set forth in Section
6.03(a).

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     "Regulatory Law" shall mean the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

     "Rights" shall mean, with respect to any person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Severance Plan" shall have the meaning set forth in Section 6.13(a).

     "Software" shall have the meaning set forth in the definition of Intellectual Property Rights.

     "Specified Stockholders" shall have the meaning set forth in the recitals to this Agreement.

     "Stockholders' Agreement" shall have the meaning set forth in the recitals to this Agreement.

     "Sub" shall have the meaning set forth in the first paragraph of this Agreement.

     "Sub Common Stock" shall have the meaning set forth in Section 3.01(a).

     "Subsidiary" and "Significant Subsidiary" shall have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

     "Superior Proposal" shall have the meaning set forth in Section 6.06(a).

     "Surviving Corporation" shall mean (i) in the case of the Reverse Merger, the Company as the surviving corporation, or (ii) in the case of the Forward Merger, Sub as the surviving corporation.

     "Takeover Laws" shall have the meaning set forth in Section 5.01(m).

     "Tax Returns" shall have the meaning set forth in Section 5.01(q).

     "Taxes" shall mean all taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

     "Termination Fee" shall have the meaning set forth in Section 8.02(b).

     "Trade Secrets" shall have the meaning set forth in the definition of Intellectual Property Rights.

     "Trademarks" shall have the meaning set forth in the definition of Intellectual Property Rights.

     "Treasury Shares" shall mean shares of the Company Common Stock held by the Company or any of its Subsidiaries.

     "U.S. GAAP" shall mean United States generally accepted accounting principles.

     "Year 2000 Compliant" shall have the meaning set forth in Section 5.01(t).

     "$" shall mean United States Dollar.

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                                   ARTICLE II

                       THE MERGER; EFFECTS OF THE MERGER

     2.01. The Merger. (a) The Reverse Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time Sub will merge with and into the Company pursuant to the Reverse Merger. Following the Effective Time of the Reverse Merger, the separate corporate existence of Sub shall cease and the Company shall survive and continue to exist as a Delaware corporation.

     (b) The Forward Merger. Notwithstanding paragraph (a) of this Section, if Nortel so elects pursuant to notice to the Company at least three business days prior to the Effective Time, upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time the Company will merge with and into Sub pursuant to the Forward Merger; provided, however, that Nortel may not so elect if such election would be reasonably likely to cause non-satisfaction of any material condition to the Merger that would have been reasonably likely to be satisfied in the absence of such election. Following the Effective Time of the Forward Merger, the separate corporate existence of the Company shall cease and Sub shall survive and continue to exist as a Delaware corporation.

     (c) Effectiveness and Effects of the Merger. Subject to the satisfaction or waiver of the conditions set forth in Article VII in accordance with this Agreement, the Merger shall become effective upon the occurrence of the filing in the office of the Secretary of State of the State of Delaware of a certificate of merger in accordance with Section 251 of the DGCL, or such later date and time as may be set forth in such certificate. The Merger shall have the effects prescribed in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Sub shall be vested in the Surviving Corporation, and all debt, liabilities and duties of the Company and Sub shall become the debt, liabilities and duties of the Surviving Corporation.

     (d) Certificate of Incorporation and By-Laws. The certificate of incorporation and by-laws of Sub, as in effect immediately prior to the Effective Time, but with Article 1 of the certificate of incorporation amended to read: "The name of the Corporation is Periphonics Corporation," shall be those of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     (e) Name. The name of the Surviving Corporation shall remain (in the case of the Reverse Merger) or be changed to (in the case of the Forward Merger) "Periphonics Corporation."

     (f) Officers and Directors of Surviving Corporation. The officers of the Company as of the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be. The directors of Sub as of the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified, as the case may be.

     2.02. Effective Date and Effective Time. Subject to the satisfaction or waiver (subject to applicable law) of the conditions as set forth in Article VII in accordance with this Agreement, the parties shall cause the effective date of the Merger (the "Effective Date") to occur on (i) the third Business Day to occur after the last of the conditions set forth in Section 7.01 shall have been satisfied or waived in accordance with the terms of this Agreement or (ii) such other date to which the parties may agree in writing. The time on the Effective Date when the Merger shall become effective is referred to as the "Effective Time."

     2.03. Tax Consequences. It is intended that the Merger shall qualify as a reorganization under Section 368(a) of the Code.

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                                  ARTICLE III

                   CONVERSION OF SHARES; EXCHANGE PROCEDURES

     3.01. Conversion of Shares. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any party or stockholder:

          (a) Conversion of Sub Common Stock. Each share of common stock of Sub, par value $0.01 per share (the "Sub Common Stock"), issued and outstanding immediately prior to the Effective Time, shall be converted into one newly issued, fully-paid and non-assessable share of preferred stock, $0.01 par value, of the Surviving Corporation, pursuant to a Certificate of Designations proposed by Nortel and approved by the Company, such approval not to be unreasonably withheld or delayed.

          (b) Conversion of Company Common Stock. Subject to Section 3.04, each share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be canceled pursuant to Section 3.01(c)) shall become and be converted into the right to receive a fraction of a common share, without par value, of Nortel ("Nortel Common Shares"), equal to the Exchange Ratio. All of the shares of Company Common Stock converted into the right to receive Nortel Common Shares (or cash pursuant to Section 3.04) pursuant to this Article III shall no longer be outstanding and shall automatically be canceled and shall cease to exist as of the Effective Time.

          (c) Treasury Shares. Each share of Company Common Stock held by the Company or any wholly owned Subsidiary of the Company as Treasury Shares immediately prior to the Effective Time or owned by Nortel or any Subsidiary thereof shall no longer be outstanding and shall automatically be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.02. Issuance of Shares of the Surviving Corporation. At the Effective Time, in consideration of the issuance by Nortel of Nortel Common Shares to the holders of Company Common Stock in accordance with Section 3.01(b), the Surviving Corporation shall issue to Nortel a number of shares of newly issued, fully-paid and non-assessable common stock, $0.01 par value, of the Surviving Corporation, which number shall be equal to the number of shares of Company Common Stock outstanding as of immediately prior to the Effective Time.

     3.03. Rights as Stockholders; Stock Transfers. At the Effective Time, holders of Company Common Stock shall cease to be, and shall have no rights as, stockholders of the Company, other than the right to receive any dividend or other distribution with respect to such Company Common Stock with a record date occurring prior to the Effective Time and the consideration provided under this
Article III. After the Effective Time, there shall be no transfers on the stock transfer books of the Company or the Surviving Corporation of shares of Company Common Stock.

     3.04. Fractional Shares. Notwithstanding any other provision hereof, no fractional Nortel Common Shares and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Nortel shall pay to each holder of Company Common Stock who would otherwise be entitled to a fractional share of Nortel Common Shares (after taking into account all Old Certificates delivered by such holder) an amount (in U.S. dollars) in cash (without interest) determined by multiplying such fraction by the Average Nortel Trading Price. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, Nortel shall so notify the Exchange Agent, and Nortel shall cause the Surviving Corporation to deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

     3.05. Exchange Procedures. (a) At or prior to the Effective Time, Nortel shall deposit, or shall cause to be deposited, with a bank or trust company having (or whose parent has) net capital of not less than $10,000,000 (the "Exchange Agent"), for the benefit of the holders of certificates formerly representing shares of Company Common Stock ("Old Certificates"), for exchange in accordance with this Article III, certificates representing the Nortel Common Shares ("New Certificates") and an estimated amount of cash pursuant to Section 3.04 (such cash and New Certificates (without any interest on any such cash), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to this Article III in exchange for outstanding shares of Company Common Stock.

     (b) As promptly as practicable after the Effective Date, Nortel shall send or cause the Exchange Agent to send or cause to be sent to each former holder of record of shares (other than Treasury Shares) of Company Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old Certificates for the consideration set forth in this Article III. Nortel shall cause the New Certificates representing Nortel Common Shares into which shares of a stockholder's Company Common Stock are converted at the Effective Time and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive pursuant to this Article III to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Company Common Stock (or, pursuant to Section 3.05(f), a surety bond reasonably satisfactory to Nortel and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery.

     (c) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (d) No dividends or other distributions with respect to Nortel Common Shares with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Company Common Stock converted in the Merger into the right to receive shares of such Nortel Common Shares and cash in lieu of fractional Nortel Common Shares pursuant to Section 3.04, until the holder thereof shall be entitled to receive New Certificates and such amount of cash in exchange therefor in accordance with this Article III. After becoming so entitled in accordance with this Article III, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to Nortel Common Shares such holder had the right to receive upon surrender of the Old Certificate, and payment thereof shall be made promptly following the later of (i) the date on which such holder shall become entitled to receive New Certificates and (ii) the payment date with respect to such dividend or other distribution.

     (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of the Company for one year after the Effective Time shall, upon demand by Nortel, be paid or delivered to Nortel. Any stockholders of the Company who have not theretofore complied with this Article III shall thereafter look only to Nortel for payment of the Nortel Common Shares, cash in lieu of any fractional shares and unpaid dividends and distributions on the Nortel Common Shares deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

     (f) If any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such reasonable amount as Nortel may direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Old Certificate, Nortel shall, in exchange for such lost, stolen or destroyed Old Certificate, deliver or cause the Exchange Agent to deliver a New Certificate in respect thereof pursuant to this Article III.

     3.06. Anti-Dilution Provisions. In the event Nortel changes (or establishes a record date for changing) the number of Nortel Common Shares issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Nortel Common Shares then (a) if the record and payment dates therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction; and
(b) if the record date therefor shall be prior to the Effective Time but the payment date therefor shall be subsequent to the Effective Time, Nortel shall take such action as shall be required so that on such payment date any former holder of Old Certificates who shall have received or become entitled to receive New Certificates pursuant to this Article III shall be entitled to receive such additional Nortel Common Shares as such holder would have received as a result of such event if the record date therefor had been immediately after the Effective Time.

     3.07.  Stock Options and Other Stock Plans.  (a)  Subject to Section 6.17:
Effective at the Effective Time, each option to purchase shares of Company Common Stock (collectively, the "Company Stock Options") granted to employees or directors of, or consultants or advisors to, the Company or any Subsidiary thereof pursuant to the terms of the Periphonics Corporation 1995 Stock Option Plan, the Periphonics Corporation 1995 Non-Employee Director Stock Option Plan or the Periphonics Corporation 1986 Incentive Stock Option Plan (collectively, the "Company Stock Option Plans") that is outstanding immediately prior to the Effective Time shall be assumed by Nortel and deemed to constitute an option to acquire, on the same terms and conditions (including adjustments for any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction following such and the terms and conditions approved by resolution of the Company Board adopted on April 15,
1999) as were applicable under such Company Stock Option immediately prior to the Effective Time, the number of Nortel Common Shares (rounded down to the greatest number of whole Nortel Common Shares) that is equal to the product of
(i) the number of shares of Company Common Stock covered by such Company Stock Option immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio, at an option exercise price per share of Nortel Common Shares equal to the quotient of (iii) the option exercise price per share of Company Common Stock covered by such Company Stock Option immediately prior to the Effective Time divided by (iv) the Exchange Ratio. The date of grant of each such Company Stock Option shall be the date on which such Company Stock Option was originally granted. Any Company Stock Option, the terms and conditions of which were amended pursuant to the resolutions adopted by the Company Board on April 15, 1999 to provide for the acceleration of the vesting of such stock option as a result of the Merger, shall become vested in accordance with such terms and conditions as so amended. Within three Business Days following the Effective Date, Nortel shall cause to be delivered to each holder of a Company Stock Option that has been assumed by Nortel pursuant to this Section 3.07 a notice stating that (x) such Company Stock Option has been converted into an option to purchase Nortel Common Shares, (y) such Company Stock Option has been assumed by Nortel and shall continue in effect subject to all of the terms and conditions applicable thereto immediately prior to the Effective Time and (z) setting forth the number of Nortel Common Shares covered by such Company Stock Option and the per share option exercise price for such Nortel Common Shares. From and after the Effective Time, Nortel and the Surviving Corporation shall comply with the terms of each Company Stock Option Plan pursuant to which the Company Stock Options were granted; provided, that the board of directors of Nortel or an authorized committee thereof shall succeed to the authorities and responsibilities of the Company Board or any committee thereof under the Company Stock Option Plans. The adjustments provided herein with respect to any Company Stock Options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

     (b) Prior to the Effective Date, the Company shall take all necessary or appropriate action (including amending any of the Company Stock Option Plans or making adjustments as permitted thereby) to (i) use its reasonable best efforts to obtain as promptly as possible following the mailing of the Company Proxy Statement, the written consent of each holder of a Company Stock Option (in a form reasonably satisfactory to counsel to Nortel) to the assumption and conversion of such individual's Company Stock Options as contemplated in Section 3.07(a), (ii) effectuate the assumption and conversion of the Company Stock Options by Nortel and the assignment to Nortel of the authorities and responsibilities of the Company Board or any committee thereof under the Company Stock Option Plans and (iii) other than as expressly permitted pursuant to
Section 4.01(b), preclude the grant of any additional Company Stock Options under any of the Company Stock Option Plans or otherwise.

     (c) Nortel shall cause to be taken all corporate action necessary to reserve for issuance a sufficient number of Nortel Common Shares for delivery upon exercise of Company Stock Options in accordance with

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

this Section 3.07. Within five business days after the Effective Date, Nortel shall use its reasonable best efforts to cause the Nortel Common Shares subject to Company Stock Options to be registered under the Securities Act pursuant to a registration statement on Form S-8 (or any successor or other appropriate forms) and shall use its reasonable best efforts to cause the effectiveness of such registration statement (and current status of the prospectus or prospectuses contained therein) to be maintained for so long as Company Stock Options remain outstanding.

     (d) The Company shall take such action as is necessary to cause a "new exercise date," within the meaning of the Periphonics Corporation 1995 Employee Stock Purchase Plan (the "Company Stock Purchase Plan"), to be established that will cause the offering period under such Company Stock Purchase Plan in effect immediately prior to the Effective Date to terminate as of a date that is no later than three Business Days prior to the Effective Date; provided that such change in the offering period shall be conditioned upon the consummation of the Merger. On such new exercise date, the Company shall apply the funds credited as of such date under the Company Stock Purchase Plan within each participant's payroll withholding account to the purchase of whole shares of Company Common Stock in accordance with the terms of the Company Stock Purchase Plan. Immediately prior to and effective as of the Effective Time and subject to the consummation of the Merger, the Company shall terminate the Company Stock Purchase Plan.

                                   ARTICLE IV

                             ACTIONS PENDING MERGER

     4.01. Forbearances of the Company. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, as required by a Governmental Authority of competent jurisdiction or as set forth in Section
4.01 of the Company's Disclosure Schedule, without the prior written consent of Nortel, the Company will not, and will cause each of its Subsidiaries not to:

          (a) Ordinary Course. Conduct its business and the business of its Subsidiaries other than in the ordinary and usual course in all material respects and in material compliance with applicable laws and regulations or, to the extent consistent therewith, fail to use reasonable best efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action that would adversely affect its ability to perform any of its material obligations under this Agreement in any material respect; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 4.01 shall be deemed a breach of this Section 4.01(a) unless such action would constitute a breach of one or more of such other provisions.

          (b) Capital Stock. (i) Issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or any Rights, (ii) enter into any agreement with respect to the foregoing or (iii) permit any additional shares of capital stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights, other than (v) automatic grants, if any, of stock options to purchase Company Common Stock in accordance with the terms of the Company 1995 Non-Employee Director Stock Option Plan as in effect on the date hereof, (w) grants of stock options to purchase up to an aggregate of 50,000 shares of the Company Common Stock in accordance with the terms of the Company 1995 Stock Option Plan, as amended and in effect on the date hereof, to new employees hired after the date hereof and/or to current employees (other than current officers or other executives) in connection with the promotion or retention of any such current employee, in any such case, in the ordinary course of business, (x) the issuance of the Company Common Stock upon the exercise of stock options outstanding as of the date hereof issued in the ordinary course of business in accordance with the terms of any Company Stock Option Plan as in effect on the date of this Agreement or granted as permitted under clause (v) above, (y) issuances by a wholly owned Subsidiary of the Company of capital stock to such Subsidiary's parent and (z) issuances to comply with the Company's obligations under the Company Stock Purchase Plan.

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

          (c) Dividends, Etc. (i) Make, declare, pay or set aside for payment any dividend (other than dividends from the Company's Subsidiaries to the Company or another Subsidiary of the Company) on or in respect of, or declare or make any distribution on any shares of its capital stock or (ii) except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction, directly or indirectly adjust, split, combine, redeem, reclassify, purchase, repurchase or otherwise acquire, any shares of the capital stock of the Company or any of its Subsidiaries.

          (d) Compensation; Employment Agreements; Etc. Enter into or amend any employment, consulting, severance, retention, change in control or similar agreements or arrangements with any of its or its Subsidiaries' directors, officers, employees or consultants or former directors, officers, employees or consultants, or grant any salary, wage or other compensation increase, make any award or grant under any Plan or increase or modify any employee benefit (including any incentive or bonus payments), except (i) for increases in annual salary or hourly wage rates granted to current employees (other than officers) in the ordinary course of business, consistent with past practice, (ii) for changes required to be implemented in accordance with the current terms of any Company Plan set forth in
     Section 4.01(d) of the Company's Disclosure Schedule and (iii) grants of stock options permitted under Section 4.01(b).

          (e) Benefit Plans. Enter into, adopt, implement or amend in any material respect (except to the extent required to comply with applicable law) any Plan.

          (f) Acquisitions and Dispositions. Except in the ordinary course of business, consistent with past practice, acquire all or any portion of the assets, business or properties of any other entity or sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any portion of its assets, business or properties.

          (g) Amendments. Amend the Company Certificate or the Company's by-laws.

          (h) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by U.S. GAAP or SEC regulation.

          (i) Contracts. Except in the ordinary course of business, (i) enter into or terminate (x) any customer contract or agreement in excess of $3,000,000, (y) any contract or agreement with a supplier that does not conform in size and scope to similar contracts entered into by the Company or its Subsidiaries prior to the date hereof or (z) any material lease or other agreement or (ii) amend or modify in a material respect any of its existing material contracts, agreements or leases (including any material licensing agreement).

          (j) Claims. Except in the ordinary course of business, settle any claim, action or proceeding involving money damages in excess of $100,000 in the aggregate or involving any restrictions or limitations on the Company or the Company's business.

          (k) Adverse Actions. (i) Take any action with the Knowledge that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue at any time at or prior to the Effective Time, (B) except as otherwise permitted by
     Section 6.06, any of the conditions to the Merger set forth in Article VII not being satisfied or satisfaction of any such condition being materially delayed or (C) a violation of any provision of this Agreement except, in each case, as may be required by applicable law.

          (l) Incurrence of Indebtedness. Other than (i) short-term indebtedness incurred in the ordinary course of business consistent with past practice but in no event to exceed an aggregate of $1,000,000 of short-term debt and (ii) indebtedness of the Company or any of its Subsidiaries to the Company or any of its Subsidiaries, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance.

          (m) Capital Expenditures. Make any capital expenditures in excess of $2,000,000 in the aggregate in any quarter of the year.

          (n) Tax Elections. Make any new or different material Tax election, or revoke any material Tax election.

          (o) Confidentiality Agreements. Waive any confidentiality or "standstill" provisions entered into with any third party in connection with its consideration of an Acquisition Proposal.

          (p) Agreements. Agree or commit to do anything prohibited by the above paragraphs (a) through (o).

     4.02. Forbearances of Nortel. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement or as set forth in
Section 4.02 of Nortel's Disclosure Schedule, without the prior written consent of the Company, Nortel will not, and will cause each of its Subsidiaries not to:

          (a) Dividends, Etc. (i) Make, declare, pay or set aside for payment any extraordinary cash dividend on or in respect of the Nortel Common Shares.

          (b) Adverse Actions. (i) Take any action with the Knowledge that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue at any time at or prior to the Effective Time, (B) subject to Section 6.11(d), any of the conditions to the Merger set forth in Article VII not being satisfied or satisfaction of any such condition being materially delayed or (C) a violation of any provision of this Agreement except, in each case, as may be required by applicable law.

          (c) Agreements. Agree or commit to do anything prohibited by the above paragraphs (a) and (b).

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.01. Representations and Warranties of the Company. Except as set forth in the disclosure schedule delivered by the Company to Nortel prior to the execution of this Agreement (the "Company Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), the Company hereby represents and warrants to each of Nortel and Sub as follows:

          (a) Organization, Standing and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. It is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified and it has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, except where the failure to be so duly qualified and in good standing or to have in effect all federal, state, local, and foreign governmental authorizations does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has made available to Nortel a complete and correct copy of its certificate of incorporation and by-laws, each as amended and in full force and effect as of the date of this Agreement, and the Company is not in violation of any provision thereof.

          (b)  Shares.

             (i) The authorized capital stock of the Company consists of (A) 30,000,000 shares of Company Common Stock, par value $0.01 of which 13,236,840 shares were outstanding as of August 20, 1999 (the "Capitalization Date") and (B) 1,000,000 shares of preferred stock, par value $0.01 per share ("Company Preferred Stock"), of which no shares were issued or outstanding as of the Capitalization Date and 750,000 shares of which have been designated Series A Junior Participating Preferred Stock ("Company Series A Preferred Stock") and reserved for issuance upon exercise of the rights (the "Company Stockholder Protection Rights") distributed to the holders of Company Common Stock pursuant to a Rights Agreement dated as of July 31, 1996, between the Company and the American Stock Transfer & Trust Company, as Rights Agent, as amended (the "Company Rights Agreement"). Since the Capitalization Date, there have been no issuances of shares of the capital stock of the Company or any other securities of the Company other than issuances of shares pursuant to Company Stock Options outstanding on the Capitalization Date as set forth in clause (iii) below.

             (ii) All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable, and no class of capital stock of the Company is entitled to preemptive rights.

             (iii) There were outstanding at the Capitalization Date no Rights to acquire capital stock from the Company other than (A) the Company Stockholder Protection Rights, (B) Company Stock Options and (C) rights under the Company Stock Purchase Plan, the Rights referred to in clauses
        (B) and (C) representing in the aggregate the right to purchase 1,729,200 shares of Company Common Stock. Section 5.01(b)(iii) of the Company's Disclosure Schedule sets forth for all Company Stock Options outstanding at the Capitalization Date a true and complete list of the following: their holders, their date of grant, the number of shares of Company Common Stock for which they are exercisable, their exercise price as currently in effect, their date of vesting and the conditions, if any, under which such vesting may accelerate. Other than in connection with the Option Agreement and other than the associated Company Stockholder Protection Rights issued with the shares of Company Common Stock issued as described in clause (i) above, no Rights to acquire capital stock from the Company have been issued or granted since the Capitalization Date.

          (c)  Subsidiaries.

             (i) Section 5.01(c)(i) of the Company Disclosure Schedule sets forth a list as of the date hereof of all of the Company's Subsidiaries, together with their jurisdiction of organization. Unless otherwise described therein, the Company owns, directly or indirectly, beneficially and of record 100% of the issued and outstanding voting securities of each such Subsidiary (other than directors' qualifying shares, if any). No equity securities of any of the Company's Subsidiaries are or may become required to be issued (other than to the Company or its wholly owned Subsidiaries) by reason of any Rights and there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is bound to sell or otherwise transfer any shares of capital stock of any such Subsidiaries (other than to the Company or its wholly owned Subsidiaries). In addition, Section 5.01(c)(i) of the Company Disclosure Schedule lists as of the date of this Agreement each corporation, partnership, limited liability company or similar entity with respect to which, as of the date of this Agreement, the Company or any Subsidiary of the Company owns more than 5% but less than a majority of the voting equity or similar voting interest or any interest convertible into, or exchangeable or exercisable for, more than 5% but less than a majority of the voting equity or similar voting interest and which interest is carried on the Company's most recent financial statements (or if not held as of the date thereof, would be carried on the Company's financial statements if prepared as of the date hereof) at a value in excess of $500,000 (collectively, the "Company Equity Interests"). All of the shares of capital stock of each of the Significant Subsidiaries of the Company and all the Company Equity Interests held by the Company and each Subsidiary of the Company are fully paid and nonassessable and are owned by the Company or such Subsidiary free and clear of any Liens. There are no material outstanding contractual obligations of the Company or any of its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any entity in which the Company or any Subsidiary of the Company owns a Company Equity Interest.

             (ii) Each of the Company's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization. Each of such Subsidiaries is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and each has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, except where the failure to be so duly qualified and in good standing or to have in effect all federal, state, local, and foreign governmental authorizations does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

          (d) Corporate Power. The Company and each of its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and it has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby.

          (e)  Corporate Authority.

             (i) Subject, in the case of the consummation of the Merger, to receipt of the requisite approval and adoption of the "agreement of merger" (as such term is used in Section 251 of the DGCL) contained in this Agreement and the Merger by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon, the Company Board having unanimously adopted a resolution approving such "agreement of merger" and declaring its advisability, this Agreement, the Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of the Company and the Company Board (assuming that neither Nortel or Sub is an "interested stockholder" of the Company under Section 203 of the DGCL immediately before the execution and delivery of this Agreement, the Option Agreement, and the Stockholders' Agreement).

             (ii) This Agreement and the Option Agreement are legal, valid and binding agreements of the Company, enforceable in accordance with their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles, whether considered at law or in equity).

          (f) No Defaults. Subject to receipt of the regulatory approvals, and expiration of the waiting periods, referred to in Section 5.01(r) and required filings under federal and state securities or other laws, the execution, delivery and performance of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby by the Company do not and will not (i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Company or of any of its Subsidiaries or to which the Company or any of its Subsidiaries or any of their respective properties or assets are subject or bound, (ii) constitute a breach or violation of, or a default under, the articles or certificate of incorporation or by-laws of the Company or any of its Subsidiaries or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument, except in the case of (i) and (iii), where such breach, violation or default or the failure to obtain such consents or approvals would not in the aggregate have a Material Adverse Effect on the Company, the Surviving Corporation or Nortel and would not prevent or materially impair the Company's ability to consummate the transactions contemplated by this Agreement. Section 5.01(f) of the Company Disclosure Schedule contains a list of all consents of third parties required under any material agreement to be obtained by it or its subsidiaries prior to, or as a result of, the consummation of the Merger.

          (g)  Financial Reports and SEC Documents.

             (i) With respect to the periods since May 31, 1996, the Company and its Subsidiaries have filed all reports and statements, together with any amendments required to be made thereto, that were required to be filed with the SEC.

             (ii) The Company's Annual Reports on Form 10-K for the fiscal years ended May 31, 1996, 1997, and 1998, its Quarterly Reports on Form 10-Q for the periods ended August 31, 1998, November 30, 1998 and February 28, 1999, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to May 31, 1996 under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed, or to be filed (collectively, the "Company SEC Documents"), with the SEC, as of the date filed (or, with respect to a document filed prior to the date of this Agreement and amended or superseded by a subsequent filing prior to the date of this Agreement, then on the date of such filing as so amended or superseded) (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be; and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Company SEC Document (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Company SEC Documents (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which they relate, in each case in accordance with U.S. GAAP 4 consistently applied during the periods involved and Regulation S-X of the SEC, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

             (iii) Since February 28, 1999, the Company has not incurred any liabilities (whether absolute, accrued, contingent or otherwise) that are of a nature that would be required to be disclosed on a balance sheet of the Company or the footnotes related thereto prepared in conformity with U.S. GAAP, except (x) liabilities as set forth in the Company SEC Documents filed prior to the date of this Agreement (the "Company Filed SEC Documents") and (y) other liabilities incurred in the ordinary course of business consistent with past practice, which do not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

             (iv) The Company has furnished to Nortel a draft (dated August 17,
        1999) of its Annual Report on Form 10-K for the fiscal year ended May 31, 1999 (including a draft of the consolidated financial statements to be included therein, with accompanying footnote disclosure) (the "Draft 1999 10-K"). The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1999 shall be filed with the SEC on or before August 30, 1999 and shall not differ in any material respect from the Draft 1999 10-K, except for the inclusion of disclosure relating to this Agreement and the transactions contemplated hereby. The consolidated balance sheet contained in the Draft 1999 10-K fairly presents the financial position of the Company as of May 31, 1999, and the statement of income and changes in stockholders' equity and cash flows for the fiscal year ended May 31, 1999 contained in the Draft 1999 10-K fairly present the Company's consolidated results of operations, changes in stockholders' equity and changes in cash flows for such periods, in each case in accordance with U.S. GAAP applied consistently with past periods and Regulation S-X of the SEC.

          (h) Litigation. Except as disclosed on Section 5.01(h) of the Company Disclosure Schedule, in the Company Filed SEC Documents or the Draft 1999 10-K, (i) no litigation, claim or other proceeding before any court or governmental agency that is pending or, to the Company's Knowledge, threatened against the Company or any of its Subsidiaries would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and (ii) no litigation, claim or other proceeding before any court or governmental agency is pending or, to the Company's Knowledge, threatened against the Company or any of its Subsidiaries which, if determined adversely to the Company or any such Subsidiary, would reasonably be expected to result in a loss of more than $100,000 or the imposition of any material restrictions on the business of the Company or any such Subsidiary.

          (i)  Compliance with Laws.  The Company and each of its Subsidiaries:

               (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, except where failure to so comply does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

               (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted, and all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to its Knowledge, no suspension or cancellation of any of them is threatened, except for (x) failures to hold such permits, licenses, authorizations, orders and approvals and (y) failures to make such filings, applications, and registrations, which do not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; and

               (iii) has received since May 31, 1998 no written notification or communication from any Governmental Authority (A) asserting that the Company or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization.

          (j) Material Contracts; Defaults. Except for this Agreement, the Option Agreement, and those agreements and other documents filed as exhibits to the Company Filed SEC Documents, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by (i) any "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) any non-competition agreement or other agreement or arrangement that materially restricts it or any of its Subsidiaries from competing in any line of business. Neither it nor any of its Subsidiaries is in default under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default, except for such defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

          (k) No Brokers. No action has been taken by the Company, its officers, directors or employees that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding fees to be paid to William Blair & Company (the "Company Financial Advisor") and to Blum & Co., Inc. pursuant to the Company's written agreements with such firms, true and complete copies of which agreements have been furnished to Nortel prior to the date of this Agreement.

          (l)  Employee Benefits; Employee Relations.

               (i) Section 5.01(l) of the Company Disclosure Schedule contains a complete and correct list of each Company Plan. With respect to each Company Plan, true and complete copies have been provided to Nortel of: (i) the plan document or agreement or, with respect to any Company Plan A-19 that is not in writing, a written description of the terms thereof;
          (ii) the trust agreement, insurance contract or other documentation of any related funding arrangement; (iii) the summary plan description;
          (iv) the most recent required Internal Revenue Service Form 5500, including all schedules thereto; (v) any material communication to or from any Governmental Authority, including a written description of any oral communication; and (vi) all amendments or modifications to any such document.

               (ii) Neither the Company nor any Subsidiary thereof has disseminated in writing or otherwise broadly or generally notified employees of any intent or commitment (whether or not legally binding) to create or implement any additional Plan or to amend, modify or terminate any Company Plan, except for immaterial amendments to any Company Plan that will not result in an increase in the annual costs in respect of such plan incurred or to be incurred by the Company or any of its Subsidiaries.

               (iii) Except for any failures that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, each Company Plan has been operated and administered, and is, in compliance with its terms and all applicable laws, rules and regulations (including ERISA and the Code and any regulations thereunder). There are no actions, suits, claims or governmental audits (other than routine claims for benefits in the ordinary course) pending or, to the Knowledge of the Company, threatened with respect to any Company Plan that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

               (iv) No Company Plan is, and neither the Company nor any Subsidiary thereof contributes to or has any material liability or obligation with respect to any Plan that is, (A) a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA, (B) any single employer plan or other pension plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code or (C) a multiple employer plan within the meaning of Section 4063 or 4064 of ERISA. Neither the Company nor any Subsidiary thereof is a party to any collective bargaining or other collective labor agreement or understanding.

               (v) There is no pending or, to the Knowledge of the Company, threatened labor dispute, strike, work stoppage or other concerted labor activity against the Company or any Subsidiary thereof or involving any of their respective employees. To the Knowledge of the Company, neither the Company nor any Subsidiary thereof, nor their respective businesses, has committed any unfair labor practices or violated in any material respect any applicable employment laws in connection with the operation of the respective businesses of the Company or any Subsidiary thereof, and there is no pending or, to the Knowledge of the Company, threatened charge or complaint against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency, or by any employee or class of employees or governmental agency relating to a purported violation of any applicable employment laws.

               (vi) Each Company Plan that is intended to qualify under Section 401(a) and/or 401(k) of the Code so qualifies and its trust is exempt from taxation under Section 501(a) of the Code. The Company and its Subsidiaries have timely paid all contributions, premiums and expenses payable to or in respect of each Company Plan under the terms thereof and in accordance with applicable law, including ERISA and the Code, and, to the extent any such contributions, premiums or expenses are not yet due, the liability therefor has been properly and adequately accrued on the Company's financial statements included in its Quarterly Report on Form 10-Q for the period ended February 28, 1999.

               (vii) Neither the Company nor any of its Subsidiaries has incurred or will incur, either directly or indirectly (including as a result of an indemnification obligation), any material liability under or pursuant to any provision of Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans, and to the Knowledge of the Company, no event, transaction or condition has occurred, exists or is expected to occur which A-20 could reasonably be expected to result in any such material liability to the Company, any of its Subsidiaries or, after the Effective Time , Nortel or any of its Affiliates.

             (viii) Except as set forth in Section 5.01(l)(viii) of the Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or in combination with another event (whether contingent or otherwise) will (A) entitle any current or former employee, consultant or director of the Company or any of its Subsidiaries to any increased or modified benefit or payment; (B) increase the amount of compensation due to any such employee, consultant or director; (C) accelerate the vesting, payment or funding of any compensation, stock-based benefit, incentive or other benefit; (D) result in any "parachute payment" under
        Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered); or (E) cause any compensation to fail to be deductible under Section 162(m), or any other provision of the Code or any similar foreign Law.

          (m) Takeover Laws. The Company Board (i) has validly approved this Agreement, the Option Agreement and the Stockholders' Agreement and the transactions contemplated hereby and thereby (including the Merger) for purposes of Section 203 of the DGCL and (ii) has taken all steps necessary to render Article Ninth of the Company Certificate inapplicable to the transactions contemplated by this Agreement. Except for Section 203 of the DGCL (which has been rendered inapplicable), to the Company's Knowledge, no "moratorium", "control share", "fair price" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws") are applicable to the Merger or the other transactions contemplated by this Agreement, the Option Agreement and the Stockholders' Agreement.

          (n) Rights Agreement. The Company Board, by a duly enacted resolution, has determined in good faith that each of Nortel and Sub shall be an "Excluded Person" for all purposes of the Company Rights Agreement (as contemplated by Section 1(h) of such Agreement) and, in connection therewith, has approved an amendment (in the form provided to Nortel prior to the date hereof) to the Company Rights Agreement to the effect that none of Nortel, Sub or any of their respective affiliates shall become an "Acquiring Person" and that no "Shares Acquisition Date" or "Distribution Date" (as such terms are defined in the Company Rights Agreement) will occur as a result of the approval, execution or delivery of this Agreement, the Option Agreement, or the Stockholders' Agreement or the consummation of the transactions contemplated hereby or thereby. The Company Rights Agreement shall terminate and be of no further effect upon the Effective Time, without any consideration being payable with respect to outstanding Company Stockholder Protection Rights thereunder.

          (o)  Environmental Matters.

             (i) As used in this Agreement, "Environmental Laws" means all applicable local, state, provincial and federal environmental, health and safety laws (including common law) and regulations in effect on the date of this Agreement, relating to the protection of human health and safety as affected by exposure to pollutants, contaminants, or hazardous or toxic wastes, substances or materials and to the protection of the environment including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

             (ii) (x) Neither the conduct or operations of the Company or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them violates or, within the applicable statute or limitations period, violated Environmental Laws, except for violations that are not material and (y) no condition has existed or event has occurred with respect to any of them or any such property that is reasonably likely to result in a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority that it or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, held as collateral or held as a fiduciary by any of them are or were in material violation of or otherwise are alleged to have material liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

             (iii) To the Company's Knowledge, none of the property currently owned, leased or operated by the Company or by its Subsidiaries is subject to, or as a result of this transaction would be subject to, (i) the New Jersey Site Recovery Act or any other state or local Environmental Laws which would impose restrictions, such as notice, disclosure or obtaining advance approval prior to this transaction, or
        (ii) any liens under any Environmental Laws.

          (p)  Intellectual Property.

             (i) Except as set forth in Section 5.01(p)(i) of the Company Disclosure Schedule, the Company and its Subsidiaries own or are licensed to use all Intellectual Property Rights currently used in the business of the Company or its Subsidiaries or necessary to conduct the business of the Company and its Subsidiaries as currently conducted or currently anticipated to be conducted (the "Company Intellectual Property Rights").

             (ii) Section 5.01(p)(ii) of the Company Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of the following categories of Company Intellectual Property Rights: (A) Trademarks that are registered or for which an application for registration is pending; (B) Patents; (C) Software; (D) Copyrights that are registered or for which an application for registration is pending; and (E) mask works. Where listed Intellectual Property Rights are registered with a governmental authority or an application for registration is pending, the jurisdiction, registration or application number, date of registration or application, named owner and/or assignee, and international classes of registration are indicated, as applicable.

             (iii) Section 5.01(p)(iii) of the Company Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of (A) all licenses and agreements under which the Company and its Subsidiaries are licensed to use third party Intellectual Property Rights and (B) all licenses and sublicenses under which the Company and its Subsidiaries have granted rights to third parties to use the Company Intellectual Property Rights. Except as set forth in Section 5.01(p)(iii) of the Company Disclosure Schedule, the Company and its Subsidiaries are not required to pay any royalties, fees or other amounts to any Person in connection with the use of the Company Intellectual Property Rights.

             (iv) The Company and its Subsidiaries have good and valid title to all Company Intellectual Property Rights owned by any of them and valid and enforceable license rights to all Company Intellectual Property Rights used under license, free and clear, to the Company's Knowledge, of all Liens, and other than as set forth in Section 5.01(p)(iv) of the Company Disclosure Schedule, to the Company's Knowledge, all Company Intellectual Property Rights are in full force and effect and will remain in full force and effect immediately following the Effective Time.

             (v) The Company and its Subsidiaries have a practice to secure, and have secured, from all consultants and contractors who contribute or have contributed to the creation or development of Company Intellectual Property Rights valid written assignments by such persons to the Company and its Subsidiaries of the rights to such contributions the Company and its Subsidiaries do not already own by operation of law. The Company and its Subsidiaries have taken reasonable and appropriate steps to protect and preserve the confidentiality of all of their Trade Secrets, and to the Company's Knowledge there are no unauthorized uses, disclosures or infringements of any Company Intellectual Property Rights, and all use by, and disclosure to, any Person of Trade Secrets that comprise any part of the Company Intellectual Property Rights has been pursuant to the terms of a written agreement with such Person, and all use by the Company and its Subsidiaries of Trade Secrets owned by another Person has been pursuant to the terms of a written agreement with such Person or is otherwise lawful. Neither the Company Intellectual Property Rights nor the use or other exploitation thereof by the Company and its Subsidiaries (or any consultant, contractor or employee of the Company and its Subsidiaries who contributes to or has contributed to or participated in the creation or development of Company Intellectual Property Rights) in the conduct of their business, nor any product or service provided by the Company and its Subsidiaries, infringes on, misappropriates, breaches or violates any third party Intellectual Property Rights.

             (vi) Neither the Company nor any of its Subsidiaries: (A) has been notified or is otherwise aware of any actual or threatened adverse proceeding of any Person pertaining to any challenge to the scope, validity or enforceability of, or the Company's ownership of, any of the Company Intellectual Property Rights; (B) is the subject of any claim of infringement or misappropriation by the Company or any of its Subsidiaries of any third party Intellectual Property Rights; or (C) has any claim for infringement or misappropriation of, or breach of any license or agreement involving, any of the Company Intellectual Property Rights.

          (q)  Tax Matters.

             (i) (A) All returns, declarations, reports, estimates, information returns and statements required to be filed on or before the Effective Date under federal, state, local or any foreign tax laws ("Tax Returns") with respect to it or any of its Subsidiaries, have been or will be timely filed, or requests for extensions have been timely filed and have not expired, except where a failure or failures to so timely file would not, individually or in the aggregate, be expected to be material; (B) all material Tax Returns filed by it are complete and accurate in all material respects; (C) all Taxes shown to be due and payable (without regard to whether such Taxes have been assessed) on such Tax Returns have been paid or adequate reserves have been established for the payment of such Taxes; (D) the proper and accurate amounts have been withheld from all employees (and timely paid to the appropriate Governmental Authority or set aside in an account for such purposes) for all periods through the Closing date in compliance in all material respects with all Tax withholding provisions of applicable federal, state, local and foreign laws (including, without limitation, income, social security, and employment tax withholding for all types of compensation); (E) neither it nor any of its subsidiaries is a party to any tax sharing or similar agreement or any agreement pursuant to which it or any of its subsidiaries has an obligation to indemnify any party (other than it or one of its subsidiaries) with respect to Taxes; (F) all Taxes due with respect to completed and settled examinations or concluded litigation relating to it or any of its subsidiaries have been paid in full or adequate reserves have been established for the payment thereof; and (G) no material audit or examination or refund litigation with respect to any Tax Return is pending.

             (ii) The Company has no reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (r) Regulatory Approvals. No consents or approvals of, or filings or registrations with, any Governmental Authority or instrumentality are necessary to consummate the Merger except (i) as may be required under, and other applicable requirements of, the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Competition Act (Canada) and antitrust or other competition laws of other jurisdictions;
     (ii) as may be required by the by-laws, rules, regulations or policies of the Canadian Stock Exchanges in respect of the assumption by Nortel, and the exercisability by the holders, of the Company Stock Options and of the NYSE and the Canadian Stock Exchanges in respect of the Nortel Common Shares to be issued in the Merger and upon exercise of the Company Stock Options to be assumed by Nortel by reason of the Merger and the listing of such Nortel Common Shares on such stock exchanges; (iii) the filing with the SEC of the Company Proxy Statement and the filing and declaration of effectiveness of the Registration Statement; (iv) the filing of a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL; (v) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Nortel Common Shares in the Merger; (vi) such filings as are required to be made and exemption rulings or orders as are required to be obtained under the Canada Business Corporations Act and Canadian securities laws; and (vii) as may be required under Section 721 of the U.S. Defense Production Act of 1950, as amended, and the rules promulgated thereunder ("Exon-Florio") and the rules and regulations promulgated by the U.S. Department of Defense.

          (s) Fairness Opinion. On or before the date hereof, the Company Financial Advisor has delivered its opinion to the Company Board that the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock and such opinion has not been withdrawn.

          (t)  Year 2000 Compliance.

             (i) Except as set forth in Section 5.01(t)(i) of the Company Disclosure Schedule, all Material Systems of the Company and its Subsidiaries have been remediated through modification, upgrade or replacement so that they are (A) able to receive, record, store, process, calculate, manipulate and output dates from and after January 1, 2000, time periods that include January 1, 2000 and information that is dependent on or relates to such dates or time periods, in the same manner and with the same accuracy, functionality, data integrity and performance as when dates or time periods prior to January 1, 2000 are involved and (B) able to store and output date information in a manner that is unambiguous as to century ("Year 2000 Compliant").

             (ii) To the Company's Knowledge, the material suppliers and vendors of goods and services to the Company and its Subsidiaries ("Material Suppliers") are taking, or will in a timely manner take, such steps as are necessary to make their respective Material Systems Year 2000 Compliant by December 31, 1999, except to the extent that the failure of any such Material Systems of Material Suppliers to be Year 2000 Compliant would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

             (iii) All Company application products shipped to customers since August 1, 1998, and all other Company products shipped to customers since September 1, 1998, are Year 2000 Compliant in all material respects and have been tested by the Company (including custom testing of all third-party manufactured content of such Company products) to confirm such status. With respect to Company products shipped prior to such dates, the Company and its Subsidiaries have undertaken reasonable efforts to notify all end-users of such products of the need to upgrade such products to be Year 2000 Compliant and of the need to audit any custom application products to identify any respects in which they are not Year 2000 Compliant.

             (iv) The Company has furnished to Nortel copies of, or copies of all documents relating to, (A) all complaints, investigations or audits of any Governmental Authority, (B) all unresolved customer complaints, demands or claims (excluding routine requests for information regarding matters relating to the year 2000 turnover), (C) all attorney letters or demands and (D) all litigation, arbitrations or similar proceedings, in each case insofar as they relate to the Year 2000 Compliant status of Company products, the cost of upgrading Company products to a Year 2000 Compliant status or injuries and damages suffered as a result of the non-Year 2000 Compliant condition of Company products.

             (v) The Company has provided to Nortel copies of its written contingency plan relating to interruptions to its business or the functioning of Company products caused by the year 2000 turnover, and the Company has no other contingency plans relating thereto.

          (u) No Material Adverse Effect. Since May 31, 1999, and until the date hereof, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course (excluding the incurrence of reasonable and customary liabilities related to this Agreement and the transactions contemplated hereby). Since May 31, 1999, and until the date hereof, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.01 or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to the Company.

     5.02. Representations and Warranties of Nortel and Sub. Except as set forth in the disclosure schedule delivered by Nortel to the Company prior to the execution of this Agreement (the "Nortel

Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), Nortel and Sub hereby represent and warrant to the Company as follows:

          (a) Organization, Standing and Authority. Each of Nortel and Sub (x) is a corporation duly organized, validly existing and, in the case of Sub, in good standing under the laws of the jurisdiction of its organization and
     (y) is duly qualified to do business and, as applicable, is in good standing in the provinces of Canada and in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified, except where the failure to be duly organized, validly existing, in good standing, or duly qualified does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Nortel. Each of Nortel and Sub has in effect all federal, provincial, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, except where failure to have in effect such authorizations does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Nortel. Each of Nortel and Sub has made available to the Company a complete and correct copy of its constitutive documents, each as amended to date and in full force and effect.

          (b)  Shares.

             (i) As of the date hereof, the authorized capital stock of Nortel consists solely of (A) an unlimited number of Nortel Common Shares, of which 1,358,418,380 shares were outstanding as of August 17, 1999 (giving effect to the one-for-one stock dividend effected by Nortel as of such date); (B) an unlimited number of Class A Preferred Shares issuable in series, without nominal or par value, of which 200 Cumulative Redeemable Class A Preferred Shares Series 4 (which are exchangeable at certain times, and subject to certain conditions, into Nortel Common Shares), 16,000,000 Cumulative Redeemable Class A Preferred Shares Series 5 (which are convertible at certain times, and subject to certain conditions, into an equal number of Cumulative Redeemable Class A Preferred Shares Series 6) and 14,000,000 Non-cumulative Redeemable Class A Preferred Shares Series 7 (which are convertible at certain times, and subject to certain conditions, into an equal number of Non-cumulative Redeemable Class A Preferred Shares Series 8) were outstanding as of August 17, 1999; and (C) an unlimited number of Class B Preferred Shares, issuable in series, without nominal or par value, of which no shares were outstanding as of August 17, 1999. As of the date hereof, there are no outstanding Rights to acquire capital stock from Nortel other than pursuant to Nortel's stock option and other employee compensation plans, Nortel's shareholder dividend reinvestment and stock purchase plan and the exchange rights associated with Nortel's Series 4 Preferred Shares that have been Previously Disclosed.

             (ii) The authorized capital stock of Sub consists of one share of common stock, $0.01 per share, which one share is outstanding and is owned directly by Nortel. Sub has not conducted any business prior to the date hereof and has no Subsidiaries and no assets, liabilities or obligations of any nature other than incident to its formation and incident to this Agreement.

             (iii) The outstanding shares of Nortel's and Sub's capital stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, there are no shares of capital stock of Sub authorized and reserved for issuance and Sub does not have any Rights issued or outstanding with respect to its capital stock or any commitment to authorize, issue or sell any such shares or Rights, except pursuant to this Agreement.

             (iv) The Nortel Common Shares to be issued in exchange for shares of Company Common Stock in the Merger or upon exercise of Company Stock Options to be assumed by Nortel by reason of the Merger, when issued will be duly authorized, validly issued, fully paid and nonassessable and will not have been issued in violation of any subscriptive or preemptive rights.

          (c) Corporate Power. Each of Nortel and Sub has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and each of Nortel and Sub has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and, in the case of Nortel, the Option Agreement and to consummate the transactions contemplated hereby and, in the case of Nortel, thereby.

          (d) Corporate Authority. (i) This Agreement and the transactions contemplated hereby, including the issuance of Nortel Common Shares in the Merger or upon the exercise of Company Stock Options to be assumed by Nortel by reason of the Merger, and the Option Agreement and the transactions contemplated thereby, as applicable, have been authorized and approved by all necessary corporate action of Nortel (no shareholder approvals being required), Sub, the Nortel Board and the Board of Directors of Sub prior to the date hereof (which action has not been rescinded or modified in any way) and (ii) each of this Agreement and, in the case of Nortel, the Option Agreement, is a legal, valid and binding agreement of each of Nortel and Sub, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles, whether considered at law or in equity).

          (e) No Defaults. Subject to receipt of the regulatory approvals, and expiration of the waiting periods, referred to in Section 5.02(i) and any required filings under federal, state and provincial securities laws and the Canada Business Corporations Act, the execution, delivery and performance of this Agreement and, as applicable, the Option Agreement and the consummation of the transactions contemplated hereby and, as applicable, thereby by Nortel and Sub do not and will not (i) constitute a material breach or violation of, or a material default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Nortel or of any of Nortel's Subsidiaries or to which it or any of its Subsidiaries or any of their respective properties or assets are subject or bound, (ii) constitute a breach or violation of, or a default under, the articles or certificate of incorporation or by-laws of either Nortel or Sub, or (iii) require any consent or approval under any such material law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument, except in the case of (i) and (iii), where such breach, violation or default or the failure to obtain such consents or approvals would not in the aggregate have a Material Adverse Effect on the Company, the Surviving Corporation or Nortel and would not prevent or materially impair Nortel's ability to consummate the transactions contemplated by this Agreement.

          (f) Financial Reports and SEC Documents. Nortel's Annual Reports on Form 10-K for the fiscal years ended December 31, 1996, 1997 and 1998, its Quarterly Reports on Form 10-Q for the periods ended March 31, 1999 and June 30, 1999, and all other reports or registration statements, filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1996 under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed, or to be filed (collectively, the "Nortel SEC Documents"), with the SEC, as of the date filed (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be; and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Nortel SEC Document (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Nortel SEC Documents (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which they relate, in each case in accordance with Canadian GAAP consistently applied during the periods involved and Regulation S-X of the SEC, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. The books and records of Nortel and its Subsidiaries have been, and are being, maintained in all material respects in accordance with Canadian GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

          (g) Litigation. Except as Previously Disclosed, no litigation, claim or other proceeding before any court or governmental agency that is pending or, to Nortel's Knowledge, threatened against Nortel or any of its Subsidiaries would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Nortel.

          (h) No Brokers. No action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding fees to be paid to Credit Suisse First Boston.

          (i) Regulatory Approvals. No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are necessary to consummate the Merger except for (i) as may be required under, and other applicable requirements of, the HSR Act and the Competition Act (Canada); (ii) as may be required by the by-laws, rules, regulations or policies of the Canadian Stock Exchanges in respect of the assumption by Nortel, and the exercisability by the holders, of the Company Stock Options and of the NYSE and the Canadian Stock Exchanges in respect of the Nortel Common Shares to be issued in the Merger and upon the exercise of the Company Stock Options to be assumed by Nortel by reason of the Merger and the listing of such Nortel Common Shares on such stock exchanges; (iii) the filing with the SEC of the Company Proxy Statement in definitive form and the filing and declaration of effectiveness of the Registration Statement;
     (iv) the filing of a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL; (v) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Nortel Common Shares in the Merger; (vi) such filings as are required to be made and exemption rulings or orders as are required to be obtained under the Canada Business Corporations Act and Canadian securities laws; and (vii) as may be required under Exon-Florio and the rules and regulations promulgated by the U.S. Department of Defense.

          (j) No Material Adverse Effect. Since December 31, 1998, until the date hereof, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.02 or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to Nortel.

          (k) Taxes. Nortel has not taken or agreed to take any action with the Knowledge that such action would, or failed to take any action with the Knowledge that the omission of such action would, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Nortel has no Knowledge of any facts or circumstances that would, with respect to the Merger, prevent Nortel from being treated as a corporation pursuant to Section 367 of the Code or the Treasury regulations promulgated thereunder.

                                   ARTICLE VI

                                   COVENANTS

     The Company hereby covenants to and agrees with Nortel, and each of Nortel and Sub hereby covenants to and agrees with the Company, that:

     6.01. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, it shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable (including obtaining any consents of third parties required under any agreement to be obtained by it or its subsidiaries prior to, or as a result of, the consummation of the Merger so that such agreement is not terminable as a result of the Merger), or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Nortel.

     6.02. Stockholder Approvals. The Company shall take, in accordance with this Agreement, applicable law, applicable NASD rules and its certificate of incorporation and by-laws, all action necessary to convene an appropriate meeting of stockholders of the Company to consider and vote upon the approval and adoption of the "agreement of merger" (as such term is used in Section 251 of the DGCL) contained in this Agreement and the Merger and any other matters required to be approved by the Company's stockholders for consummation of the Merger (including any adjournment or postponement, the "Company Meeting") as promptly as practicable. The Company Board, subject to Section 6.06, shall at all times recommend such approval and shall take all reasonable lawful action to solicit such approval by its stockholders.

     6.03. Registration Statement. (a) Each of Nortel and the Company agrees to cooperate in the preparation of a registration statement on Form S-4 (the "Registration Statement") to be filed by Nortel with the SEC in connection with the issuance of Nortel Common Shares in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of the Company constituting a part thereof (the "Company Proxy Statement") and all related documents). The Registration Statement and the Company Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Provided the other party has cooperated as required above, the Company agrees to file the Company Proxy Statement in preliminary form with the SEC as promptly as practicable, and Nortel agrees to file the Registration Statement with the SEC as promptly as practicable after any SEC comments with respect to the preliminary Proxy Statement are resolved or at such earlier time as Nortel may elect. Each of Nortel and the Company shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Registration Statement and the Company Proxy Statement, as the case may be, to the other party, and advise the other party of any oral comments with respect to the Registration Statement or the Company Proxy Statement received from the SEC. Each of Nortel and the Company agrees to use reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after filing thereof, and the Company agrees to mail the Company Proxy Statement to its shareholders as promptly as practicable after the Registration Statement is declared effective. Nortel also agrees to use reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. The Company agrees to furnish to Nortel all information concerning the Company, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

     (b) Each of Nortel and the Company agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Company Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     (c) Nortel agrees to advise the Company, promptly after Nortel receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Nortel Common Shares for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     (d) Nortel will use its reasonable best efforts to obtain, and will provide evidence reasonably satisfactory to the Company, of all necessary rulings or orders of Canadian securities regulatory authorities exempting the distribution by Nortel of the Nortel Common Shares and options to purchase Nortel Common

Shares under the Merger and the resale of Nortel Common Shares issued under the Merger in Canada as contemplated by this Agreement from the registration and prospectus requirements under applicable Canadian securities laws on terms reasonably satisfactory to Nortel and the Company.

     6.04. Press Releases. Nortel and the Company shall jointly agree on an initial press release with respect to the transactions contemplated hereby and in compliance with applicable law. The Company will not, without the prior approval of Nortel, issue any other press release or written statement for general circulation (including any written statement circulated to employees, customers or other third parties) relating to the transactions contemplated hereby, except, based on the advice of counsel, as otherwise required by applicable law or regulation or NASD rules and only after consulting, or using its reasonable best efforts to consult, with Nortel.

     6.05. Access; Information. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall afford to the officers, employees, counsel, accountants and other authorized representatives of Nortel, reasonable access, during normal business hours throughout the period prior to the Effective Date, to all of its properties, books, contracts, commitments and records and, during such period, it shall furnish promptly to Nortel (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning the business, properties and personnel of it as Nortel may reasonably request; provided that such information may not be used for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The Company shall promptly inform Nortel of any material litigation, claim or other proceeding before any court or other governmental authority that arises following the date of this Agreement and any material development in any such existing material litigation, claim or other proceeding. The Company and its Subsidiaries shall not be required to provide access to or to disclose information where such access or disclosure would contravene any law, rule, regulation, order, judgment, decree or agreement. Nortel and the Company shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

     (b) Subject to the requirements of applicable law, pending consummation of the Merger, all non-public information provided by the Company to Nortel and Nortel to the Company pursuant to this Agreement or otherwise will remain subject to the obligations of Nortel and the Company under the Confidentiality Agreement.

     (c) No investigation by a party, pursuant to this Section 6.05 or otherwise, shall affect or be deemed to modify any representation or warranty of the other party contained herein.

     6.06. Acquisition Proposals. (a) The Company shall not, and shall cause its Subsidiaries and the officers, directors, agents and advisors of the Company and its Subsidiaries not to, initiate, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal. Notwithstanding the foregoing, the Company shall be permitted to engage in any discussions or negotiations with, or provide any information to, any Person in response to a bona fide written Acquisition Proposal by any such Person, if and only to the extent that in each such case such proposal was not solicited or encouraged in violation of this Agreement and (i) the Company Meeting shall not have occurred; (ii) the Company Board determines in good faith that such Acquisition Proposal would, if consummated, constitute a Superior Proposal and is reasonably likely to be consummated; (iii) the Company Board determines, in good faith after consultation with outside counsel, that such action is legally required as a matter of the fiduciary duties of the directors under applicable law; and (iv) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, the Company receives from such Person an executed confidentiality agreement containing terms no less restrictive with respect to such Person than the terms of the Confidentiality Agreement with respect to Nortel. The Company shall notify Nortel promptly, but in any event within 24 hours, of any such inquiries, proposals, or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers. For the purposes of this Agreement, "Superior Proposal" shall

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

mean any bona fide Acquisition Proposal made by a third party that was not solicited or encouraged in violation of this Agreement and which the Company Board determines in its good faith judgment (based on the written opinion to such effect by a financial advisor of nationally recognized reputation) to be materially more favorable to the stockholders of the Company than the transactions contemplated by this Agreement. the Company shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Nortel with respect to any Acquisition Proposal. The Company shall advise Nortel of any material developments with respect to any proposal as to which the Company is exercising its rights pursuant to the second sentence of this Section 6.06 promptly upon the occurrence thereof.

     (b) Subject to Section 8.01 (e)(ii), neither the Company Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Nortel, the approval and declaration of advisability by the Company Board of the "agreement of merger" (as such term is used in Section 251 of the DGCL) contained in this Agreement notwithstanding any withdrawal by the Company Board of its recommendation of such "agreement of merger" (whether or not permitted by subsection (c) below), (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, (iii) cause the Company or any of its Subsidiaries to enter into any letter of intent, agreement in principle, acquisition agreement, merger agreement or other similar agreement with respect to any Acquisition Proposal or (iv) other than in accordance with subsection (c) below, withdraw or modify, in a manner adverse to Nortel, or fail to make, the recommendation to Company stockholders of such "agreement of merger."

     (c)  Notwithstanding subsection (b)(iv) above, but subject to subsections
(b)(i)-(iii) above in the event (but only in the event) that the Company Board determines in good faith, after consultation with outside counsel, that, having received a Superior Proposal, such action is legally required as a matter of the fiduciary duties of the directors under applicable law, the Company Board may withdraw or modify its recommendation to Company stockholders of the "agreement of merger" contained in this Agreement (or not recommend it in the Company Proxy Statement), but only at a time that is after the third Business Day following Nortel's receipt of written notice advising Nortel that the Company Board has received a proposal which may be a Superior Proposal, specifying the material terms and conditions of such proposal and identifying the Person making such proposal.

     (d) Nothing in this Section 6.06 shall (i) prohibit the Company from complying, to the extent applicable, with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act with respect to an Acquisition Proposal or (ii) permit the Company to violate its obligations under the first sentence of Section 6.02.

     6.07. Affiliate Agreements. (a) Not later than the mailing of the Company Proxy Statement, the Company shall deliver to Nortel a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Company Meeting, deemed to be an "affiliate" of it (each, a "Company Affiliate") as that term is used in Rule 145 under the Securities Act. Thereafter, the Company shall promptly notify Nortel upon becoming aware of any other person that is or is reasonably likely to be, as of the date of the Company Meeting, deemed to be a Company Affiliate.

     (b) The Company shall use its reasonable best efforts to cause each person who may be deemed to be a Company Affiliate to execute and deliver to Nortel on or before the date of mailing of the Company Proxy Statement (or, in the case of any person identified as a possible Company Affiliate after such date, as promptly thereafter as possible) an agreement in the form attached hereto as Exhibit A.

     6.08. Takeover Laws. Subject to Section 6.06, no party shall take any action that would cause the transactions contemplated by this Agreement, the Option Agreement, and the Stockholders' Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of), or minimize the effect on, the transactions contemplated by this Agreement and the Option Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect, including, without limitation, Section 203 of the DGCL or any other Takeover Laws that purport to apply to this Agreement or the Option Agreement or the transactions contemplated hereby or thereby.

     6.09. The Company Rights Agreement. The Company Board shall take all further action (in addition to that referred to in Section 5.01(n)) necessary (including redeeming the Company Stockholder Protection Rights immediately prior to the Effective Time or amending the Company Rights Agreement) in order to render the Company Stockholder Protection Rights inapplicable to the Merger and the other transactions contemplated by this Agreement, the Option Agreement, and the Stockholders' Agreement. The Company Board shall take no action (including redeeming the Company Stockholder Protection Rights or amending the Company Rights Agreement) in order to render the Company Stockholder Protection Rights inapplicable in connection with any Acquisition Proposal.

     6.10. Shares Listed. Nortel shall use its reasonable best efforts to list, prior to the Effective Date, on the NYSE and the Canadian Stock Exchanges, subject to official notice of issuance, the Nortel Common Shares to be issued to the holders of Company Common Stock in the Merger and upon exercise of Company Stock Options to be assumed by Nortel by reason of the Merger.

     6.11. Regulatory Applications. (a) Nortel and the Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts (i) to prepare all documentation, to effect all filings (including, without limitation, filings under the HSR Act and the Competition Act (Canada)) and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement and (ii) to cause the Merger to be consummated as expeditiously as reasonably practicable. Each of Nortel and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

     (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

     (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 6.11(a) and (b), if any objections are asserted with respect to the transactions contemplated hereby under any Regulatory Law or if any suit is instituted or threatened by any Governmental Authority or any private party challenging any of the transactions contemplated hereby as violative of any Regulatory Law, each of Nortel and the Company shall use its reasonable best efforts to resolve any such objections or challenge as such Governmental Authority or private party may have to such transactions under such Regulatory Law so as to permit consummation of the transactions contemplated by this Agreement, and if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, each of Nortel and the Company shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.11 shall limit a party's right to terminate this Agreement pursuant to Section 7.01(b) or 8.01(d) so long as such party has theretofore complied in all respects with its obligations under this Section 6.11.

     (d) Nothing contained in this Agreement shall require Nortel or any of its Subsidiaries to sell or otherwise dispose of, or to hold separately, or permit the sale or other disposition of, any assets of Nortel, the Company or their respective Subsidiaries, or require Nortel to refrain from exercising full authority over the

Company and its Subsidiaries after the Effective Time, whether as a condition to obtaining any approval from a Governmental Authority or any other Person or for any other reason.

     6.12. Indemnification. (a) Following the Effective Date and until the expiration of any applicable statutory limitations period, the Surviving Corporation shall indemnify, defend and hold harmless the present and former directors and officers of the Company and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement and the Option Agreement) to the fullest extent that the Company is permitted to indemnify its directors and officers under the laws of the State of Delaware, the Company Certificate and the Company's by-laws as in effect on the date hereof (and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law).

     (b) For a period of six years from the Effective Time, Nortel shall provide a "runoff" policy with respect to that portion of director's and officer's liability insurance that serves to cover the present and former officers and directors of the Company and its Subsidiaries (determined as of the Effective Time) with respect to claims against such directors and officers arising from facts or events which occurred at or before the Effective Time, which "runoff" insurance shall contain at least the same maximum coverage and amounts to such officers and directors, and contain terms and conditions no less advantageous, as that coverage currently provided by the Company; provided, however, that in no event shall Nortel be required to expend to maintain or obtain the insurance called for by this Section 6.12(b) more than 200 percent of the current annual amount expended by the Company to maintain or procure such directors and officers insurance coverage for the current year (the "Insurance Amount"); provided, further, that if Nortel is unable to maintain or obtain the insurance called for by this Section 6.12(b), Nortel shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of the Company or any Subsidiary of the Company may be required to make application and provide customary representations and warranties to Nortel's insurance carrier for the purpose of obtaining such insurance.

     (c) Any Indemnified Party wishing to claim indemnification under Section 6.12(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Nortel thereof; provided, that the failure so to notify shall not affect the obligations of Nortel under Section 6.12(a) unless and to the extent such failure materially increases Nortel's liability under such subsection (a).

     (d) If Nortel or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Nortel shall assume the obligations set forth in this Section 6.12.

     6.13. Certain Employee Benefit Matters. (a) For the one year period ending on the first anniversary of the Effective Date (the "Continuation Period"), the Surviving Corporation shall, or shall cause its Subsidiaries to,
(i) pay to each of their respective employees, during any portion of the Continuation Period that such employee is employed by the Surviving Corporation or any such Subsidiary, an annual salary or hourly wage rate, as applicable, that is no less than the annual salary or hourly wage rate payable to such employee immediately prior to the Effective Time and (ii) provide such employee in the aggregate with employee benefits, during any portion of the Continuation Period that such employees are employed by the Surviving Corporation or any such Subsidiary, that are substantially similar in the aggregate to the employee benefits provided to such employees pursuant to the Company Plans (other than equity based benefits) immediately prior to the Effective Time. Without limiting the foregoing, during the Continuation Period, the Surviving Corporation and its Subsidiaries shall continue to maintain without modification those Company Plans that provide severance benefits and that are listed on Section 6.13(a) of the Company Disclosure Schedule. Notwithstanding any other provision herein, none of the Surviving Corporation, any of its

Subsidiaries or Nortel will have any obligation to continue the employment of any such employee for any period following the Effective Time.

     (b) With respect to the Plans, if any, of Nortel in which employees of the Company or its Subsidiaries ("Company Employees") become eligible to participate after the Effective Time (the "Nortel Plans"), Nortel shall, or shall cause the Surviving Corporation to: (i) with respect to each Nortel Plan that is a medical or health plan, (x) waive any exclusions for pre-existing conditions under such Nortel Plan that would result in a lack of coverage for any condition for which the applicable Company Employee would have been entitled to coverage under the corresponding Company Plan in which such Company Employee was an active participant immediately prior to his or her transfer to the Nortel Plan; (y) waive any waiting period under such Nortel Plan to the extent that such period exceeds the corresponding waiting period under the corresponding Company Plan in which such Company Employee was an active participant immediately prior to his or her transfer to the Nortel Plan (after taking into account the service credit provided for herein for purposes of satisfying such waiting period); and (z) provide each Company Employee with credit for any co-payments and deductibles paid by such Company Employee prior to his or her transfer to the Nortel Plan (to the same extent such credit was given under the analogous Company Plan prior to such transfer) in satisfying any applicable deductible or out-of-pocket requirements under such Nortel Plan for the plan year that includes such transfer; and (ii) recognize all service of the Company Employees with the Company or any of its Subsidiaries for purposes of eligibility to participate, vesting credit, entitlement to benefits, and, solely with respect to vacation and severance benefits, benefit accrual in any Nortel Plan in which the Company Employees are eligible to participate after the Effective Time; provided that the foregoing shall not apply to the extent it would result in duplication of benefits. Nothing in this paragraph shall be interpreted to require Nortel to provide for the participation of any Company Employee in any Nortel Plan.

     (c) To the extent applicable, Nortel and the Company shall each take such reasonable steps as are required to cause the disposition and acquisition of equity securities (including derivative securities) pursuant to Article III of this Agreement in connection with the consummation of the Merger by each individual who is an officer or director of the Company to qualify for exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3(e) promulgated under the Exchange Act.

     6.14. Accountants' Letters. Each of the Company and Nortel shall use its reasonable best efforts to cause to be delivered to the other party a letter of Deloitte & Touche LLP ("Deloitte"), respectively, independent auditors, dated a date within two Business Days of the date on which the Registration Statement shall become effective and addressed to such other party, and in form and substance customary for "comfort" letters delivered by independent accountants
(x) in the case of Deloitte in its capacity as independent auditors to the Company, in accordance with Statement of Accounting Standards No. 72 and (y) in the case of Deloitte in its capacity as independent auditors to Nortel, in accordance with the Handbook of The Canadian Institute of Chartered Accountants.

     6.15. Notification of Certain Matters. (a) Each of the Company and Nortel shall give prompt notice to the other of any fact, event or circumstance known to it that would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

     (b) Nortel shall promptly notify the Company, and the Company shall promptly notify Nortel, in writing, of any notice or other communication from any regulatory authority or self-regulatory organization in connection with the transactions contemplated by this Agreement or the Option Agreement.

     (c) Each of Nortel and the Company shall promptly notify the other of any fact, event or circumstance known to it that could reasonably be expected to, individually or taken together with all other facts, events and circumstances known to it, cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

     6.16. Certain Tax Matters. Each of Nortel and the Company will use its reasonable best efforts to cause the Merger to constitute a reorganization within the meaning of Section 368(a) of the Code, and to timely satisfy, or cause to be timely satisfied, all applicable tax reporting and filing requirements contained in

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

the U.S. Code and Treasury Regulations with respect to the Merger, including the reporting requirements contained in U.S. Treasury Regulation Section 1.367(a)-3(c)(6).

     6.17.  Agreements with Respect to Assumption of Company Stock
Options. Nortel will use its reasonable best efforts to obtain any requisite approval of the Canadian Stock Exchanges of Nortel's assumption of the Company Stock Options and the exercisability thereof by the holders thereof to acquire Nortel Common Shares. If the Canadian Stock Exchanges require, as a condition to granting any such approval, that the holders of Nortel Common Shares approve such assumption and exercisability, Nortel will, subject to the second succeeding sentence, take, in accordance with this Agreement, applicable law, applicable rules of the Canadian Stock Exchanges and its articles of incorporation and by-laws, all action necessary to convene an appropriate meeting of its shareholders to consider and vote upon the approval of such assumption and exercisability, such meeting to be held no later than five business days after the Company Meeting. Nortel shall at all times recommend such approval and shall take all reasonable lawful action to solicit such approval by its shareholders. In lieu of seeking such approval, Nortel may elect to permit the following (and, if such approval of Nortel's shareholders is not obtained, the following shall apply): the Company shall be permitted to take all necessary or appropriate actions to cause the acceleration of the vesting of the Company Stock Options so that they may be exercised by the holders thereof beginning three business days prior to the Effective Time and the Company shall take all necessary or appropriate actions so that any Company Stock Options remaining unexercised at the Effective Time shall, without the necessity of any further action by the holders thereof, be canceled and converted into the right of the holder thereof to receive, in lieu of shares of Company Common Stock and subject to applicable income tax withholding and employer taxes, for each share of Company Common Stock covered thereby, an amount in cash equal to the difference obtained by subtracting the exercise price per share of such Company Stock Option from $29.23. In the event that Nortel makes the described election, or such Nortel shareholder approval has not been obtained, from and after the Effective Time, all Company Stock Options shall represent only the right of the holders thereof to receive payment of the amount described above upon surrender thereof and all Company Stock Option Plans shall terminate as of the Effective Time. In such event, the Company shall take all permitted actions necessary to ensure that, following the Effective Time, no participant in any Company Stock Option Plan shall have any right thereunder to acquire equity securities or other ownership interests of Nortel, the Company, the Surviving Corporation or any Subsidiary thereof and to terminate all Company Stock Option Plans.

                                  ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     7.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of Nortel, Sub and the Company to consummate the Merger is subject to the fulfillment or written waiver by Nortel, Sub and the Company prior to the Effective Time of each of the following conditions:

          (a) Stockholder Approvals. This "agreement of merger" (as that term is used in Section 251 of the DGCL) and the Merger shall have been duly adopted by the requisite vote of the stockholders of the Company.

          (b) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and (in the case of Nortel's obligation to consummate the Merger) no such approvals shall contain any conditions, restrictions or requirements which would reasonably be expected to (i) following the Effective Time, have a Material Adverse Effect on Nortel and its Subsidiaries taken as a whole or on the Surviving Corporation or (ii) require Nortel to take any action that it is not required to take under Section 6.11(d) hereof.

          (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or

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

     other order (whether temporary, preliminary or permanent) which is in effect and enjoins or prohibits consummation of the Merger.

          (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and be in effect and no proceedings for that purpose shall have been initiated or threatened by the SEC and not concluded or withdrawn.

          (e) Listing. The Nortel Common Shares to be issued in the Merger and upon exercise of Company Stock Options to be assumed by Nortel by reason of the Merger shall have received approval for listing on the NYSE and the Canadian Stock Exchanges, subject to official notice of issuance.

     7.02. Conditions to Obligation of the Company. The obligation of the Company to consummate the Merger is also subject to the fulfillment or written waiver by the Company prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties. All representations and warranties of Nortel set forth in this Agreement (without giving effect to any standard, qualification or exception contained therein with respect to materiality or Material Adverse Effect) shall be true and correct, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), except as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Nortel; and the Company shall have received a certificate, dated the Effective Date, signed on behalf of Nortel by the Chief Executive Officer or the Chief Financial Officer of Nortel to such effect.

          (b) Performance of Obligations. Nortel shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate, dated the Effective Date, signed on behalf of Nortel by the Chief Executive Officer or the Chief Financial Officer of Nortel to such effect.

          (c) Opinion of the Company's Counsel. The Company shall have received an opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to the Company, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (a) the Merger constitutes a reorganization within the meaning of Section 368 (a) of the Code, (b) Nortel shall be treated as a corporation under Section 367(a)(1) of the Code with respect to each transfer of property thereto pursuant to the Merger, and (c) that, accordingly, (i) no gain or loss will be recognized by the Company as a result of the Merger and (ii) no gain or loss will be recognized by a stockholder of the Company who receives Nortel Common Shares in exchange for shares of Company Common Stock, except with respect to cash received in lieu of fractional share interests. In rendering its opinion, such counsel may require and rely upon representations contained in letters from the Company, Nortel, Sub and stockholders of the Company. Counsel's opinion shall not address the tax consequences applicable to any stockholder of the Company who, immediately after the Merger, will be a "five percent transferee shareholder" with respect to Nortel within the meaning of U.S. Treasury Regulation Section 1.367(a)-3(c)(5).

          (d) No Material Adverse Effect. From the date of this Agreement, no event shall have occurred or circumstance arisen or been discovered that, individually or taken together with all other such events and circumstances, has had or would reasonably be expected to have a Material Adverse Effect on Nortel.

     7.03. Conditions to Obligation of Nortel and Sub. The obligations of Nortel and Sub to consummate the Merger are also subject to the fulfillment or written waiver by Nortel and Sub prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties. All representations and warranties of the Company set forth in this Agreement (without giving effect to any standard, qualification or exception contained therein with respect to materiality or Material Adverse Effect) shall be true and correct, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), except as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; and Nortel and Sub shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Nortel and Sub shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

          (c) Material Adverse Effect. From the date of this Agreement, no event shall have occurred or circumstance arisen or been discovered that, individually or taken together with all other such events and circumstances has had or would reasonably be expected to have a Material Adverse Effect on the Company.

          (d) Opinion of Nortel and Sub's Counsel. Nortel shall have received an opinion of Cleary, Gottlieb, Steen & Hamilton, special counsel to Nortel and Sub dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (a) the Merger constitutes a reorganization under Section 368(a) of the Code, (b) Nortel shall be treated as a corporation under Section 367(a)(1) of the Code with respect to each transfer of property thereto pursuant to the Merger and (c) that, accordingly, (i) no gain or loss will be recognized by the Company as a result of the Merger and (ii) no gain or loss will be recognized by a stockholder of the Company who receives Nortel Common Shares in exchange for shares of the Company Common Stock, except with respect to cash received in lieu of fractional share interests. In rendering its opinion, such counsel may require and rely upon representations contained in letters from the Company, Nortel, Sub and stockholders of the Company. Counsel's opinion shall not address the tax consequences applicable to any stockholder of the Company who, immediately after the Merger, will be a "five percent transferee shareholder" with respect to Nortel within the meaning of U.S. Treasury Regulation Section 1.367(a)-3(c)(5).

          (e) No Action Seeking Injunction. No Governmental Authority of competent jurisdiction shall have brought an action or proceeding seeking to enjoin or prohibit consummation, or require the unwinding, of the Merger, or to impose substantial penalties as a result of the Merger, which action or proceeding is reasonably likely to succeed.

                                  ARTICLE VIII

                                  TERMINATION

     8.01. Termination. This Agreement may be terminated, and the Merger may be abandoned:

          (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of Nortel and the Company by action taken by their respective Boards of Directors.

          (b) Breach. At any time prior to the Effective Time, by Nortel or the Company, in the event of either: (i) a breach by the other party of any representation or warranty contained herein which would result in the non-satisfaction of the conditions set forth in Sections 7.02(a) and 7.03(a), as the case may be, which breach is not capable of being cured or has not been cured within 10 calendar days after the giving of written notice to the breaching party of such breach; or (ii) a material breach by the other party of any of the covenants or agreements contained herein, which breach is not capable of being cured or has not been cured within 10 calendar days after the giving of written notice to the breaching party of such breach. Without limiting the foregoing, for all purposes of this Agreement, any breach of

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     the agreements contained in Section 6.06 or in the first sentence of
     Section 6.02 shall constitute a breach which is not capable of being cured.

          (c) Delay. At any time prior to the Effective Time, by Nortel or the Company, if its Board of Directors so determines, in the event that the Merger is not consummated by March 31, 2000, or, in the event that an approval of any Governmental Authority required to be obtained for the consummation of the transactions contemplated by this Agreement has not been obtained, June 30, 2000, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this
     Section 8.01(c) which action or inaction is in violation of its obligations under this Agreement.

          (d)  No Approval.

             (i) By the Company or Nortel, by action taken by its Board of Directors, in the event the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority.

             (ii) By Nortel, by action taken by its Board of Directors, in the event any required approval of a Governmental Authority contains any final, nonappealable conditions, restrictions or requirements which would reasonably be expected to (A) following the Effective Time, have a Material Adverse Effect on Nortel and its Subsidiaries taken as a whole or on the Surviving Corporation or (B) require Nortel to take any action that it is not required to take under Section 6.11(d) hereof.

             (iii) By the Company, by action taken by its Board of Directors, in the event any required approval of a Governmental Authority contains any final, nonappealable conditions, restrictions or requirements which would reasonably be expected to (A) following the Effective Time, have a Material Adverse Effect on Nortel and its Subsidiaries taken as a whole or (B) require Nortel to take any action that it is not required to take under Section 6.11(d) hereof, unless (in either case) within 30 days following receipt by Nortel of written notice of the Company's intent to terminate this Agreement under this clause (iii) Nortel notifies the Company that it waives its right to terminate this Agreement under clause (ii) above.

             (iv) By Nortel or the Company, if its Board of Directors so determines, in the event the approval of the Company's stockholders required by Section 7.01(a) herein is not obtained at the Company Meeting by reason of the failure to obtain the requisite vote required by Section 7.01(a) at a duly held meeting or an adjournment thereof.

          (e)  Board Action.

             (i) By Nortel if the Board of Directors of the Company, prior to the Company Meeting (A) shall withdraw or modify in any adverse manner its recommendation of the "agreement of merger" (as such term is used in Section 251 of the DGCL) contained in this Agreement (whether or not such withdrawal or modification is permitted by Section 6.06(c)), or (B) shall resolve to do so.

             (ii) By the Company if the Board of Directors of the Company, prior to the Company Meeting shall elect to terminate this Agreement, in order to recommend or approve a Superior Proposal; provided that (x) the Company has notified Nortel in writing that it intends to recommend or approve a Superior Proposal, attaching the most current version of such proposal to such notice, and (y) at any time after the third Business Day following written notification by the Company to Nortel of the Company's intention to enter into a binding agreement with respect to such proposal, after taking into account any modifications to the transactions contemplated by the Agreement that Nortel has then proposed in writing and not withdrawn, the Company Board has determined that such proposal is and continues to be a Superior Proposal, and (z) concurrently with the giving of notice of such termination, pays to Nortel the Termination Fee due under Section 8.02(b) (unless Nortel has previously notified the Company of its election to defer such payment pursuant to Section 8.02(c)).

     8.02. Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except as set forth in subsections (b),
(c) and (d) below and in Section 9.01.

     (b) Nortel and the Company agree that the Company shall pay to Nortel the sums described below (the "Termination Fee") solely as follows:

          (i) the sum of $15,000,000 either if (x) the Company shall terminate this Agreement pursuant to Section 8.01(c) (unless the failure to consummate the Merger by the relevant date results primarily from the action or inaction of Nortel or from Nortel's or Sub's inability to obtain consent or approval of, or make any filing or registration with, any Governmental Authority), (y) at any time after the date of this Agreement and at or before the time of the event giving rise to such termination there shall exist an Acquisition Proposal and (z) within 12 months of the termination of this Agreement, the Company enters into a definitive agreement with any third party with respect to an Acquisition Proposal or an Acquisition Proposal is consummated, or if (A) the Company or Nortel shall terminate this Agreement pursuant to Section 8.01(d)(iv) due to the failure of the Company's stockholders to approve and adopt this Agreement,
     (B) at any time after the date of this Agreement and at or before the time of the event giving rise to such termination there shall exist an Acquisition Proposal which has been publicly announced or the existence of which is a matter of public knowledge and (C) within 12 months of the termination of this Agreement, the Company enters into a definitive agreement with any third party with respect to an Acquisition Proposal or an Acquisition Proposal is consummated;

          (ii) the sum of $4,000,000 if Nortel shall terminate this Agreement pursuant to Section 8.01(b)(i) or Section 8.01(b)(ii) following a willful breach of any of the representations, covenants or agreements contained herein, and an additional sum of $11,000,000 if (x) at any time after the date of this Agreement and at or before the time of the event giving rise to such termination there shall exist an Acquisition Proposal and (y) within 12 months of the termination of this Agreement, the Company enters into a definitive agreement with any third party with respect to an Acquisition Proposal or an Acquisition Proposal is consummated;

          (iii) the sum of $15,000,000 if Nortel shall terminate this Agreement pursuant to Section 8.01(e)(i); or

          (iv) the sum of $15,000,000 if the Company shall terminate this Agreement pursuant to Section 8.01(e)(ii).

     (c) Any Termination Fee required to be paid pursuant to subsection (b)(i) above shall be payable by the Company to Nortel not later than two Business Days after the date the Company enters into a definitive agreement with respect to, or the date of consummation of, an Acquisition Proposal, whichever is earlier. The sum of $4,000,000 required to be paid upon termination pursuant to subsection (b)(ii) above shall be payable by the Company to Nortel not later than two Business Days after the termination referred to therein, and any additional sum of $11,000,000 required to be paid thereafter pursuant to subsection (b)(ii) above shall be payable by the Company to Nortel not later than two Business Days after the date the Company enters into a definitive agreement with respect to, or the date of consummation of, an Acquisition Proposal, whichever is earlier. Any Termination Fee required to be paid pursuant to subsection (b)(iii) above shall be payable by the Company to Nortel not later than two Business Days after the termination referred to therein. Any Termination Fee required to be paid pursuant to subsection (b)(iv) shall be payable as set forth in clause (z) of Section 8.01(e)(ii). In no event shall more than $15,000,000 be payable in respect of the Termination Fee. Notwithstanding the foregoing, (i) Nortel may elect, by notice to the Company, to defer the payment of the Termination Fee from time to time for a period or periods of up to an aggregate of twelve months after the date such fee would otherwise be payable and (ii) the Termination Fee (including any portion thereof pursuant to Section 8.02(b)(ii)) shall cease to be payable immediately following any exercise by Nortel of the

Option under the Option Agreement. All payments under this Section 8.02 shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment.

     (d) If the Company shall terminate this Agreement pursuant to Section 8.01(b)(i) or Section 8.01(b)(ii) following a willful breach of any of the representations, covenants or agreements contained herein, Nortel shall pay to the Company the sum of $4,000,000 (the "Company Termination Fee"). The Company Termination Fee shall be payable by Nortel to the Company not later than two Business Days after the termination by the Company pursuant to Section 8.01(b)(i) or Section 8.01(b)(ii); provided that in no event shall more than one Company Termination Fee be payable. All payments under this Section 8.02(d) shall be made by wire transfer of immediately available funds to an account designated by the Company.

                                   ARTICLE IX
                                 MISCELLANEOUS

     9.01. Survival. All representations, warranties, agreements and covenants contained in this Agreement shall not survive the Effective Time or termination of this Agreement if this Agreement is terminated prior to the Effective Time; provided, however, if the Effective Time occurs, the agreements of the parties in Sections 6.01, 6.03, 6.10, 6.12, 6.13 and 6.16 and this Article IX shall survive the Effective Time, and if this Agreement is terminated prior to the Effective Time, the agreements of the parties in the proviso to Section 6.05(a), Sections 6.05(b) and 8.02 and Article IX and in the Confidentiality Agreement shall survive such termination and the Option Agreement shall survive to the extent provided therein.

     9.02. Amendment; Extension; Waiver. (a) Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of the Company, there may not be, without further approval of such stockholders, any amendment of this Agreement which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     (b) Prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     9.03. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

     9.04. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York (except insofar as mandatory provisions of Delaware law are applicable), without regard to the conflict of law principles thereof.

     9.05. Expenses. Subject to Section 8.02(b), each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing and mailing expenses and SEC registration and filing fees shall be shared equally between the Company and Nortel.

     9.06. Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or three Business Days after being mailed by registered or certified mail (return receipt requested) or one Business Day after being delivered by overnight courier to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

    If to Nortel or to Sub, to:

    Nortel Networks Corporation
    8200 Dixie Road, Suite 100
    Brampton, Ontario
    Canada L6T 5P6
    Attention: Corporate Secretary
    Fax: (905) 863-8386
    Phone: (905) 863-0000

    With a copy to:

    Cleary, Gottlieb, Steen & Hamilton
    One Liberty Plaza
    New York, New York 10006
    Attention: Victor I. Lewkow, Esq.
    Fax: (212) 225-3999
    Phone: (212) 225-2000

    If to the Company, to:

    Periphonics Corporation
    4000 Veterans Memorial Highway
    Bohemia, NY 11716
    Attention: Peter J. Cohen
    Fax: (516) 467-1755
    Phone: (516) 468-9000

    With a copy to:

    Fried, Frank, Harris, Shriver & Jacobson
    1001 Pennsylvania Avenue
    Suite 800
    Washington, DC 20004
    Attention: Stephen I. Glover, Esq.
    Fax: (202) 639-7008
    Phone: (202) 639-7000

    and another copy to:

    Ruskin, Moscou, Evans & Faltischek, P.C.
    170 Old Country Road
    Mineola, New York 11501
    Attention: Norman Friedland, Esq.
    Fax: (516) 663-6601
    Phone: (516) 663-6600

     9.07. Entire Understanding. This Agreement (including the Disclosure Schedules), the Option Agreement and the Confidentiality Agreement represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements (other than the Option Agreement and the Confidentiality Agreement) heretofore made.

     9.08. Assignment; No Third Party Beneficiaries. Neither this Agreement, nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this

Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except for Section 6.12, nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.09. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Disclosure Schedules, such reference shall be to a Section of, or Exhibit or Disclosure Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Any reference to "herein" or "hereof" or similar terms shall refer to the agreement as a whole rather than to the individual paragraph, section or article.

     9.10. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as it is enforceable.

     9.11. Pre-Termination Equitable Remedies. Prior to any termination of this Agreement, each party hereto shall retain all rights to equitable remedies to which it is entitled under applicable law.

                             *         *         *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                          NORTEL NETWORKS CORPORATION

                                          By: /s/ FRANK A. DUNN

                                          --------------------------------------
                                              Name: Frank A. Dunn
                                              Title: Senior Vice-President and
                                                     Chief Financial Officer

                                          By: /s/ NICHOLAS J. DEROMA

                                          --------------------------------------
                                              Name: Nicholas J. DeRoma
                                              Title: Senior Vice-President and
                                                     General Counsel

                                          NORTH SUBSIDIARY, INC.

                                          By: /s/ FRANK A. DUNN

                                          --------------------------------------
                                              Name: Frank A. Dunn
                                              Title: President

                                          PERIPHONICS CORPORATION

                                          By: /s/ PETER J. COHEN

                                          --------------------------------------
                                              Name: Peter J. Cohen
                                              Title: CEO

                                                                       EXHIBIT A

                            FORM OF AFFILIATE LETTER

Nortel Networks Corporation
8200 Dixie Road, Suite 100
Brampton, Ontario, Canada
L6T 5P6

Ladies and Gentlemen:

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Periphonics Corporation, a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of August 23, 1999 (the "Agreement"), by and between Nortel Networks Corporation, a Canadian corporation ("Nortel"), North Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Nortel ("Sub") and the Company, Sub will merge into the Company or the Company will merge with and into Sub (the "Merger").

     As a result of the Merger, I may receive common shares, without par value, of Nortel (the "Nortel Common Shares") in exchange for shares owned by me of common stock, par value $0.01 per share, of the Company.

     I represent, warrant and covenant to Nortel that in the event I receive any Nortel Common Shares as a result of the Merger:

     A. I shall not make any sale, transfer or other disposition of Nortel Common Shares in violation of the Act or the Rules and Regulations.

     B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Nortel Common Shares, to the extent I felt necessary, with my counsel or counsel for Nortel.

     C. I have been advised that the issuance of Nortel Common Shares to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of the Company, I may be deemed to have been an affiliate of the Company and the distribution by me of the Nortel Common Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Nortel Common Shares issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act or (iii) in the opinion of counsel reasonably acceptable to Nortel, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

     D. I understand that, except as may be provided in any registration rights agreement entered into by Nortel and the undersigned, Nortel is under no obligation to register the sale, transfer or other disposition of the Nortel Common Shares by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

     Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                          Very truly yours,

                                          --------------------------------------
Agreed to and Accepted this
     day of           , 1999

NORTEL NETWORKS CORPORATION

By:
---------------------------------------------------------
    Name:
    Title:

By:
---------------------------------------------------------
    Name:
    Title:

                                                                         ANNEX B

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of August 24, 1999 (the "Agreement"), between NORTEL NETWORKS CORPORATION, a Canadian corporation ("Grantee"), and PERIPHONICS CORPORATION, a Delaware corporation ("Issuer").

                                  WITNESSETH:

     WHEREAS, concurrently herewith, Grantee and Issuer are entering into an Agreement and Plan of Merger (the "Merger Agreement");

     WHEREAS, as a condition and inducement to Grantee's execution of the Merger Agreement and in furtherance of the transactions contemplated thereby and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined); and

     WHEREAS, the Board of Directors of Issuer has approved the grant of the Option and the Merger Agreement prior to the execution hereof;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

     1. The Option. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 2,634,131 fully paid and nonassessable shares of the common stock, $0.01 par value per share, of Issuer ("Common Stock") at a price per share equal to $29.23 (such price, as adjusted if applicable, the "Option Price"); provided, however, that in the event Issuer issues or agrees to issue any shares of Common Stock (other than as permitted under the Merger Agreement) at a price less than the Option Price (as adjusted pursuant to Section 5), the Option Price shall be equal to such lesser price; provided, further, that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock at the time of exercise without giving effect to the shares of Common Stock issued or issuable under the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in
Section 5(a) hereof), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, such number together with any shares of Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to breach any provision of the Merger Agreement.

     2. Exercise; Closing. (a) Grantee and/or any other person that shall become a holder of all or part of the Option in accordance with the terms of this Agreement (each such person being referred to herein as the "Holder") may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as defined below) and a Subsequent Triggering Event (as defined below) shall have occurred prior to the occurrence of an Exercise Termination Event (as defined below), provided that the Holder shall have sent written notice of such exercise (as provided in subsection (f) of this Section
2) within 180 days following such Subsequent Triggering Event (or such later period as provided in Section 10).

     (b)  Each of the following shall be an "Exercise Termination Event":

          (i)  the Effective Time (as defined in the Merger Agreement);

          (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, except a termination by Grantee pursuant to Section 8.01(b) of the Merger Agreement as a result of a breach of a covenant by Issuer or a breach of a representation by Issuer;

          (iii) the passage of 12 months after termination of the Merger Agreement (or such later period as provided in Section 10) if such termination (A) follows or is concurrent with the occurrence of an Initial Triggering Event or (B) is a termination by Grantee pursuant to Section 8.01(b) of the Merger Agreement as a result of a breach of a covenant by Issuer or a breach of a representation by Issuer; or

          (iv) the receipt by Grantee (pursuant to its request) of the sum of $15 million in respect of the Termination Fee.

     (c) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) Issuer or any of its Subsidiaries (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction (other than the Merger referred to in the Merger Agreement). For purposes of this Agreement, "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer, (x) a purchase, lease or other acquisition or assumption of all or more than 20% of the consolidated assets of Issuer (including by way of merger, consolidation, share exchange or otherwise involving any Subsidiary of Issuer), (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of securities representing 20% or more of the voting power of Issuer, or (z) any substantially similar transaction; provided, however, that in no event shall any merger, consolidation, purchase or similar transaction involving only the Issuer and one or more of its wholly-owned Subsidiaries or involving only any two or more of such wholly-owned Subsidiaries, be deemed to be an Acquisition Transaction, if such transaction is not entered into in violation of the terms of the Merger Agreement;

          (ii) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary or shall have authorized or engaged in, or announced its intention to authorize or engage in, any negotiations regarding an Acquisition Transaction with any person other than the Grantee or a Grantee Subsidiary, or the Board of Directors of Issuer shall have failed to recommend or shall have publicly withdrawn or modified, or publicly announced its intention to withdraw or modify, in any manner adverse to Grantee, its recommendation that the stockholders of Issuer approve the Merger;

          (iii) The shareholders of Issuer shall have voted and failed to approve the Merger at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been canceled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been canceled, prior to such termination), any person (other than the Grantee or a Grantee Subsidiary) shall have made a proposal to Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

          (iv) (a) Any person other than Grantee, any Grantee Subsidiary or any party to the Stockholders Agreement dated as of August 24, 1999, by and among Grantee and the Stockholders named therein (the "Stockholders Agreement") shall have acquired beneficial ownership or the right to acquire beneficial ownership of 20% or more of the then outstanding shares of Common Stock or
     (b) any group (the term "group" having the meaning assigned in Section 13(d)(3) of the Exchange Act), other than a group of which the Grantee or any Grantee Subsidiary is a member, shall have been formed that beneficially owns 20% or more of the shares of Common Stock then outstanding;

          (v) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its stockholders to engage in an Acquisition Transaction and such proposal shall have become publicly known;

          (vi) Issuer shall have breached any covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction and such breach (x) would entitle Grantee to terminate the Merger Agreement and (y) shall not have been cured prior to the Notice Date (as defined below); or

          (vii) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed with any federal or state regulatory or governmental authority an application for approval or notice of intention to engage in an Acquisition Transaction.

     (d) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person or by a group other than Grantee or any Grantee Subsidiary or persons party to the Stockholders Agreement (provided that the Stockholders Agreement remains in full force and effect and such persons are not claiming that such Agreement is not in full force and effect) of beneficial ownership of 25% or more of the then outstanding Common Stock; or

          (ii) The occurrence of the Initial Triggering Event described in paragraph (i) of subsection (c) of this Section 2, except that the references to 20% in clause (x) and clause (y) shall each be deemed to be a reference to 25%.

     (e) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (f) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided, that if the closing of such purchase cannot be consummated by reason of any applicable judgment, injunction, decree, order, law or regulation, the period of time that would otherwise run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided, further, that if prior notification to or approval of any regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     (g) At the closing referred to in subsection (f) of this Section 2, the Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

     (h) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (g) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

     (i) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

     "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under applicable securities laws (including the Securities Act of 1933, as amended). A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions arising under applicable securities laws, including the Securities Act of 1933, as amended (the "Securities Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act or other applicable securities laws; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the opinion of counsel to the Holder, in form and substance reasonably satisfactory to Issuer; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     The Holder understands and agrees that the Option is being issued to the Holder pursuant to the registration and prospectus exceptions in paragraph 35(1) and clause 72(1)(b) of the Securities Act (Ontario) (the "Ontario Act") and that the resale of the Option or Common Stock issued upon exercise of the Option is restricted by the provisions of the Ontario Act and other applicable Canadian securities legislation.

     (j) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (f) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Covenants of Issuer. In addition to its other agreements and covenants herein, Issuer agrees:

     (a) that it shall at all times maintain, free from any subscriptive or preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights of third parties to purchase Common Stock from Issuer or to cause Issuer to issue shares of Common Stock;

     (b) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; and

     (c) promptly to take all action (i) as may from time to time be required (including complying with all applicable notification, filing reporting and waiting period requirements under HSR or otherwise, and cooperating fully with the Holder in preparing any applications or notices and providing such information to any regulatory authority as it may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto, and (ii) as may from time to time be required to protect the rights of the Holder against dilution.

     4. Exchange; Replacement. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by any person other than the holder of the new Agreement.

     5. Adjustments. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to
Section 1 hereof, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

     (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 19.9% of the number of shares of Common Stock then issued and outstanding.

     (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

     6. Registration. (a) Upon the occurrence of any Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, subject to Section 6(d) hereof, at the request of Grantee delivered within twelve (12) months (or such later period as provided in Section 10 hereof) of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the Securities Act covering this Option and any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement promptly to become effective and then to remain effective for a period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary, in the judgment of the Grantee or the Holder, to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced to the extent necessary to eliminate such condition; provided, however, that if such reduction occurs (including a reduction to zero), then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur and the Holder shall be deemed not to have made an additional registration demand and the twelve (12) month period referred to in the first sentence of this section shall be increased to twenty-four (24) months. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

     (b) In the event that Grantee so requests, the closing of the sale or other disposition of the Common Stock or other securities pursuant to a registration statement filed pursuant to Section 6(a) hereof shall occur substantially simultaneously with the exercise of the Option.

     (c) If the Common Stock or the class of any other securities to be acquired upon exercise of the Option are then listed on the Nasdaq National Market of The Nasdaq Stock Market, Inc. ("Nasdaq") or any national securities exchange, Issuer, upon the request of the Holder, shall promptly file an application to list the Common Stock or other securities to be acquired upon exercise of the Option on Nasdaq or such exchange and will use its reasonable best efforts to obtain approval of such listing as soon as practicable.

     (d) Issuer may delay any registration of the Option or Option Shares required pursuant to Section 6(a) hereof for a period not in excess of 90 days if, in the reasonable good faith judgment of Issuer, such registration would materially and adversely affect a proposed merger, consolidation or similar transaction (including through the premature disclosure thereof) or offering or contemplated offering of other securities by Issuer.

     7. Repurchase of Option and/or Option Shares. (a) At any time commencing upon the occurrence of a Repurchase Event (as defined in Section 7(d) hereof) and ending twelve (12) months thereafter, (i) at the request of the Holder, delivered in writing prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised, and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered in writing prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market /offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender or exchange offer therefor has been made and has been consummated or remains outstanding,
(ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest average closing price for shares of Common Stock for any 20 trading day period within the three-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or a majority of the consolidated assets of Issuer, the sum of the net price paid in such sale for such assets and the current market value of the remaining net assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock outstanding at the time of such sale, which determination, absent manifest error, shall be conclusive for all purposes of this Agreement. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer, which determination, absent manifest error, shall be conclusive for all purposes of this Agreement.

     (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this
Section 7. Prior to the later of (x) the date that is five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto and (y) the day on which a Repurchase Event occurs, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Option and/or the Option Shares in full, Issuer shall promptly so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly
(i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or
(B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred less than 30 days prior to the date of the notice by Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30-day period after the date of the Exercise Termination Event or the notice date, respectively.

     (d) For purposes of this Section 7, a Repurchase Event shall be deemed to have occurred (i) upon the consummation of any merger, consolidation or similar transaction involving Issuer or any purchase, lease or other acquisition of all or a majority of the assets of Issuer on a consolidated basis, other than any such transaction which would not constitute an Acquisition Transaction pursuant to the proviso to Section 2(b)(i) hereof or (ii) upon the acquisition by any person of beneficial ownership of 50% or more of the then outstanding shares of Common Stock; provided that no such event shall constitute a Repurchase Event unless a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event. The parties hereto agree that Issuer's obligations to repurchase the Option or Option Shares under this Section 7 shall not terminate upon the occurrence of an Exercise Termination Event unless no Subsequent Triggering Event shall have occurred prior to the occurrence of an Exercise Termination Event.

     8. Substitute Option. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or any of its Subsidiaries (collectively, "Excluded Persons") and Issuer shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than an Excluded Person, to merge into Issuer and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than an Excluded Person, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

     (b)  The following terms have the meanings indicated:

          (i) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving or acquiring person, and (iii) the transferee of all or substantially all of Issuer's assets.

          (ii) "Substitute Shares" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or other persons similarly responsible for direction of the business and affairs) of the issuer of the Substitute Option.

          (iii) "Assigned Value" shall mean the market/offer price as defined in Section 7.

          (iv) "Average Price" shall mean the average closing price per Substitute Share, on the principal trading market on which such shares are traded as reported by a recognized source, for the 20 trading day period immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the Substitute Shares on such market on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible to the terms of the Option and (to the extent permitted by applicable law) in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9 hereof), which agreement shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of Substitute Shares as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a) hereof, divided by the Average Price. The exercise price of the Substitute Option per Substitute Share shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of
Section 8(a) hereof and the denominator of which shall be the number of Substitute Shares for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the number of shares purchasable upon exercise of the Substitute Option exceed 19.9% of the Substitute Shares then issued and outstanding at the time of exercise (without giving effect to Substitute Shares issued or issuable under the Substitute Option). In the event that the Substitute Option would be exercisable for more than 19.9% of the Substitute Shares then issued and outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option

(the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee (or, if Grantee is not then the Holder owning Options with respect to the largest number of Shares, the largest Holder) and reasonably acceptable to Issuer, which determination, absent manifest error, shall be conclusive for all purposes of this Agreement.

     (f) In addition to any other restrictions or covenants, Issuer agrees that it shall not enter or agree to enter into any transaction described in Section 8(a) hereof unless (i) the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and (ii) the Substitute Option Issuer agrees to comply with this
Section 8 and agrees to take all action necessary to prevent the exercise of any rights of any holder of Substitute Shares or shares of capital stock of any successor to the Substitute Option Issuer that any holder of the Substitute Option (each such person being referred to herein as a "Substitute Option Holder") or any holder of Substitute Shares (each such person being referred to herein as a "Substitute Share Owner") purchased upon exercise of the Substitute Option by a Substitute Option Holder would be prohibited or precluded from exercising or the exercise of which would adversely affect the rights of any Substitute Option Holder under the agreement for such Substitute Option or the transactions contemplated by the Merger Agreement.

     9. Repurchase of Substitute Option. (a) At the written request of a Substitute Option Holder, the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option multiplied by the number of Substitute Shares for which the Substitute Option may then be exercised, and at the request of the Substitute Share Owner, the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest average closing price for Substitute Shares for any 20 trading day period within the three-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

     (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective rights to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this
Section 9. As promptly as practicable and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall promptly so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five (5) business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 is prohibited under applicable law or regulation from delivering to the
                                       B-9
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Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the
Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of Substitute Shares obtained by multiplying the number of Substitute Shares for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred less than 30 days prior to the date of the notice by the Substitute Option Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Substitute Option Holder shall nevertheless have the right to exercise the Substitute Option until the expiration of such 30-day period after the date of the Exercise Termination Event or the notice date, respectively.

     10. Extension. The period for exercise of certain rights under Sections 2, 6, 7, 9 and 12 hereof shall be extended: (i) to the extent necessary to obtain all governmental and regulatory approvals for the exercise of such rights (for so long as the Holder, Substitute Option Holder or Substitute Share Owner, as the case may be, is using its reasonable best efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods;
(ii) during any period for which an injunction or similar legal prohibition on exercise shall be in effect; (iii) to the extent necessary to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise; and (iv) by the number of days by which Issuer shall have delayed any registration pursuant to Section 6(d) hereof.

     11. Representations and Warranties. (a) Issuer hereby represents and warrants to Grantee as follows:

          (i) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer and constitutes a valid and legally binding obligation of Issuer enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles, whether such principles are considered at law or in equity).

          (ii) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

          (iii) The execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of or a default under, its articles or certificate of incorporation or by-laws, or the comparable governing instruments of any of its subsidiaries, or (ii) a breach or violation of or a

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     default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, except where such breach, violation or default would not in the aggregate have a Material Adverse Effect (as defined in the Merger Agreement) and would not materially impair Issuer's ability to consummate the transactions contemplated by this Agreement.

     (b) Grantee hereby represents and warrants to Issuer that Grantee has full corporate power and authority to enter into this Agreement and, subject to obtaining the approvals referred to in this Agreement, to consummate the transactions contemplated by this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee; and this Agreement has been duly executed and delivered by Grantee and constitutes a valid and legally binding obligation of Grantee enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles, whether such principles are considered at law or in equity).

     12. Assignment. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within twelve (12) months following such Subsequent Triggering Event (or such later period as provided in Section 10 hereof) provided that the assignee executes a supplement to this Agreement agreeing to be bound by this Agreement's terms.

     13. Filings; Other Actions. Each of Grantee and Issuer will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and regulatory and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, notices and filings under HSR.

     14. Best Efforts. Each of Grantee and Issuer will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary for the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on Nasdaq upon official notice of issuance.

     15. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

     16. Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer or Substitute Option Issuer, as applicable, is not permitted to repurchase pursuant to Section 7 or 9 hereof, as applicable, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     17. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement or such other address as shall be provided in writing.

     18. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles thereof.

     19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

     20. Expenses. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     21. Entire Agreement. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     22. Limitation on Profit. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $16.5 million and, if it otherwise would exceed this amount, the Grantee, at its sole election, shall either (i) reduce the number of shares of Common Stock subject to this Option (or the number of shares of common stock of the Substitute Option Issuer subject to this Substitute Option, as the case may
be), (ii) deliver to the Issuer (or Substitute Option Issuer) for cancellation Option Shares (or Substitute Shares) previously purchased by Grantee, (iii) pay cash to the Issuer (or Substitute Option Issuer), or (iv) any combination thereof, so that Grantee's realized Total Profit shall not exceed $16.5 million after taking into account the foregoing actions; provided, that the amounts referred to in this Section 22(a) shall be reduced by any amount received by Grantee in respect of the Termination Fee pursuant to Section 8.02(b)(ii) of the Merger Agreement.

     (b) Notwithstanding any other provision of this Agreement, this Option (or Substitute Option) may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) which would exceed $16.5 million; provided, that nothing in this sentence shall restrict any exercise of the Option (or Substitute Option) permitted hereby on any subsequent date; and provided further that the amount referred to in this
Section 22(b) shall be reduced by any amount received by Grantee in respect of the Termination Fee pursuant to Section 8.02(b)(ii) of the Merger Agreement.

     (c) As used in this Agreement, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i)(x) the amount received by Grantee and any other Holder or Substitute Option Holder pursuant to Issuer's repurchase of the Option (or any portion thereof) or any Option Shares in accordance with Section 7, or pursuant to Substitute Option Issuer's repurchase of the Substitute Option (or any portion thereof) or any Substitute Shares in accordance with Section 9, less, in the case of any repurchase of Option Shares or Substitute Shares, (y) the Grantee's and any other Holder's or Substitute Option Holder's purchase price for such Option Shares or Substitute Shares, as the case may be, (ii)(x) the net cash amounts (and the fair market value of any other consideration) received by Grantee and any other Holder or Substitute Option Holder pursuant to the sale of Option Shares or Substitute Shares (or any other securities into which such Option Shares or Substitute Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's (or any other Holder's or Substitute Option Holder's) purchase price of the Option Shares or Substitute Shares, and (iii) the net cash amounts (and the fair market value of any other consideration) received by Grantee (or any other Holder or Substitute Option Holder) on the transfer of the Option or Substitute Option (or any portion thereof) to any unaffiliated party. In the case of clauses (ii)(x) and (iii) above, the Grantee and any Holder or Substitute Option Holder agree to furnish as promptly as reasonably practicable after any disposition of all or a portion of the Option or Option Shares or of the Substitute Option or Substitute Shares a complete and correct statement, certified by a responsible executive officer or partner of the Grantee or Holder or Substitute Option Holder, of the net cash amounts (and the fair market value of any other consideration) received in connection with any sale or transfer of the Option or Option Shares or of the Substitute Option or Substitute Shares.

     (d) As used in this Agreement, the term "Notional Total Profit" with respect to any number of shares as to which Grantee and any other Holder or Substitute Option Holder may propose to exercise this Option or Substitute Option shall be the Total Profit determined as of the date of this proposal assuming that this Option or Substitute Option were exercised on such date for this number of shares and assuming that such shares, together with all other Option Shares or Substitute Shares held by Grantee and any other Holders or Substitute Option Holders and their respective affiliates as of such date, were sold for cash at the closing market price for the Common Stock (or the common stock of the Substitute Option Issuer, as the case may be) as of the close of business on the preceding trading day (less customary brokerage commissions).

     23. Captions; Capitalized Terms. The section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                          NORTEL NETWORKS CORPORATION

                                          By: /s/ FRANK A. DUNN

                                          --------------------------------------
                                              Name: Frank A. Dunn
                                              Title: Senior Vice-President and
                                                     Chief Financial Officer

                                          By: /s/ NICHOLAS J. DEROMA

                                          --------------------------------------
                                              Name: Nicholas J. DeRoma
                                              Title: Senior Vice-President and
                                                     General Counsel

                                          PERIPHONICS CORPORATION

                                          By: /s/ PETER J. COHEN

                                          --------------------------------------
                                              Name: Peter J. Cohen
                                              Title: CEO

                                                                         ANNEX C

                             STOCKHOLDERS AGREEMENT

     This STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of August 24, 1999, is entered into by and among Peter J. Cohen, George W. Cole, Richard A. Daniels, Kevin J. O'Brien and Jayandra Patel (each a "Stockholder Party") and Nortel Networks Corporation, a corporation organized under the laws of Canada ("Nortel").

     WHEREAS, simultaneously with the execution of this Agreement, Nortel, North Subsidiary, Inc., a wholly owned subsidiary of Nortel ("Sub"), and Periphonics Corporation, a corporation organized under the laws of Delaware (the "Company"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") providing, among other things, for either the Merger of Sub with and into the Company or the Merger of the Company with and into Sub (the "Merger"); and

     WHEREAS, as of the date hereof, each Stockholder Party is the Beneficial Owner (as defined below) of, and has the sole right to vote and dispose of, the shares of common stock, par value $0.01 per share of the Company ("Common Stock"), set forth in Schedule A (the "Owned Shares"); and

     WHEREAS, as an inducement and a condition to their entering into the Merger Agreement and incurring the obligations set forth therein, Nortel has required that each Stockholder Party enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein and in the Merger Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Certain Definitions. Capitalized terms used but not defined in this Agreement are used in this Agreement with the meanings given to such terms in the Merger Agreement. In addition, for purposes of this Agreement:

     "Affiliate" means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this Agreement, with respect to any Stockholder Party, "Affiliate" shall not include the Company and the Persons that directly, or indirectly through one or more intermediaries, are controlled by the Company.

     "Alternative Transaction" has the meaning set forth in Section 2(b) hereof.

     "Beneficially Owned" or "Beneficial Ownership" with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, disregarding the phrase "within 60 days" in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all Affiliates of such Person and all other Persons with whom such Person would constitute a "Group" within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

     "Beneficial Owner" with respect to any securities means a Person who has Beneficial Ownership of such securities.

     "Company Meeting" has the meaning set forth in Section 3 hereof.

     "Proposed Business Combination" means the transactions contemplated by the Merger Agreement.

     "Transfer" means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, "Transfer" shall have a correlative meaning.

     2.  No Disposition or Solicitation.

     (a) Each Stockholder Party agrees that from and after the date hereof, except as contemplated by this Agreement, he will not Transfer or agree to Transfer any Common Stock Beneficially Owned by him other than with Nortel's prior written consent, or grant any proxy or power-of-attorney with respect to any such Common Stock other than pursuant to this Agreement; provided, that nothing in this Section 2(a) shall prohibit any Stockholder Party from effecting any Transfer of Common Stock Beneficially Owned by him (i) by will or applicable laws of descent and distribution or (ii) to any member of the immediate family of such Stockholder Party, or any trust, limited partnership or other similar entity the Beneficial Ownership of which is held by the Stockholder Party or such family members (each a "Permitted Transferee"), so long as such Permitted Transferee agrees in writing, in form and substance reasonably satisfactory to Nortel, to be bound by the terms of this Agreement to the same extent as such Stockholder Party is bound.

     (b) Each Stockholder Party agrees that from and after the date hereof, except as contemplated by this Agreement or, solely in his capacity as an officer or director of the Company, as permitted by the Merger Agreement, he and his Affiliates and representatives, will not directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, or provide any non-public information to, any Person relating to, or otherwise facilitate any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any of its subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company or any of its subsidiaries other than the Proposed Business Combination (an "Alternative Transaction").

     (c) Each Stockholder Party agrees that unless required by applicable law, neither he nor any of his Affiliates shall make any press release, public announcement or other communication with respect to Nortel or the business or affairs of the Company, including this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Nortel.

     3. Stockholder Vote; Offer. Each Stockholder Party agrees that (i) at such time as the Company conducts a meeting of or otherwise seeks a vote or consent of its stockholders for the purpose of approving the Merger Agreement and the Merger (such meeting or any adjournment thereof, or such consent process, the "Company Meeting"), he will vote, or provide a consent with respect to, all Common Stock (including the Owned Shares) then Beneficially Owned by him over which he has voting power ("Voting Shares") in favor of the Merger Agreement and the Merger, provided that he shall not be required to vote for, or provide a consent with respect to, any action that would reduce the number of Nortel Common Shares to be received by him in respect of his Common Stock in the Merger, and (ii) he will (at any meeting of stockholders) vote his Voting Shares against, and he will not consent to, any Alternative Transaction or any action that would delay, prevent or frustrate the transactions contemplated by the Merger Agreement.

     Without limiting the foregoing, it is understood that the obligations under clause (i) above shall remain applicable in respect of each meeting of stockholders of the Company duly called for the purpose of approving the Merger Agreement and the Merger regardless of the position of the Company Board as to the Merger at the time of such meeting, and that the obligations under clause
(ii) above shall continue to the extent set forth in Section 10.

     4. Reasonable Efforts to Cooperate. Each Stockholder Party will (a) use all reasonable efforts to cooperate with the Company, Nortel and Sub in connection with the transactions contemplated by the Merger Agreement, (b) promptly take such actions as are necessary or appropriate to consummate such transactions and (c) provide any information reasonably requested by the Company, Nortel or Sub for any regulatory application or filing made or approval sought for such transactions (including filings with the SEC).

     5. Additional Stock. Each Stockholder Party agrees that any additional shares of Common Stock acquired by him or over which he acquires Beneficial Ownership, whether pursuant to existing stock option agreements, warrants or otherwise, shall be subject to the provisions of this Agreement.

     6.  Irrevocable Proxy.  (i)  In furtherance of the agreements contained in
Section 3 of this Agreement, each Stockholder Party hereby irrevocably grants to, and appoints, Nortel and J.A. Roth, Vice Chairman and

Chief Executive Officer of Nortel, F.A. Dunn, Senior Vice President and Chief Financial Officer of Nortel, and W.R. Kerr, Senior Vice President, Finance and Business Development, of Nortel, in their respective capacities as officers of Nortel, and any individual who shall hereafter succeed to any such office of Nortel, and each of them individually, such Stockholder Party's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder Party, to vote all Voting Shares Beneficially Owned by such Stockholder Party, or grant a consent or approval in respect of such Voting Shares, or execute and deliver a proxy to vote such Voting Shares,
(x) subject to the proviso set forth in clause (i) of the first paragraph of
Section 3, in favor of the Merger and the Merger Agreement and approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement and (y) against any Alternative Transaction or any other matter referred to in clause (ii) of the first sentence of Section 3 hereof.

     (ii) Each Stockholder Party represents and warrants to Nortel that any proxies heretofore given in respect of his Voting Shares are not irrevocable, and hereby revokes any such proxies.

     (iii) Each Stockholder Party hereby affirms that the irrevocable proxy set forth in this Section 6 is given in connection with, and in consideration of, the execution of the Merger Agreement by Nortel and Sub, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder Party under this Agreement. Each Stockholder Party hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such Stockholder Party hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 218 of the Delaware General Corporation Law. The proxy granted in this Section 6 shall remain valid until terminated pursuant to Section 10 hereof or until earlier terminated with respect to shares of Common Stock that are Transferred in accordance with this Agreement.

     7. Covenant of Stockholder Parties. Each Stockholder Party agrees that he will take all action necessary to (i) permit (a) his Owned Shares to be acquired in the Merger and (b) the voting of his Voting Shares in accordance with the terms of this Agreement and (ii) prevent creditors in respect of any pledge of his Owned Shares from exercising their rights under such pledge.

     8. Representations, Warranties and Covenants of Stockholder Parties. Each Stockholder Party hereby represents and warrants to, and agrees with, Nortel as follows:

     (a) Such Stockholder Party has all necessary power and authority and legal capacity to execute and deliver this Agreement and perform his obligations hereunder.

     (b) This Agreement has been duly and validly executed and delivered by such Stockholder Party and constitutes the valid and binding agreement of such Stockholder Party, enforceable against such Stockholder Party in accordance with its terms except to the extent limited by (i) applicable bankruptcy, insolvency or similar laws affecting creditors' rights or (ii) general equity principles, whether considered at law or in equity.

     (c) Each Stockholder Party is the sole Beneficial Owner of his Owned Shares. Each Stockholder Party has good and marketable title (which may include holding in nominee or "street" name) to all of his Owned Shares, free and clear of all liens, claims, options, proxies, voting agreements and security interests (other than as created by this Agreement and restrictions on Transfer under applicable securities laws). Except as set forth in Schedule A, the Owned Shares constitute all of the capital stock of the Company Beneficially Owned by such Stockholder Party and neither such Stockholder Party nor his Affiliates is the Beneficial Owner of, or has any right to acquire (whether currently upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock.

     (d) Neither the execution and delivery of this Agreement by each Stockholder Party nor the consummation of the transactions contemplated hereby will (i) conflict with, result in any violation of, require any consent under or constitute a default (whether with notice or lapse of time or both) by such Stockholder Party under any mortgage, bond, indenture, agreement, instrument or obligation to which such Stockholder Party is a party or by which such Stockholder Party or any of the Voting Shares is bound; (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body that is binding on such Stockholder Party; or (iii) constitute a violation by such Stockholder Party of any law or regulation of any jurisdiction.

     (e) Each Stockholder Party understands and acknowledges that Nortel and Sub are entering into the Merger Agreement in reliance upon such Stockholder Party's execution, delivery and performance of this Agreement. Each Stockholder Party acknowledges that his irrevocable proxy set forth in Section 6 is granted in consideration of the execution and delivery of the Merger Agreement by Nortel.

     9. Representations and Warranties of Nortel. Nortel represents and warrants to the Stockholder Parties that Nortel has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Nortel will not constitute a violation of, conflict with or result in a default under,
(i) any contract, understanding or arrangement to which Nortel is a party or by which it is bound or requires the consent of any other Person or any party pursuant thereto, (ii) any judgment, decree or order applicable to Nortel, or
(iii) any law, rule or regulation of any governmental body, in each case except for violations, conflicts or defaults that would not have a material adverse effect on the ability of Nortel to perform its obligations under this Agreement; and this Agreement constitutes a legal, valid and binding agreement on the part of Nortel, enforceable against Nortel in accordance with its terms, except as such enforceability may be limited by principles applicable to creditors' rights generally or governing the availability of equitable relief. The execution and delivery by Nortel of this Agreement and the consummation by Nortel of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Nortel and no other corporate proceedings on the part of Nortel are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Nortel.

     10. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate on the earlier of (a) the Effective Time; (b) the date upon which the Merger Agreement is terminated by the Company pursuant to Section 8.01(b) thereof (unless at such time Nortel would be entitled to terminate, or following the giving of notice and lapse of time would be entitled to terminate, the Merger Agreement); and (c) 30 days following the termination of the Merger Agreement other than as set forth in (b) above; provided, however, that the term of this Agreement shall be extended by a period of days equal to the duration of any temporary or permanent order, writ or injunction issued by a court of competent jurisdiction that invalidates, impedes or enjoins the operation or enforcement of this Agreement, the Merger Agreement or any agreement contemplated hereby or thereby or entered into in connection herewith or therewith.

     11.  Miscellaneous.

     (a) This Agreement represents the entire understanding of the parties hereto with reference to the subject matter hereof and supersedes any and all other oral or written agreements and understandings among the parties heretofore made.

     (b) Each Stockholder Party agrees that this Agreement and the respective rights and obligations of such Stockholder Party hereunder shall attach to any Common Stock, and any securities convertible into such shares, that may become Beneficially Owned by such Stockholder Party.

     (c) Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     (d) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors, personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, that Nortel may assign any or all rights under this Agreement to Sub or any other Subsidiary. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     (e) This Agreement may not be amended, changed, supplemented, or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto; provided, that Nortel may waive compliance by any other party with any representation, agreement or condition otherwise required to be complied with by any other party under this Agreement or release any other party from its obligations under this Agreement, but any such waiver or release shall be effective only if in writing executed by Nortel.

     (f) All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the address for such party set forth below.

          (i) If to a Stockholder Party, to such Stockholder Party at the address set forth beside its name on Schedule A hereto with a copy to:

       Fried, Frank, Harris, Shriver & Jacobson
       1001 Pennsylvania Avenue
       Suite 800
       Washington, DC 20004
       Attention: Stephen I. Glover, Esq.
       Fax: (202) 639-7008
       Phone: (202) 639-7000

          and another copy to:

       Ruskin, Moscou, Evans & Faltischek, P.C.
       170 Old Country Road
       Mineola, New York 11501
       Attention: Norman Friedland, Esq.
       Fax: (516) 663-6601
       Phone: (516) 663-6600

          If to Nortel, to:

       Nortel Networks Corporation
       8200 Dixie Road, Suite 100
       Brampton, Ontario
       Canada L6T 5P6
       Attention: Corporate Secretary
       Fax: (905) 863-8386
       Phone: (905) 863-0000

          With a copy to:

       Cleary, Gottlieb, Steen & Hamilton
       One Liberty Plaza
       New York, New York 10006
       Attention: Victor I. Lewkow, Esq.
       Fax: (212) 225-3999
       Phone: (212) 225-2370

or to such other address or facsimile number as the Person to whom notice is given shall have previously furnished to the others in writing in the manner set forth above.

     (g) If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

     (h) Each Stockholder Party acknowledges and agrees that in the event of any breach of this Agreement, Nortel would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that
(a) each Stockholder Party will waive, in any action for specific performance, the defense of adequacy of a remedy at law, and (b) Nortel shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance of this Agreement.

     (i) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     (j) This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York.

     (k) The section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     (l) This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

     12. Stockholder Capacity. No Stockholder Party executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. Each Stockholder Party signs solely in his capacity as the record holder and/or beneficial owner of the Owned Shares and Voting Shares, and nothing herein shall limit or affect any actions taken or omitted to be taken by a Stockholder Party in his capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement.

     13. Further Assurances. From time to time, at Nortel's reasonable request and without further consideration, each Stockholder Party shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                      /s/ PETER J. COHEN
                                      ------------------------------------------
                                      Peter J. Cohen

                                      /s/ GEORGE W. COLE
                                      ------------------------------------------
                                      George W. Cole

                                      /s/ RICHARD A. DANIELS
                                      ------------------------------------------
                                      Richard A. Daniels

                                      /s/ KEVIN J. O'BRIEN
                                      ------------------------------------------
                                      Kevin J. O'Brien

                                      /s/ JAYANDRA PATEL
                                      ------------------------------------------
                                      Jayandra Patel

                                      NORTEL NETWORKS CORPORATION

                                      By: /s/ FRANK A. DUNN
                                         ---------------------------------------
                                          Name: Frank A. Dunn
                                          Title:  Senior Vice-President and
                                                  Chief Financial Officer

                                      By: /s/ NICHOLAS J. DEROMA
                                         ---------------------------------------
                                          Name: Nicholas J. DeRoma
                                          Title:  Senior Vice-President and
                                                  General Counsel

                                                                      SCHEDULE A

                              STOCKHOLDER PARTIES

NAME                             SHARES                                  ADDRESS
----                             ------                                  -------
Peter J. Cohen                   Owned Shares: 394,986(1)                c/o Periphonics Corporation
                                 Other Voting Shares: 0                  4000 Veterans Memorial Highway
                                 Total: 394,986                          Bohemia, NY 11756
                                                                         Fax: (516) 467-1755
George W. Cole                   Owned Shares: 345,528                   c/o Periphonics Corporation
                                 Other Voting Shares: 0                  4000 Veterans Memorial Highway
                                 Total: 345,528                          Bohemia, NY 11756
                                                                         Fax: (516) 467-1755
Richard A. Daniels               Owned Shares: 0                         c/o Periphonics Corporation
                                 Other Voting Shares: 399,498(2)         4000 Veterans Memorial Highway
                                 Total: 399,498                          Bohemia, NY 11756
                                                                         Fax: (516) 467-1755
Kevin J. O'Brien                 Owned Shares: 230,352                   c/o Periphonics Corporation
                                 Other Voting Shares: 0                  4000 Veterans Memorial Highway
                                 Total: 230,352                          Bohemia, NY 11756
                                                                         Fax: (516) 467-1755
Jayandra Patel                   Owned Shares: 421,444                   c/o Periphonics Corporation
                                 Other Voting Shares: 0                  4000 Veterans Memorial Highway
                                 Total: 421,444                          Bohemia, NY 11756
                                                                         Fax: (516) 467-1755
                                 Aggregate Owned Shares: 1,392,310
                                 Aggregate Other Voting Shares: 399,498
                                 Aggregate Total: 1,791,808

---------------

(1)  130,160 shares owned jointly with wife.

(2) 66,500 shares held in grant for brother. 332,998 shares held in grant for children.

                                                                         ANNEX D

                                                                 August 23, 1999

Board of Directors
Periphonics Corporation
4000 Veterans Memorial Highway
Bohemia, NY 11716-0493

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to the common shareholders, other than Parent or any of its affiliates (the "Shareholders") of Periphonics Corporation (the "Company") of the Exchange Ratio, as defined below, contemplated by the draft Agreement and Plan of Merger dated as of August 23, 1999 (the "Merger Agreement") by and among the Company, Nortel Networks Corporation ("Parent") and SUB Inc., a wholly-owned subsidiary of Parent ("Purchaser").

     Pursuant to the terms of, and subject to the conditions of, the Merger Agreement, Purchaser will either be merged into the Company (the "Reverse Merger") or, at the Parent's request, the Company will be merged into the Purchaser (the "Forward Merger") in a merger (collectively, the "Merger") in which each of the outstanding shares of common stock of the Company ("Company Common") will be converted into the right to receive a fraction of a share, without par value, of common stock of the Parent ("Parent Common") based upon the Exchange Ratio. The Exchange Ratio is the fraction obtained by dividing $29.23 by the Average Parent Trading Price, as defined in the Merger Agreement, and rounding the result to the nearest hundredth; provided however, that if such fraction is less than .62, then the Exchange Ratio shall be .62, and if such fraction is more than .76, then the Exchange Ratio shall be .76.

     We have acted as financial advisor to the Company in connection with the Merger. In connection with our review of the Merger and the preparation of our opinion herein, we have: (a) reviewed the draft dated August 23, 1999 of the Merger Agreement; (b) reviewed the historical revenue, operating earnings, net income, and capitalization of both the Company, the Parent and certain other publicly held companies in businesses we believe to be comparable to the Company and the Parent; (c) reviewed certain financial and other information relating to the prospects of the Company provided to us by the Company's management; (d) reviewed certain financial projections for the Parent contained in securities analysts' research reports; (e) discussed the past and current operations and financial condition and prospects of the Company with senior executives of the Company and of the Parent with the Chief Financial Officer of the Parent; (f) reviewed the historical market prices and trading volume of the common stock of the Company and the Parent; (g) reviewed the financial terms, to the extent publicly available, of selected actual business combinations we believe to be relevant; and (h) performed such other analyses as we have deemed appropriate. We were not requested to, nor did we seek alternative participants for the proposed Merger.

     We have assumed the accuracy and completeness of all information reviewed by us and have not attempted to verify independently any of such information, nor have we made or obtained an independent valuation or appraisal of any of the assets or liabilities of the Company. With respect to Company's financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management. With respect to the financial projections of the Parent included in the securities analysts' research reports reviewed by us, we have assumed that the analyses contained in these reports were reasonably comprehensive and detailed and were based on assumptions about the trends influencing the Parent's financial results that were generally consistent with those of the Parent's management. We assume no responsibility for, and express no view as to, such forecasts or the assumptions on which they are based.

     Our opinion is necessarily based solely upon information available to us and business, market, economic and other conditions as they exist on, and can be evaluated as of, the date hereof. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion.

     In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by the Company and that obtaining the necessary regulatory approvals for the Merger will not have an adverse effect on the Company. We have assumed that the Merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended, and that the shares received by the Shareholder's will be freely tradable.

     William Blair & Company has been engaged in the investment banking business since 1935. We undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. For our services, including the rendering of this opinion, the Company will pay us a fee, which is contingent upon consummation of the Merger, and indemnify us against certain liabilities. William Blair & Company has provided investment banking and financial advisory services to the Company in the past for which we have received customary compensation.

     We are expressing no opinion herein as to the price at which the Company Common or Parent Common will trade at any future time or as to the effect of the Merger on the trading price of the Parent Common. Such trading prices may be effected by a number of factors, including but not limited to (i) dispositions of the Company Common or Parent Common by stockholders, (ii) changes in prevailing interest rates and other factors which generally influence the price of securities, (iii) adverse changes in the current capital markets, (iv) the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of the Company or Parent, (v) any necessary actions by or restrictions of federal, state or other governmental agencies or regulatory authorities, and (vi) timely completion of the Merger on terms and conditions that are acceptable to all parties at interest.

     Our engagement and the opinion expressed herein are solely for the benefit of the Company's Board of Directors and are not on behalf of, and are not intended to confer rights or remedies upon the Company, Shareholders of the Company or any other person. It is understood that this letter may not be disclosed or otherwise referred to without our prior written consent, except that this opinion may be included in a proxy statement mailed to Shareholders by the Company with respect to the Merger and the Form S-4 to be filed with the Securities and Exchange Commission in connection with the Merger. Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of August 23, 1999, the Exchange Ratio is fair, from a financial point of view, to the Shareholders.

                                        Very truly yours,

                                        /s/ WILLIAM BLAIR & COMPANY, L.L.C.

                                        WILLIAM BLAIR & COMPANY, L.L.C.

PROXY


                            PERIPHONICS CORPORATION
                         4000 Veterans Memorial Highway
                               Bohemia, NY  11716

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned, revoking all previous proxies, hereby appoints Peter J. Cohen, Jayandra Patel and Kevin J. O'Brien, and each of them, proxies with power of substitution to each, for and in the name of the undersigned to vote all shares of Common Stock of Periphonics Corporation (the "Company"), held of record by the undersigned on October 1, 1999 which the undersigned would be entitled to vote if present at the Annual Meeting of Stockholders of the Company to be held on November 10, 1999, at 10:00 a.m. at The Wyndham Wind Watch Hotel, Hauppauge, New York 11788, and any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting.

The undersigned acknowledges receipt of the Notice of Annual Meeting, Proxy Statement/Prospectus and the Company's 1999 Annual Report.

         PLEASE SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY PROMPTLY
                           IN THE ENCLOSED ENVELOPE.


                                                                     SEE REVERSE
                                                                         SIDE

[X] Please mark your
    votes as in this
    example


2. The election of two                   FOR                   WITHHOLD
Class II directors to hold     all nominees listed below   Authority to vote   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
office until the merger is     (except as marked to the    for all nominees    DIRECTORS and when properly executed will be voted
completed or, if the               contrary below)           listed below      as directed herein. If no direction is given, this
merger is not completed,               [   ]                    [   ]          Proxy will be voted FOR Proposals 1, 2, 3, and 4.
until the 2002 annual                                                                                  FOR       AGAINST     ABSTAIN
meeting of stockholders                                                     1. The proposal to         [ ]         [ ]         [ ]
and until their                                                                approve and adopt the
respective successors                                                          Agreement and Plan
have been elected and                                                          of Merger by and
qualified.                                                                     among Nortel
                                                                               Networks Corporation,
                                                                               North Subsidiary, Inc.
(Instruction: To withhold authority to vote                                    (a wholly-owned
for an individual nominee strike a line                                        subsidiary of Nortel
through such  nominee's name in the list below)                                Networks Corporation),
                                                                               and Periphonics
Richard A. Daniels                                                             Corporation dated as
Edward H. Blum                                                                 of August 24, 1999,
                                                                               and to approve the
                                                                               merger and other
                                                                               transactions described
                                                                               in the merger agreement
                                                                               and as described in the
                                                                               proxy
                                                                               statement/prospectus.

                                                                            3. The ratification of the  [ ]        [ ]         [ ]
                                                                               selection of Deloitte
                                                                               & Touche LLP as
                                                                               Periphonics'
                                                                               independent auditors
                                                                               until the merger is
                                                                               completed or, if the
                                                                               merger is not
                                                                               completed, for the
                                                                               fiscal year ending
                                                                               May 31, 2000.

                                                                            4. In their discretion,     [ ]        [ ]        [ ]
                                                                               on such other matters
                                                                               as may properly come
                                                                               before the meeting.

                                                                           Please sign, date and return promptly in the enclosed
                                                                           envelope. No postage need be affixed if mailed in the
                                                                           United States.


Signature(s) _____________________________________________ Date ________________
Please sign exactly as name appears above. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian please list full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.